Prospectus Supplement to Prospectus dated December 27, 2006

                                  $348,117,559
                 (Approximate total of all offered certificates)

                Mortgage Pass-Through Certificates, Series 2006-2

                     HSI Asset Loan Obligation Trust 2006-2
                                 Issuing Entity

                      HSI Asset Securitization Corporation
                                    Depositor

                       HSBC Bank USA, National Association
                               Sponsor and Seller

                               CitiMortgage, Inc.
                                 Master Servicer

The trust will issue certificates including the following classes offered hereby:

o    17 classes of senior certificates

o    3 classes of subordinate certificates

As more fully described on the table on page vi of this prospectus supplement.

     Each class of certificates will receive monthly distributions of interest and/or principal, as described in this prospectus supplement. Distributions on the certificates will be made on the 25th day of each month, or if the 25th day is not a business day on the next business day, beginning in January 2007. Credit enhancement for the offered certificates includes subordination and loss allocation.

You should fully consider the risk factors beginning on page S-14 in this prospectus supplement and page 1 of the accompanying prospectus.

     The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, the trustee or any of their respective affiliates or any other party.

     This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

     The trust's main source of funds for making distributions on the certificates will be collections on a pool, divided into two loan groups, consisting of one-to-four family residential, conforming and non-conforming, fixed rate, first lien mortgage loans.

     We will not list the offered certificates on any national securities exchange or on any automated quotation system.

     HSBC Securities (USA) Inc., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the cut-off date. The net proceeds to HSI Asset Securitization Corporation from the sale of the offered certificates will be approximately 99.39% of the aggregate class certificate balance of the offered certificates plus accrued interest before deducting expenses. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking and Euroclear Bank, as operator of the Euroclear System, on or about December 28, 2006.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   [HSBC Logo]
           The date of this prospectus supplement is December 27, 2006

              Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     We provide information about the offered certificates for Series 2006-2 in two separate documents that progressively include more detail:

     o the accompanying prospectus dated December 27, 2006, which provides general information, some of which may not apply to the Series 2006-2 certificates.

     o this prospectus supplement, which describes the specific terms of the Series 2006-2 certificates.

     Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

     If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

     Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

     The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates, is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

     The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriter's obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriter's obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and none of the depositor, the master servicer or the underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor, the master servicer or the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                          For European Investors Only

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                United Kingdom

     The Underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                             TABLE OF CONTENTS

                            Prospectus Supplement

                                                                            Page
                                                                            ----
SUMMARY......................................................................S-1
RISK FACTORS................................................................S-14
GLOSSARY....................................................................S-25
THE MORTGAGE LOAN POOL......................................................S-25
  General...................................................................S-25
  Subgroups Relating to Loan Group I........................................S-25
  Subgroups Relating to Loan Group II.......................................S-26
  Historical Delinquency Information........................................S-29
  The Mortgage Loans........................................................S-30
  Credit Scores.............................................................S-32
  Primary Mortgage Insurance................................................S-32
STATIC POOL INFORMATION.....................................................S-33
AFFILIATIONS AND RELATIONSHIPS..............................................S-33
ADDITIONAL INFORMATION......................................................S-34
THE YIELD MAINTENANCE AGREEMENT PROVIDER....................................S-34
UNDERWRITING GUIDELINES.....................................................S-35
  General...................................................................S-35
  Underwriting criteria of American Home Mortgage Corp......................S-35
  Underwriting criteria of Wachovia Mortgage Corporation....................S-38
  Underwriting criteria of Countrywide Home Loans, Inc......................S-41
  Underwriting criteria of HSBC Mortgage Corporation (USA)..................S-45
ASSIGNMENT OF THE MORTGAGE LOANS............................................S-47
  General...................................................................S-47
  Delivery of Mortgage Loan Documents.......................................S-47
  Representations and Warranties Relating to the Mortgage Loans.............S-49
DESCRIPTION OF THE CERTIFICATES.............................................S-53
  General...................................................................S-53
  Book-Entry Registration...................................................S-55
  Definitive Certificates...................................................S-59
  Payments on the Mortgage Loans............................................S-59
  Distributions.............................................................S-61
  Interest Distributions....................................................S-61
  Determination of LIBOR....................................................S-63
  Principal Distributions on the Senior Certificates........................S-64
  Limited Cross-Collateralization...........................................S-66
  Principal Distributions on the Subordinate Certificates...................S-67
  Allocation of Losses; Subordination.......................................S-70
  Reports to Certificateholders.............................................S-73
FEES AND EXPENSES OF THE TRUST..............................................S-74
ADMINISTRATION OF THE TRUST.................................................S-75
  Servicing and Administrative Responsibilities.............................S-75
  Trust Accounts............................................................S-77
  Example of Distributions..................................................S-78
THE SPONSOR AND SELLER......................................................S-79
  Securitization Program....................................................S-80
THE DEPOSITOR...............................................................S-81
THE MASTER SERVICER.........................................................S-82
  General...................................................................S-82
  Master Servicer...........................................................S-82
  Compensation of the Master Servicer.......................................S-83
  Indemnification and Third Party Claims....................................S-83
  Limitation of Liability of the Master Servicer............................S-84
  Assignment or Delegation of Duties by the Master Servicer; Resignation....S-84
  Master Servicer Events of Default; Waiver; Termination....................S-85
  Assumption of Master Servicing by Trustee.................................S-86
THE SERVICERS...............................................................S-87
  General...................................................................S-87
  Servicing Experience and Procedures of HSBC Mortgage Corporation (USA)....S-87
  Servicing Experience and Procedures of Wells Fargo Bank, N.A..............S-91
  Servicing Experience and Procedures of Wachovia Mortgage Corporation......S-93
  Servicing Experience and Procedures of Countrywide Home Loans Servicing
    LP......................................................................S-94
THE SECURITIES ADMINISTRATOR................................................S-97
THE CUSTODIAN...............................................................S-98
THE TRUSTEE.................................................................S-98
MORTGAGE LOAN SERVICING.....................................................S-99

  General...................................................................S-99
  Servicing Compensation and Payment of Expenses............................S-99
  P&I Advances..............................................................S-99
  Servicing Advances........................................................S-99
  Recovery of Advances.....................................................S-100
  Prepayment Interest Shortfalls...........................................S-100
  Collection and Other Servicing Procedures................................S-101
  Hazard Insurance.........................................................S-101
  Realization Upon Defaulted Mortgage Loans................................S-102
  Removal and Resignation of a Servicer....................................S-102
  Evidence as to Compliance................................................S-103
THE POOLING AND SERVICING AGREEMENT........................................S-104
  The Issuing Entity.......................................................S-104
  Termination; Optional Clean-up Call......................................S-105
  Resignation and Removal of the Trustee...................................S-106
  Certain Matters Regarding the Depositor, the Securities
    Administrator and the Trustee..........................................S-106
  Amendment................................................................S-107
  The Yield Maintenance Agreement..........................................S-107
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-108
  Structuring Assumptions..................................................S-108
  General..................................................................S-110
  Defaults.................................................................S-110
  Prepayment Considerations and Risks......................................S-110
  Realized Losses and Interest Shortfalls..................................S-112
  Weighted Average Lives of the Offered Certificates.......................S-113
  Decrement Tables.........................................................S-113
  Inverse Floater Certificate Yield Considerations.........................S-120
  Class PO Certificate and Class IO Certificate Yield Considerations.......S-123
  Class B-2 and Class B-3 Certificate Yield Considerations.................S-125
  Final Scheduled Distribution Date........................................S-125
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-126
STATE AND OTHER TAX CONSEQUENCES...........................................S-129
ACCOUNTING CONSIDERATIONS..................................................S-129
ERISA CONSIDERATIONS.......................................................S-129
LEGAL INVESTMENT...........................................................S-130
UNDERWRITING...............................................................S-131
LEGAL MATTERS..............................................................S-131
RATINGS....................................................................S-132
GLOSSARY...................................................................S-133
ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS...........I-1
ANNEX II YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE.......................II-1
ANNEX A MORTGAGE LOAN STATISTICAL INFORMATION (collateral tables)............A-1

                                                   THE SERIES 2006-2 CERTIFICATES

                               Initial Principal Balance   Related   Related        Initial
Class                           or Notional Amount (1)    Loan Group Subgroup     Interest Rate            Designation
----------------------------  ------------------------- ------------------------ ------------------ ---------------------------
Offered Certificates:
Class I-A-1                          $17,337,000              1        I-1          6.00000%         Super
                                                                                                     Senior/Non-Accelerating(6)
Class I-A-2                          $40,672,000              1        I-1          6.00000%         Senior/Sequential
Class I-A-3                          $40,672,000              1        I-1          5.95000%         Super
                                                                                                     Senior/Sequential/Floater
Class I-A-4                          $40,672,000(2)           1        I-1          0.05000%         Senior/Notional/Inverse
                                                                                                     Floater
Class I-A-5                             $189,699              1        I-1          6.00000%         Senior/Sequential
Class I-A-6                           $3,047,000              1        I-1          6.00000%         Senior
                                                                                                     Support/Non-Accelerating(6)
Class I-A-7                         $118,943,983              1        I-2          5.72000%         Senior/Pass-Through/Floater
Class I-A-8                         $118,943,983(2)           1        I-2          1.28000%         Senior/Notional/Inverse
                                                                                                     Floater
Class I-A-9                          $34,065,691              1        I-3          5.65000%         Senior/Pass-Through/Floater
Class I-A-10                         $34,065,691(2)           1        I-3          1.85000%         Senior/Notional/Inverse
                                                                                                     Floater
Class I-A-11                         $24,845,192              1        I-4          5.55000%         Senior/Pass-Through/Floater
Class I-A-12                         $24,845,192(2)           1        I-4          2.45000%         Senior/Notional/Inverse
                                                                                                     Floater
Class I-IO                              $590,041(2)           1        I-4          6.00000%         Senior/Notional
Class I-PO                              $251,132(3)           1        I-1                (3)        Senior/Principal Only
Class II-A-1                         $54,156,905              2       II-1          5.50000%         Senior/Pass-Through
Class II-IO                           $6,991,827(2)           2       II-1          5.50000%         Senior/Notional
Class II-PO                              $18,382(3)           2       II-1                (3)        Senior/Principal Only
Class B-1                             $8,275,332             1.2       (5)          Variable Rate    Subordinate

Class B-2                             $3,527,027             1.2       (5)          Variable Rate    Subordinate

Class B-3                             $2,116,216             1.2       (5)          Variable Rate    Subordinate
Total Offered:                      $348,117,559
Non-Offered Certificates(4):
Class B-4                             $2,116,216             1.2       (5)          Variable Rate    Subordinate
Class B-5                             $1,763,513             1.2       (5)          Variable Rate    Subordinate
Class B-6                               $705,403             1.2       (5)          Variable Rate    Subordinate
Total Non-Offered:                    $4,585,132
Total:                              $352,702,691


                        Summary Interest Rate     Moody's
Class                           Formula            Rating    S&P Rating
--------------------- ------------------------ ------------ ------------
Offered Certificates:
Class I-A-1              Fixed                    Aaa         AAA

Class I-A-2              Fixed                    Aaa         AAA
Class I-A-3              LIBOR + 0.60%(7)         Aaa         AAA

Class I-A-4              5.40% - LIBOR(7)         Aaa         AAA

Class I-A-5              Fixed                    Aaa         AAA
Class I-A-6              Fixed                    Aaa         AAA

Class I-A-7              LIBOR + 0.37%(7)         Aaa         AAA
Class I-A-8              6.63% - LIBOR(7)         Aaa         AAA

Class I-A-9              LIBOR + 0.30%(7)         Aaa         AAA
Class I-A-10             7.20% - LIBOR(7)         Aaa         AAA

Class I-A-11             LIBOR + 0.20%(7)         Aaa         AAA
Class I-A-12             7.80% - LIBOR(7)         Aaa         AAA

Class I-IO               Fixed                    Aaa         AAA
Class I-PO               N/A                      Aaa         AAA
Class II-A-1             Fixed                    Aaa         AAA
Class II-IO              Fixed                    Aaa         AAA
Class II-PO              N/A                      Aaa         AAA
Class B-1                weighted average rate    Aa3         AA-
                         0.57687234%
Class B-2                weighted average rate    A3          A-
                         0.32687234%
Class B-3                weighted average rate    Baa2        BBB-
Total Offered:
Non-Offered
Certificates(4):
Class B-4                weighted average rate    NR          BB-
Class B-5                weighted average rate    NR          B-
Class B-6                          (8)            NR          NR
Total Non-Offered:
Total:

1    Approximate.  Subject to variance of plus or minus 5%.

2 Interest only certificates that will accrue interest on a notional amount. These certificates will not receive distributions of principal.

3 The Class I-PO and Class II-PO certificates are principal-only certificates and are not entitled to payment of interest.

4 The issuing entity will also issue the Class R certificates, which will represent the sole class of residual interests in each REMIC, and the Class P Certificates, which are entitled to receive any prepayment penalties collected on the mortgage loans.

5 The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates will be related to subgroups I-1, I-2, I-3, I-4 and II-1 and will receive a variable rate of interest based on the weighted average of the designated rates of each subgroup.

6 The Class I-A-1 and Class I-A-6 certificates will not receive principal payments at the same rate as the other Senior Certificates because principal payments generally will not be distributable to the Class I-A-1 and Class I-A-6 certificates until the Distribution Date in January 2012.

7 Subject to minimum and maximum rates as described in this prospectus supplement.

8 The Class B-6 Certificates will accrue interest at a per annum rate equal to (i) the weighted average of the designated rates applicable to subgroups I-1, I-2, I-3, I-4 and II-1 on the basis of the group subordinate amounts thereof plus ((0.57687234% multiplied by the Class Certificate Balance of the Class B-1 Certificates) plus (0.32687234% multiplied by the Class Certificate Balance of the Class B-2 Certificates)) divided by the Class Certificate Balance of the Class B-6 Certificates.

                                                       THE SERIES 2006-2 CERTIFICATES

                                                               Final Scheduled
                              Record       Delay/Accrual       Distribution           Minimum           Incremental
Class                         Date(1)       Period(2)           Date(3)           Denomination(4)      Denomination
--------------------------- ------------ ---------------- --------------------- ------------------- ----------------
Offered Certificates:
Class I-A-1                      DD           24 day          December 2036           $25,000               $1
Class I-A-2                      DD           24 day          December 2036           $25,000               $1
Class I-A-3                      DD            0 day          December 2036           $25,000               $1
Class I-A-4                      DD            0 day          December 2036           $25,000               $1
Class I-A-5                      DD           24 day          December 2036           $25,000               $1
Class I-A-6                      DD           24 day          December 2036           $25,000               $1
Class I-A-7                      DD            0 day          December 2036           $25,000               $1
Class I-A-8                      DD            0 day          December 2036           $25,000               $1
Class I-A-9                      DD            0 day          December 2036           $25,000               $1
Class I-A-10                     DD            0 day          December 2036           $25,000               $1
Class I-A-11                     DD            0 day          December 2036           $25,000               $1
Class I-A-12                     DD            0 day          December 2036           $25,000               $1
Class I-IO                       DD           24 day          December 2036           $25,000               $1
Class I-PO                       DD             N/A           December 2036           $25,000               $1
Class II-A-1                     DD           24 day          December 2021           $25,000               $1
Class II-IO                      DD           24 day          December 2021           $25,000               $1
Class II-PO                      DD             N/A           December 2021           $25,000               $1
Class B-1                        DD           24 day          December 2036           $25,000               $1
Class B-2                        DD           24 day          December 2036           $25,000               $1
Class B-3                        DD           24 day          December 2036           $25,000               $1

Non-Offered Certificates:

Class B-4                        CM           24 day          December 2036           $25,000               $1
Class B-5                        CM           24 day          December 2036           $25,000               $1
Class B-6                        CM           24 day          December 2036           $25,000               $1


Class                    CUSIP Number         ISIN Number
--------------------- ------------------- ------------------
Offered Certificates:
Class I-A-1              40431H AA 5         US40431HAA59
Class I-A-2              40431H AB 3         US40431HAB33
Class I-A-3              40431H AC 1         US40431HAC16
Class I-A-4              40431H AD 9         US40431HAD98
Class I-A-5              40431H AE 7         US40431HAE71
Class I-A-6              40431H AF 4         US40431HAF47
Class I-A-7              40431H AG 2         US40431HAG20
Class I-A-8              40431H AH 0         US40431HAH03
Class I-A-9              40431H AJ 6         US40431HAJ68
Class I-A-10             40431H AK 3         US40431HAK32
Class I-A-11             40431H AL 1         US40431HAL15
Class I-A-12             40431H AM 9         US40431HAM97
Class I-IO               40431H AN 7         US40431HAN70
Class I-PO               40431H AP 2         US40431HAP29
Class II-A-1             40431H AQ 0         US40431HAQ02
Class II-IO              40431H AR 8         US40431HAR84
Class II-PO              40431H AS 6         US40431HAS67
Class B-1                40431H AT 4         US40431HAT41
Class B-2                40431H AU 1         US40431HAU14
Class B-3                40431H AV 9         US40431HAV96

Non-Offered Certificates:

Class B-4                40431H AZ 0         US40431HAZ01
Class B-5                40431H BA 4         US40431HBA41
Class B-6                40431H BB 2         US40431HBB24

1 CM = For any distribution date, the last business day of the calendar month immediately preceding the distribution date. DD = For any distribution date, the close of business on the business day immediately preceding the distribution date.

2 24 Day = For any distribution date, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs. 0 Day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the calendar day immediately before the related distribution date.

3 Calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan included in the related subgroup occurs.

4 With respect to the initial European investors, the underwriters will only sell offered certificates in minimum total investment amounts of $100,000.

                                  SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor and Seller

         HSBC Bank USA, National Association, a national banking association and an affiliate of the depositor. The primary executive office of the sponsor and seller is 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6120. HSBC Bank USA, National Association acquired the mortgage loans from the originators and will sell them to the depositor on the closing date. See "The Sponsor and Seller" and "Assignment of the Mortgage Loans" in this prospectus supplement.

Depositor

         HSI Asset Securitization Corporation, a corporation organized under the laws of Delaware. The principal executive office of the depositor is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-8119. The depositor is a direct wholly owned subsidiary of HSBC Markets
(USA) Inc. and an affiliate of the sponsor and seller. See "The Depositor" in the accompanying prospectus.

Issuing Entity

         HSI Asset Loan Obligation Trust 2006-2, a common law trust created pursuant to a pooling and servicing agreement governed by New York law, dated as of December 1, 2006, by and among the depositor, the master servicer, the securities administrator, the custodian, the servicers and the trustee. See "The Pooling and Servicing Agreement--The Issuing Entity" in this prospectus supplement.

Trustee

         Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4134, and its telephone number is (714) 247-6000. See "The Trustee" in this prospectus supplement.

Yield Maintenance Agreement Provider

         Bear Stearns Financial Products Inc., a New York Corporation. The principal executive office of the yield maintenance agreement provider is located at 383 Madison Ave., New York, New York 10179, and its telephone number is (212) 272-4009.

Securities Administrator

         Citibank, N.A., a national banking association. The securities administrator maintains an office located at 388 Greenwich, 14th Floor, New York, New York 10013 and its telephone number is (800) 422-2066. Its office for certificate transfer services is located at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services - HSI Asset Loan Obligation 2006-2. As paying agent, the securities administrator will be responsible for making monthly distributions and preparing the related monthly distribution statements provided to certificateholders. The securities administrator will also be responsible for the preparation of certain tax information for investors and the preparation and filing of certain tax returns for the trust and certain periodic reports relating to the trust and the certificates that are required to be filed with the Securities and Exchange Commission. See "The Securities Administrator" in this prospectus supplement.

Master Servicer

         CitiMortgage, Inc. In its capacity as master servicer, CitiMortgage, Inc. will be responsible for monitoring the performance of the servicers and for reconciling the servicers' loan-level reports which serve as the basis for the monthly distribution statement prepared by the securities administrator. See "The Master Servicer" in this prospectus supplement.

Servicers

         HSBC Mortgage Corporation (USA) will service approximately 15.35% of the Mortgage Loans in the aggregate, Wells Fargo Bank, N.A. will service approximately 58.62% of the Mortgage Loans in the aggregate, Countrywide Home Loans Servicing LP will service approximately 13.09% of the Mortgage Loans in the aggregate and Wachovia Mortgage Corporation will service approximately 12.94% of the Mortgage Loans in the aggregate.

         Generally speaking, each Servicer will:

         (1) provide customary servicing functions with respect to the mortgage loans;

         (2)      provide certain loan-level reports to the master servicer; and

         (3) make certain principal and interest advances with respect to the mortgage loans and certain servicing advances with respect to the related mortgage properties.

         See "The Servicers" in this prospectus supplement.

Custodian

         Wells Fargo Bank, N.A. In its capacity as custodian, Wells Fargo Bank, N.A. will maintain and secure the mortgage document files underlying the mortgage loans on behalf of the trust. See "Assignment of the Mortgage Loans" in this prospectus supplement.

Originators

         American Home Mortgage Corp., a New York corporation, with its principal executive office located at 538 Broadhollow Road, Melville, New York 11747.

         Countrywide Home Loans, Inc. a New York corporation, with its principal executive office located at 4500 Park Granada, Calabasas, California 91302.

         HSBC Mortgage Corporation (USA), a Delaware corporation, with its principal executive office located at 452 Fifth Avenue, New York, New York 10018.

         Wachovia Mortgage Corporation, a North Carolina corporation, with its principal executive office located at 401 S.Tryon St., 22nd Floor, Charlotte, North Carolina 28202.

         American Home Mortgage Corp. originated approximately 58.62% of the Mortgage Loans in the aggregate.

         Countrywide Home Loans, Inc. originated approximately 13.09% of the Mortgage Loans in the aggregate.

         HSBC Mortgage Corporation (USA) originated approximately 15.35% of the Mortgage Loans in the aggregate.

         Wachovia Mortgage Corporation originated approximately 12.94% of the Mortgage Loans in the aggregate.

         See "Underwriting Guidelines" in this prospectus supplement for a description of the underwriting guidelines applied by the originator in underwriting the mortgage loans.

Rating Agencies

         Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

Relevant Dates

Cut-off Date

         The Cut-off Date is December 1, 2006. On the closing date, the trust will acquire a pool of mortgage loans, including all principal outstanding as of, and interest due thereon after, the close of business on the cut-off date.

Closing Date

         On or about December 28, 2006.

Distribution Date

         Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in January 2007, to the holders of record on the preceding record date.

Record Date

         The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date).

Due Period

         With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which such distribution date occurs.

The Mortgage Loans

         The mortgage loans to be included in the trust will be comprised primarily of one-to-four family, conforming and non-conforming, residential first lien mortgage loans divided into two loan groups, referred to as "loan group I" and "loan group II", respectively. Loan group I will be divided into four sub groups, "subgroup I-1", "subgroup I-2", "subgroup I-3" and "subgroup I-4", respectively. Loan group II will also be referred to as "subgroup II-1", as described further below. All of the mortgage loans were originated or acquired by the originators and sold to the sponsor in the ordinary course of business pursuant to a master mortgage loan purchase and servicing agreement between the sponsor and the respective originator. On the closing date, the sponsor will sell the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement and the depositor will, in turn, sell the mortgage loans to the trust pursuant to the pooling and servicing agreement.

         Under these agreements, each originator has the obligation to remedy a material defect in the documentation constituting part of the mortgage file relating to the related mortgage loan, or if such defect cannot be remedied, substitute or repurchase the defective mortgage loan. In addition, under these agreements, each originator and the sponsor make certain representations and warranties relating to, among other things, their ability to convey unencumbered good title to the mortgage loans, the underwriting criteria pursuant to which the mortgage loans were originated and certain other characteristics of the mortgage loans. A breach of any such representation and warranty that materially and adversely affects the value of the related mortgage loan will require the breaching party to either cure the breach or substitute or repurchase the affected mortgage loan. See "Assignment of the Mortgage Loans" in this prospectus supplement.

Subgroups Relating to Loan Group I

         Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1 Certificates, the loan group I mortgage loans will be divided into four separate subgroups, subgroup I-1, subgroup I-2, subgroup I-3 and subgroup I-4. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6 and Class I-PO Certificates will receive payments of principal from collections of principal on subgroup I-1, the Class I-A-7 Certificates will receive payments of principal from collections of principal on subgroup I-2, the Class I-A-9 Certificates will receive payments of principal from collections of principal on subgroup I-3 and the Class I-A-11 Certificates will receive payments of principal from collections of principal on subgroup I-4. The Subordinate Certificates will receive payments from all subgroups related to the loan group I mortgage loans and the loan group II mortgage loans described below. Each subgroup will consist of the portions of loan group I mortgage loans described below.

Subgroup I-1 will consist of:

a) 100% of the principal balance of each loan group I mortgage loan with a net mortgage rate equal to or less than 6.00% per annum,

b) a portion of each loan group I mortgage loan with a net mortgage rate greater than 6.00% per annum and less than 7.00% per annum, equal to:

The principal balance of           (net mortgage
such mortgage loan                    rate - 6.00%)
                           X 1 -  -----------------
                                         1.00%

and c) 0% of the principal balance of any other loan group I mortgage loan or any loan group II mortgage loan.

The percentage of each Mortgage Loan assigned to subgroup I-1 will be known as the "Subgroup I-1 Fraction".

Subgroup I-2 will consist of:

a) a portion of each loan group I mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 7.00% per annum, equal to:

The principal balance of         (net mortgage
such mortgage loan                 rate - 6.00%)
                            X   -----------------
                                      1.00%

b) a portion of each loan group I mortgage loan with a net mortgage rate greater than 7.00% per annum and less than 7.50% per annum, equal to:

The principal balance of         (net mortgage
such mortgage loan                  rate - 7.00%)
                           X 1 - ------------------
                                       0.50%

and c) 0% of the principal balance of any other loan group I mortgage loan or any loan group II mortgage loan.

The percentage of each Mortgage Loan assigned to subgroup I-2 will be known as the "Subgroup I-2 Fraction".

Subgroup I-3 will consist of:

a) a portion of each loan group I mortgage loan with a net mortgage rate greater than 7.00% per annum and equal to or less than 7.50% per annum, equal to:

The principal balance of         (net mortgage
such mortgage loan                  rate - 7.00%)
                           X   ------------------
                                     0.50%

b) a portion of each loan group I mortgage loan with a net mortgage rate greater than 7.50% per annum and less than 8.00% per annum, equal to:

The principal balance of         (net mortgage
such mortgage loan                  rate - 7.50%)
                           X 1 - ------------------
                                       0.50%

and c) 0% of the principal balance of any other loan group I mortgage loan or any loan group II mortgage loan.

The percentage of each Mortgage Loan assigned to subgroup I-3 will be known as the "Subgroup I-3 Fraction".

Subgroup I-4 will consist of:

a) a portion of each loan group I mortgage loan with a net mortgage rate greater than 7.50% per annum and equal to or less than 8.00% per annum, equal to:

The principal balance of         (net mortgage
such mortgage loan                 rate - 7.50%)
                           X   ------------------
                                     0.50%

b) 100% of the principal balance of each loan group I mortgage loan with a net mortgage rate greater than 8.00% per annum and c) 0% of the principal balance of any other loan group I mortgage loan or any loan group II mortgage loan.

The percentage of each Mortgage Loan assigned to subgroup I-4 will be known as the "Subgroup I-4 Fraction".

Subgroups Relating to Loan Group II

Solely for purposes of allocating principal distributions and losses with respect to principal among the Class II-A-1 Certificates, the loan group II mortgage loans will comprise one subgroup, subgroup II-1. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class II-A-1 and Class II-PO Certificates will receive payments of principal from collections of principal on subgroup II-1.

Subgroup II-1 will consist of:

a) 100% of the principal balance of each loan group II mortgage loan and b) 0% of the principal balance of any loan group I mortgage loan.

The percentage of each Mortgage Loan assigned to subgroup II-1 will be known as the "Subgroup II-1 Fraction". The Subgroup I-1 Fraction, Subgroup I-2 Fraction, Subgroup I-3 Fraction, Subgroup I-4 Fraction and Subgroup II-1 Fraction are sometimes referred to as the related "Subgroup Fraction".

Subgroup I-1

As of the cut-off date, the mortgage loans and portions of mortgage loans assigned to subgroup I-1 have original terms to maturity of not greater than 360 months and have a weighted average remaining term to scheduled maturity of 356 months. The mortgage loans and portions of mortgage loans assigned to subgroup I-1 have the following additional approximate characteristics:

Total contributed balance:              $107,815,986
Number of loans or portions of               703
loans:
Range of principal balances:         $534 to $1,559,735
Average principal balance:                $153,366
Range of mortgage rates:              5.125% to 7.875%
Weighted average mortgage rate:            6.596%
Interest only:                           $37,420,945
                                           34.71%
Range of original loan-to-value       12.50% to 90.00%
ratio:
Weighted average original                  68.93%
loan-to-value ratio:
Geographic concentration in        New York        22.48%
excess of 5%:                      California      12.25%
                                   Florida         11.54%
                                   Virginia        10.37%
                                   Maryland         5.33%

*The information about the subgroup I-1 loans is determined based on the Subgroup I-1 Fraction of the stated principal balance of the mortgage loans assigned to subgroup I-1.

Subgroup I-2

As of the cut-off date, the mortgage loans and portions of the mortgage loans assigned to subgroup I-2 have original terms to maturity of not greater than 360 months and have a weighted average remaining term to scheduled maturity of 357 months. The mortgage loans and portions of mortgage loans assigned to subgroup I-2 have the following additional approximate characteristics:

Total contributed balance*:                $125,534,547
Number of loans or portions of                  874
loans:
Range of principal balances:        $6,743 to $1,222,044
Average principal balance:                   $143,632
Range of mortgage rates:                 6.375% to 8.625%
Weighted average mortgage rate:               6.966%
Interest only:                          $49,210,527 39.20%
Range of original loan-to-value          12.50% to 95.00%
ratio:
Weighted average original                     71.01%
loan-to-value ratio:
Geographic concentration in         Florida           16.84%
excess of 5%:                       New York          12.47%
                                    California        10.74%
                                    Virginia           9.31%
                                    Maryland           6.33%

* The information about the subgroup I-2 loans is determined based on the Subgroup I-2 Fraction of the stated principal balance of the mortgage loans assigned to subgroup I-2.

Subgroup I-3

As of the cut-off date, the mortgage loans and portions of mortgage loans assigned to subgroup I-3 have original terms to maturity of not greater than 360 months and have a weighted average remaining term to scheduled maturity of 358 months. The mortgage loans and portions of mortgage loans assigned to subgroup I-3 have the following additional approximate characteristics:

Total contributed balance*:                $35,953,236
Number of loans or portions of                 315
loans:
Range of principal balances:          $1,131 to $1,118,750
Average principal balance:                  $114,137
Range of mortgage rates:                7.375% to 8.875%
Weighted average mortgage rate:              7.744%
Interest only:                             $22,969,774
                                             63.89%
Range of original loan-to-value         42.47% to 95.00%
ratio:
Weighted average original                    74.47%
loan-to-value ratio:
Geographic concentration in         Florida          17.15%
excess of 5%:                       New York         11.47%
                                    California        8.98%
                                    Texas             7.18%
                                    Maryland          6.71%

* The information about the subgroup I-3 loans is determined based on the Subgroup I-3 Fraction of the stated principal balance of the mortgage loans assigned to subgroup I-3.

Subgroup I-4

As of the cut-off date, the mortgage loans and portions of mortgage loans assigned to subgroup I-4 have original terms to maturity of not greater than 360 months and have a weighted average remaining term to scheduled maturity of 358 months. The mortgage loans and portions of mortgage loans assigned to subgroup I-4 have the following additional approximate characteristics:

Total contributed balance*:             $26,221,839
Number of loans or portions of              221
loans:
Range of principal balances:        $8,552 to $1,470,000
Average principal balance:                $118,651
Range of mortgage rates:              7.875% to 9.500%
Weighted average mortgage rate:            8.293%
Interest only:                       $16,074,576 61.30%
Range of original                     47.66% to 95.00%
loan-to-value ratio:
Weighted average original                  73.63%
loan-to-value ratio:
Geographic concentration in      Florida            20.39%
excess of 5%:                    Maryland            7.92%
                                 New York            7.73%
                                 California          7.28%
                                 Illinois            5.72%
                                 Delaware            5.68%

*The information about subgroup I-4 loans is determined based on the Subgroup I-4 Fraction of the stated principal balance of the mortgage loans assigned to subgroup I-4.

Subgroup II-1

As of the cut-off date, the mortgage loans in subgroup II-1 have original terms to maturity of not greater than 180 months and have a weighted average remaining term to scheduled maturity of 176 months. The mortgage loans in subgroup II-1 have the following additional approximate characteristics:

Stated principal balance:                  $57,177,084
Number of loans:                               115
Range of principal balances:          $27,093 to $1,792,558
Average principal balance:                   $497,192
Range of mortgage rates:                 5.500% to 7.750%
Weighted average mortgage rate:               6.360%
Interest only:                                 N/A
Range of original loan-to-value          10.00% to 87.54%
ratio:
Weighted average original                     68.38%
loan-to-value ratio:
Geographic concentration in excess   California        19.51%
of 5%:                               New York          10.76%
                                     Florida           10.24%
                                     Texas              8.37%
                                     Nevada             6.64%

Total Pool

As of the cut-off date, the Mortgage Loans in the mortgage pool, in the aggregate, have original terms to maturity of not greater than 360 months and have a weighted average remaining term to scheduled maturity of 327 months. The mortgage loans in the aggregate have the following additional approximate characteristics:

Stated principal balance                 $352,702,693
Number of loans:                            1,290
Range of principal balances:        $23,355 to $2,495,576
Average principal balance:                 $273,413
Range of mortgage rates:               5.125% to 9.500%
Weighted average mortgage rate:             6.933%
Interest only:                       $125,675,822 35.63%
Range of original                      10.00% to 95.00%
loan-to-value ratio:
Weighted average original                   70.50%
loan-to-value ratio:
Geographic concentration in      New York         14.80%
excess of 5%:                    Florida          14.44%
                                 California       12.19%
                                 Virginia          7.15%
                                 Maryland          5.80%

         For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

The Certificates

         The certificates will represent fractional undivided interests in the assets of the trust, which consists primarily of the mortgage loans.

         The classes of certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page vi above. The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denomination of each class of offered certificates are set forth in the table on page vii above.

         The offered certificates (excluding the Interest Only Certificates) will have an approximate total initial principal amount of $348,117,559.

         The trust will also issue other classes of certificates -- the Class B-4, Class B-5 and Class B-6 certificates, the Class P Certificates and one or more Class R certificates, referred to collectively as the "Residual Certificates"--which will not be offered by this prospectus supplement.

         The rights of the holders of the Subordinate Certificates to receive payments of principal and interest will be subordinate to the rights of holders of certificates having a senior priority of payment, as described under "Summary--Credit Enhancement--Subordination" below. For purposes of this summary section, we will refer to each class of classes of Offered Certificates as set forth in "Description of the Certificates" in this prospectus supplement.

         The Class P certificates will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. Accordingly, these amounts will not be available for payment to the servicers or the holders of other classes of certificates.

         The non-offered certificates will have an initial aggregate principal balance of approximately $4,585,132, and will initially evidence an interest of approximately 1.30% of the aggregate stated principal balance of the mortgage loans in the trust.

Distributions on the Offered Certificates

         On each monthly distribution date, the securities administrator will make distributions to investors.

         Generally, the amount available for distribution for each loan group will include:

     o collections of monthly payments on the mortgage loans and portions of mortgage loans assigned to the related subgroup, after deduction of certain fees, expenses and indemnities of the servicers, the master servicer, the securities administrator and the trustee and after reimbursement for certain servicing advances; plus

     o certain unscheduled payments on the mortgage loans and portions of mortgage loans assigned to the related subgroup; plus

     o certain advances of principal and interest on the mortgage loans and portions of mortgage loans assigned to the related subgroup by the servicers; plus

     o any proceeds from the repurchase or substitution of the mortgage loans and portions of mortgage loans assigned to the related subgroup.

         See "Glossary--Available Funds" in this prospectus supplement.

Priority of Distributions

         Distributions on the offered certificates will be distributed separately for each loan group and will be made from available amounts as described in this prospectus supplement as follows:

      Priority of       Interest on
  |     Payment        related Senior
  |                     Certificates
  |
  |                     Principal on
  |                   related Class PO
  |                  Certificates from
  |                   related discount
  |                        loans
  |
  |                     Principal on
  |                  remaining related
  |                        Senior
  |                     Certificates
  |
  |                     Payments to
  |                        Senior
  |                     Certificates
  |                   related to other
  |                   subgroups to the
  |                   extent described
  |                  in this prospectus
  |                      supplement
  |
  |                       Class B-1
  |                        interest
  |
  |                       Class B-1
  |                       principal
  |
  |                       Class B-2
  |                        interest
  |
  |                       Class B-2
  |                       principal
  |
  |                       Class B-3
  |                        interest
  |
  |                       Class B-3
  V                       principal
---------------------------------------------------


Payments of Interest

         Calculation of the Interest Rate. Interest will accrue on each class of offered certificates at the applicable annual interest rate described in the table on page vi above.

         Accrued certificate interest on each class of offered certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Interest payments on any class of Offered Certificate may be reduced by prepayment interest shortfalls, relief act shortfalls or advances of principal and interest which were made with respect to delinquencies that were ultimately determined to be excess special hazard losses, excess fraud losses, excess bankruptcy losses or extraordinary losses, in each case with respect to the related mortgage loans, allocated to that class. See "Glossary--Accrued Certificate Interest".

         The Class PO Certificates will not bear interest.

         Interest will accrue on the Interest Only Certificates based on their respective notional amounts.

See "Description of the Certificates--Distributions--Interest Distributions" in this prospectus supplement.

Payments of Principal

         Allocation of Principal. Principal distributions on the certificates made from amounts available for distribution from the related mortgage loans in a subgroup will generally be allocated among the related classes of offered certificates as described in this prospectus supplement. Until the distribution date in January 2012, all principal prepayments on the mortgage loans in a subgroup will generally be distributed among the related senior certificates, other than the Interest Only Certificates, related to that subgroup, unless the related interest-bearing senior certificates then entitled to principal distributions are no longer outstanding. Whether a specific class of senior certificates relative to the subordinate certificates will receive all or a disproportionately larger portion of principal prepayments on the mortgage loans and portions of mortgage loans assigned to the related subgroup on or after the distribution date in January 2012 will be a function of the rate of prepayments, delinquency and losses actually experienced on the mortgage loans and portions of mortgage loans assigned to such subgroup.

         Until the distribution date in January 2012, the Class I-A-1 and Class I-A-6 Certificates are not expected to receive any principal payments on the Subgroup I-1 Loans, and on or after the distribution date in January 2012 but before the distribution date in January 2016, the Class I-A-1 and Class I-A-6 Certificates will receive less than a pro rata share of principal prepayments on the subgroup I-1 loans, unless the Class I-A-2, Class I-A-3 and Class I-A-5 Certificates or the Subordinate Certificates are no longer outstanding.

         The Class I-PO Certificates will receive only a portion of the principal received from each mortgage loan in subgroup I-1 that has a net mortgage rate of less than 6.00%. The Class II-PO Certificates will receive only a portion of the principal received from each mortgage loan in subgroup II-1 that has a net mortgage rate of less than 5.50%.

         The Interest Only Certificates are not entitled to receive any principal distributions.

Credit Enhancement

         Subordination. The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior certificates related to any subgroup (as and to the extent set forth in this prospectus supplement) is intended to enhance the likelihood of regular distributions on such senior certificates.

         Allocation of Losses. Except with regard to the exceptions listed below, losses on the mortgage loans and portions of mortgage loans assigned to any subgroup will be allocated in full to the first class listed below with a class certificate balance greater than zero:

     o   Class B-6

     o   Class B-5

     o   Class B-4

     o   Class B-3

     o   Class B-2

     o   Class B-1

         When this occurs, the class certificate balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

         If the aggregate class certificate balance of the Subordinate Certificates has been reduced to zero, losses on the mortgage loans and portions of mortgage loans assigned to a subgroup will be allocated among the senior certificates related to that subgroup.

         Not all losses will be allocated in the priority described above. Losses due to natural disasters such as floods and earthquakes, fraud in the origination of any mortgage loan, or some losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated among all outstanding classes of senior certificates related to the subgroup or subgroups that include that mortgage loan. Therefore, the Subordinate Certificates do not act as credit enhancement for the related senior certificates for these types of losses.

         In addition, losses otherwise allocable to the Class I-A-1 Certificates and the I-A-3 Certificates will be allocated to the Class I-A-6 Certificates, so long as the Class I-A-6 Certificates remain outstanding; provided, that, the principal portion of any such losses allocable to the Class I-A-6 Certificates from the Class I-A-1 Certificates and the Class I-A-3 Certificates will be limited to a maximum of $910,324 and $2,135,280, respectively.

         Special loss allocation for Class PO Certificates. Whenever losses are allocated to the senior certificates related to any subgroup, the Class PO Certificates related to such subgroup will share in the loss only if the related mortgage loan had a net mortgage rate less than 6.00% in the case of subgroup I-1 and the Class I-PO Certificates or 5.50% in the case of subgroup II-1 and the Class II-PO Certificates. In that case, the related Class PO Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

Cross-Collateralization Mechanics

         In certain limited circumstances relating to a subgroup, principal and interest collected from a subgroup may be applied to pay principal or interest, or both, to the senior certificates unrelated to that subgroup.

         We refer you to "Description of the Certificates --Limited Cross-Collateralization" in this prospectus supplement for more information.

Yield Maintenance Agreement

         The holders of the Class I-A-3 Certificates may benefit from a series of interest rate cap payments from Bear Sterns Financial Products, Inc. pursuant to a yield maintenance agreement or on deposit in the yield maintenance reserve fund as described in this prospectus supplement. The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR (up to a maximum rate of 8.90% per annum) and 5.40% per annum, as described in this prospectus supplement. Payments, if any, due on the yield maintenance agreement will commence on the distribution date in January 2007. The yield maintenance agreement will terminate after the distribution date in August 2010.

         For a further description of the yield maintenance agreement and the yield maintenance reserve fund, see "The Yield Maintenance Agreement Provider" and "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

Fees and Expenses

         The Servicers. Before payments are made on the certificates, each servicer will be paid a monthly servicing fee for each distribution date equal to one-twelfth of 0.250%, in the case of Wells Fargo Bank, N.A., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation, and equal to one-twelfth of 0.175% in the case of Countrywide Home Loans, Inc., of the aggregate stated principal balance of the mortgage loans serviced by such servicer as of the prior distribution date (or the cut-off date in the case of the first distribution date). In addition, each servicer will also be entitled to receive as additional servicing compensation, any late payment charges, modification fees, assumption fees and other similar items and any investment earnings on amounts in the respective collection account and escrow accounts relating to the mortgage loans serviced by such servicer.

         Securities Administrator, Trustee, and Master Servicer. As compensation for its services, the securities administrator is entitled to retain any investment income and/or earnings on funds held in the distribution account pending their distribution to certificateholders. The securities administrator will pay the master servicer out of such investment income and/or earnings. As compensation for its services, the trustee will receive a fixed annual fee payable by the sponsor from its own funds.

         Certain expenses and indemnities of the servicer, the master servicer, the custodian, the trustee and the securities administrator will be reimbursed before payments are made on the certificates.

         See "Fees and Expenses of the Trust" in this prospectus supplement.

Servicing Standard; Advances

         Each servicer will be obligated to service and administer the mortgage loans on behalf of the trust. Generally speaking, each servicer will be required to cause the mortgage loans that it services to be serviced:

     o with the same care as it customarily employs in servicing and administering similar loans for its own account, and

     o in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicers that service similar mortgage loans.

         CitiMortgage, Inc. will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the pooling and servicing agreement. The master servicer may (and at the direction of a majority of certificateholders will) remove a servicer upon the occurrence and continuation beyond the applicable cure period of certain servicer events of default specified in the servicing agreements. See "Mortgage Loan Servicing--Removal and Resignation of a Servicer" in this prospectus supplement.

         Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans and advance any property protection expenses relating to the mortgage loans it services. The master servicer will be required to advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Neither the Master Servicer nor any servicer will be required to make any advance that in its good faith business judgment it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover certain prepayment interest shortfalls to the extent of its servicing fee; however, the master servicer will have no similar obligation to make such compensating interest payments. See "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--P&I Advances and Servicing Advances" and "--Prepayment Interest Shortfalls" in this prospectus supplement.

Optional Termination of the Trust

      Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, the master servicer, may or, upon the instruction of the depositor, will purchase the mortgage loans on any optional termination date, which is any distribution date following the month in which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and the termination of the trust. See "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

Federal Tax Aspects

         For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of the yield maintenance agreement and the yield maintenance reserve fund as multiple real estate mortgage investment conduits in a tiered structure. The Class I-A-3 Certificates will represent ownership of a regular interest in the related real estate mortgage investment conduit which generally will be treated as representing ownership of debt for federal income tax purposes, coupled with an interest in payments to be made, if any, under the yield maintenance agreement. Except with respect to the Class R Certificates, the other offered certificates will represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. The Class R Certificates will be designated as the sole class of residual interest in each real estate mortgage investment conduit. See "Federal Income Tax Considerations" in this prospectus supplement.

ERISA Considerations

Subject to the considerations described in this prospectus supplement, the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. The remaining classes of subordinate certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

         In order to be issued, the offered certificates must be assigned ratings not lower than the ratings by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth on the table on page vi of this Prospectus Supplement.

         A security rating is not a recommendation to buy, sell or hold securities. The ratings also do not address the likelihood that the payments will be received from the yield maintenance agreement provider. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class PO Certificates to fail to fully recover their initial investments. The ratings also do not address the likelihood that payments will be received from the yield maintenance provider.

                                 RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. All percentages are based upon the stated principal balances of the mortgage loans as of the cut-off date, which is December 1, 2006.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses if Those Jurisdictions Experience Economic Downturns

         Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

         In particular, approximately 10.77%, 19.51% and 12.19% of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively, were secured by mortgaged properties located in California.

         Because of the relative geographic concentration of the mortgaged properties within California, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. California mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on Yields Caused by Prepayments, Defaults and Losses

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan in a subgroup generally will result in a prepayment on the certificates related to that subgroup.

     o If you purchase a certificate at a discount (other than a Class PO Certificate) and principal payments on the related loans occur more slowly than you anticipate, or if you purchase a Class PO certificate and principal payments on the related loans having a net mortgage rate below the related required coupon occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate.

     o If you purchase a certificate at a premium or if you purchase a Class IO Certificate and principal payments on the related loans occur faster than you anticipate, then your yield may be lower than you anticipate and you could fail to fully recover your initial investment.

     o Approximately 11.28%, 0.47% and 9.53% of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively, require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period of varying lengths. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

     o The mortgage loan originator or the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

     o Prepayment of the mortgage loans will also occur if the master servicer elects to exercise (or is so directed by the depositor to exercise) its option to purchase all of the mortgage loans, when the aggregate stated principal balance of such mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of such mortgage loans as of the cut-off date.

     o Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

         The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

         If the performance of the mortgage loans in a subgroup is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates related to that subgroup may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

         The credit enhancement features may be inadequate to provide protection for the offered certificates.

         General. The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans in a subgroup, you may suffer losses on certificates related to that subgroup.

         Subordination and Allocation of Losses. Because the subordinate certificates provide credit support for all the senior certificates, the protection provided to any class of senior certificates by the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in the subgroup related to one or more of the classes of senior certificates.

Therefore, losses on the mortgage loans in the other subgroups will reduce the subordination provided by the subordinate certificates to the senior certificates related to the other subgroups and increase the likelihood that losses may be allocated to these senior certificates.

         Losses on the mortgage loans resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the subordinate certificates, up to a specified coverage amount. Since the subordinate certificates provide subordination for all of the senior certificates, in the event mortgage loans in one or more subgroups suffer a high level of these losses, the available coverage for these losses for such senior certificates will be reduced. In the event the mortgage loans in one or more subgroups suffer these losses after the available coverage has been exhausted, those losses above the coverage amount will be allocated as described under "Description of the Offered Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

         Under certain circumstances, loan payments derived from one or more of the subgroups otherwise payable to the subordinate certificates will be paid to the senior certificates related to other subgroups as described under "Principal Distributions on the Senior Certificates-- Limited Cross-Collateralization" in this prospectus supplement.

Mortgage Loans with an Initial Interest Only Period May Result in Increased Delinquencies and Losses

         Approximately 42.53%, 0.00% and 35.63% of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively, have an initial interest only period of varying lengths, following origination. During the interest only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates related to that subgroup with respect to these mortgage loans during their interest only period unless there is a principal prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan at the end of the interest only period, in particular, one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Risks relating to Cooperative Loans

         Approximately 1.11%, 0.92% and 1.08% of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively as of the cut-off date are not secured directly by real property but are cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses, although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans.

         The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or
(ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

         Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

         When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates related to the subgroup containing such mortgage loans once a month on the distribution date that follows the prepayment period (the calendar month immediately preceding the month in which the distribution date occurs except for principal prepayments in full for mortgage loans serviced by Wells Fargo Bank, N.A., the middle of the calendar month immediately preceding the month in which the distribution date occurs through the middle of the calendar month of the related distribution date). In the event the timing of any voluntary prepayments would cause there to be less than one full month's interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans in a loan group, each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections on the mortgage loans that it services payable on the certificates related to such loan group that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments and thirty days' interest on the prepaid mortgage loans in that loan group, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments in full that occur from the first day of the distribution date month through the middle of that month and only to the extent of the servicing fees for that distribution date payable to the servicers.

         If a servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the related certificates. The Master Servicer has no obligation to make any compensating interest payments. In addition, no such payments from the servicers will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan related to such subgroup. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates related to such subgroup.

Additional Risks Associated with the Subordinate Certificates

         The protections afforded in the senior certificates create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

     o Because the subordinate certificates receive interest and principal distributions after all of the senior certificate receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o If any servicer determines not to advance a delinquent payment on a mortgage loan in any subgroup because such servicer determines the amount is not recoverable from a borrower or if the master servicer is required to make an advance and makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the senior certificates related to that subgroup that will impact the subordinate certificates.

     o The subordinate certificates are generally not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date.

     o Losses resulting from the liquidation of defaulted mortgage loans will generally be allocated to the subordinate certificates. A loss allocation results in a reduction in a class certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower class certificate balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield of the related certificate.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for the mortgage loan in any subgroup, the certificates related to such subgroup will incur a loss if the credit enhancements are insufficient to cover such loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

         The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans in any subgroup will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses on the certificates related to that subgroup.

         In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the accompanying prospectus.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

         The depositor intends to treat the transfer of the mortgage loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the mortgage loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

         If a bankruptcy or insolvency of a servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

High Loan-to-Value Ratios Increase Risk of Loss

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 1.59%, 2.21% and 1.69% of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively had loan-to-value ratios at origination in excess of 80% but not more than 100%. All mortgage loans with loan to-value ratios in excess of 80% in of the mortgage loans in loan group I, loan group II and the mortgage loans in the aggregate, respectively, have primary mortgage insurance. However we cannot assure you the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

The Originators May Not be Able to Repurchase Defective Mortgage Loans

         Each originator will make various representations and warranties related to the mortgage loans that it originated. Those representations are summarized in "Assignment of the Mortgage Loans--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

         If an originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then that originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that an originator will not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. Although the sponsor may, in its sole discretion, repurchase or substitute for defective loans as described in this prospectus supplement, it is not required to do so. As a result, if such originator is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of the originator to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates related to a subgroup or subgroups including that mortgage loan could occur.

Failure of the Servicers to Perform May Adversely Affect Distributions on Certificates

         The amount and timing of distributions on the certificates generally will be dependent on each servicer performing its servicing obligations in an adequate and timely manner. See "The Servicers" in this prospectus supplement. If a servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans in a subgroup that were serviced by the terminated servicer. As a result, shortfalls in the distributions due on your certificates related to that subgroup could occur.

Failure of the Master Servicer to Perform May Adversely Affect Distributions on Certificates

         If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer. As a result, shortfalls in the distributions due on your certificates could occur.

Transfers of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

         On December 1, 2006, American Home Mortgage Corp. transferred the servicing responsibilities for the mortgage loans that it originated to Wells Fargo Bank, N.A. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of a servicing transfer and any delays associated with the transfer, the rate of delinquencies and defaults on the mortgage loans in any subgroup could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, they will not adversely affect the yield on your certificates related to that subgroup.

External Events May Increase the Risk of Loss on the Mortgage Loans

         In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. The servicers are not obligated under the pooling and servicing agreement to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws, including state laws that may defer payments by borrowers. This may result in interest shortfalls on the mortgage loans in any subgroup, which, may result in shortfalls of interest on your certificates related to that subgroup. None of the depositor, the underwriter, the trustee, the master servicer, the servicers, the originators, the sponsor, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans in any subgroup would be affected by any such interest rate limitation or deferment provisions. See "Description of the Certificates--Interest Distributions" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the accompanying prospectus.

The Certificates are Obligations of the Issuing Entity Only

         The certificates will not represent an interest in or obligation of the depositor, the master servicer, the servicers, the securities administrator, the sponsor, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicers, the trustee, the securities administrator or any of their respective affiliates. Proceeds of the assets held by the issuing entity (including proceeds received under the yield maintenance agreement) will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the master servicer, the servicers, the securities administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the certificates.

Your Investment May Not Be Liquid

         The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

         With the exception of the Class B-1 Certificates, the offered Subordinate Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such classes, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class B-2 through Class B-3 certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

The Ratings on Your Certificates Could be Reduced or Withdrawn

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Offered Certificates May Not Be Suitable Investments

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Yield on Your Certificates Will be Affected by the Specific Terms that Apply to that Class of Certificates as Described Below:

The Subgroup I-1 Certificates

         Subgroup I-1 generally consists only of mortgage loans with lower interest rates than the mortgage loans assigned to subgroup I-2, I-3 and I-4. In addition, the lower the rate of interest on a mortgage loan, the greater the portion of that mortgage loan that will be assigned to subgroup I-1. Mortgage Loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. Therefore, you should expect the mortgage loans assigned to subgroup I-1 to experience a lower prepayment rate than the mortgage loans as a whole.

         See "Description of the Mortgage Pool--Subgroups Relating to Loan Group I" in this prospectus supplement for more information about the mortgage loans and portions of mortgage loans assigned to subgroup I-1.

The Subgroup I-4 Certificates

         Subgroup I-4 generally consists only of mortgage loans with higher interest rates than the mortgage loans assigned to Subgroups I-1, I-2 and I-3. In addition, the higher the rate of interest on a mortgage loan, the greater the portion of that mortgage loan that will be assigned to Subgroup I-4. Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. Therefore, you should expect the mortgage loans assigned to Subgroup I-4 to experience a higher prepayment rate than the mortgage loans as a whole.

         See "Description of Mortgage Pool - Subgroups Relating to Loan Group I" in this prospectus supplement for more information about the mortgage loans and portions of mortgage loans assigned to Subgroup I-4.

The Class I-A-1 and the Class I-A-6 Certificates

         It is not expected that the Class I-A-1 and Class I-A-6 Certificates will receive any distributions of principal until the distribution date in January 2012. On or after the distribution date in January 2012 but before the distribution date in January 2016, the Class I-A-1 and Class I-A-6 Certificates may receive a portion of principal prepayments on the mortgage loans in subgroup I-1 that is smaller than their respective pro rata share of such principal prepayments.

The Class 1-A-6 Certificates

         Investors in the Class I-A-6 Certificates should be aware that, on any distribution date, certain losses on the mortgage loans and portions of mortgage loans assigned to subgroup I-1 otherwise allocable to the Class I-A-1 and Class I-A-3 Certificates will be allocated to the Class I-A-6 Certificates, until the certificate balance thereof has been reduced to zero as described in this prospectus supplement. Therefore, the yield of maturity on the Class I-A-6 Certificates will be extremely sensitive to losses otherwise allocable to the Class I-A-1 and Class I-A-3 Certificates.

The Class PO Certificates

         The Class I-PO Certificates will receive a portion of the principal payments only on the mortgage loans in subgroup I-1 that have net mortgage rates lower than 6.00%. The Class II-PO Certificates will receive a portion of the principal payments only on the mortgage loans in subgroup II-1 that have net mortgage rates lower than 5.50%. Therefore, the yield on each such Class PO Certificate will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans in the related subgroup that have net mortgage rates lower than the rates specified above. Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans in subgroup I-1 or subgroup II-1 that have net mortgage rates lower than 6.00% or 5.50%, respectively, occur at a rate slower than an investor assumed at the time of purchase, the investor's yield on the Class I-PO Certificates or Class II-PO Certificates, as the case may be, will be adversely affected.

The Class IO Certificates

         The Class I-IO Certificates will receive a portion of the interest payments only from the mortgage loans in subgroup I-4 that have net mortgage rates higher than 8.00%. The Class II-IO Certificates will receive a portion of the interest payments only from the mortgage loans in subgroup II-1 that have net mortgage rates higher than 5.50%. Therefore, the yield on each such Class IO Certificate will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans in the related subgroup that have net mortgage rates higher than the rates specified above. Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans in the subgroup I-4 or subgroup II-1 that have net mortgage rates higher than 8.00% or 5.50%, respectively, are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors on the Class I-IO Certificates or Class II-IO Certificates, as the case may be, will be adversely affected. Investors in the Class I-IO Certificates or Class II-IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 8.00% or 5.50%, as the case may be, could result in the failure of such investors to fully recover their investments.

The Offered Subordinate Certificates

         The yield to investors in each class of the offered Subordinate Certificates will be sensitive to the rate and timing of losses on the mortgage loans, if those losses are not covered by a more subordinate class of Subordinate Certificates. It is not expected that the Subordinate Certificates will receive any distributions of principal prepayments on the mortgage loans until the distribution date in January 2012 unless the aggregate principal balance of the senior certificates (other than the related Class PO Certificates) has been reduced to zero prior to that date. On or after that date but before the distribution date in January 2016, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans may be paid to the holders of the Subordinate Certificates unless the aggregate certificate balance of the senior certificates (other than the related Class PO Certificates) has been reduced to zero prior to that date or certain conditions regarding the subordination percentages of the related subgroups and delinquencies of the related mortgage loans have been satisfied. As a result, the weighted average lives of the offered Subordinate Certificates may be longer than would otherwise be the case.

The Class I-A-3 Certificates

         The yield on the Class I-A-3 Certificates may be impacted by the performance of the yield maintenance provider under the yield maintenance agreement. If LIBOR for any interest accrual period exceeds 5.40% per annum, the yield maintenance agreement provider will be required to make payments that are intended to partially mitigate the risk to the investors in the Class I-A-3 Certificates that the pass-through rate on their certificates will be lower than LIBOR plus the related margin. However, the amount payable under the yield maintenance agreement is determined based on an assumed rate of prepayments on the mortgage loans in the related subgroup. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable under the yield maintenance agreement will be less than the amount of interest that would accrue on the class certificate balance of the Class I-A-3 Certificates at the excess of LIBOR over 5.40% per annum. In addition, if LIBOR exceeds 8.90% per annum no additional amounts are payable under the yield maintenance agreement with respect to the Class I-A-3 Certificates. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between LIBOR plus the related margin and 6.00% per annum on the class certificate balance of the Class I-A-3 Certificates will not be payable from any source other than amounts, if any, on deposit in the yield maintenance reserve fund on that distribution date.

         Payments to the holders of the Class I-A-3 Certificates under the yield maintenance agreement or from the yield maintenance reserve fund depend solely upon the performance of the yield maintenance agreement provider, Bear Sterns Financial Products, Inc., under the yield maintenance agreement. Therefore, the ability of the securities administrator to make payments to the holders of the Class I-A-3 Certificates from amounts paid pursuant to the yield maintenance agreement will be subject to the credit risk of Bear Sterns Financial Products, Inc.

         The ratings assigned to the Class I-A-3 Certificates do not take into account any payments received from the yield maintenance agreement or the yield maintenance reserve fund and were assigned based on a pass-through rate equal to the lesser of LIBOR plus the related margin and 6.00%. Investors in the Class I-A-3 Certificates should note that the long-term rating of Bear Sterns Financial Products, Inc. can be found under the heading "The Yield Maintenance Agreement Provider" in this prospectus supplement.

         For further discussion on the yield maintenance agreement and the yield maintenance reserve fund, see "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

The Class I-A-3 Certificates, the Class I-A-4 Certificates, the Class I-A-7 Certificates, the Class I-A-8 Certificates, the Class I-A-9 Certificates, the Class I-A-10 Certificates, the Class I-A-11 Certificates and the Class I-A-12 Certificates

         The pass-through rates on the Class I-A-3 Certificates, Class I-A-7 Certificates, Class I-A-9 Certificates and Class I-A-11 Certificates are calculated by referenced to LIBOR. If LIBOR falls, the yield on the Class I-A-3 Certificates, Class I-A-7 Certificates, Class I-A-9 Certificates and Class I-A-11 Certificates will be lower.

         The pass-through rates on the Class I-A-4 Certificates, Class I-A-8 Certificates, Class I-A-10 Certificates and Class I-A-12 Certificates will vary inversely with LIBOR, subject to the limitations described in this prospectus supplement. Therefore, the yields to investors on the Class I-A-4 Certificates, Class I-A-8 Certificates, Class I-A-10 Certificates and Class I-A-12 Certificates will be extremely sensitive to fluctuations in the level of LIBOR.

         In addition, investors in any of the Class I-A-4 Certificates, Class I-A-8 Certificates, Class I-A-10 Certificates and Class I-A-12 Certificates should be aware that the yield on the such class of Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related subgroup and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans in any subgroup may have an adverse effect on the yield to investors in any of the Class I-A-4 Certificates, Class I-A-8 Certificates, Class I-A-10 Certificates and Class I-A-12 Certificates and could result in their failure to fully recover their initial investments.

                                  GLOSSARY

         A glossary of defined terms used in this prospectus supplement begins on page S-133. Any capitalized terms used in this prospectus supplement not defined within the text are defined in the Glossary or the accompanying prospectus.

                            THE MORTGAGE LOAN POOL

General

         The Trust assets will primarily consist of approximately 1,290 conventional, non-conforming and conforming, first-lien, one- to four-family residential mortgage loans, or as set forth below, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease (the "Mortgage Loans") with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate Stated Principal Balance of approximately $352,702,693 as of the Cut-off Date. The Mortgage Loans in the Trust will be divided into two loan groups, referred to as "loan group I" and "loan group II", respectively. Loan group I will be divided into four subgroups, "subgroup I-1" "subgroup I-2", "subgroup I-3" and "subgroup I-4", respectively. Loan group II will also be referred to as "subgroup II-1". The Mortgage Loans in subgroup I-1 will be designated as the "subgroup I-1 loans", the Mortgage Loans in subgroup I-2 will be designated as the "subgroup I-2 loans", the Mortgage Loans in subgroup I-3 will be designated as the "subgroup I-3 loans", the Mortgage Loans in subgroup I-4 will be designated as the "subgroup I-4 loans" and the Mortgage Loans in subgroup II-1 will be designated as the "subgroup II-1 loans". The Subordinate Certificates will receive payments from all subgroups related to the Loan Group 1 Mortgage Loans and the Loan Group 2 Mortgage Loans described below. Each class of Senior Certificates relating to each subgroup will be referred to collectively in this prospectus supplement as a "Certificate Group".

Subgroups Relating to Loan Group I

         Generally, with certain limited exceptions discussed at "Description of the Certificates - Principal Distributions on the Senior Certificates" below, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6 and Class I-PO Certificates will receive payments of principal from collections of principal on subgroup I-1 loans, the Class I-A-7 certificates will receive payments of principal from collections of principal on subgroup I-2 loans, the Class I-A-9 Certificates will receive payments of principal from collections of principal on subgroup I-3 loans and the Class I-A-11 Certificates will receive payments of principal from collections of principal on subgroup I-4 loans. The Subordinate Certificates will receive payments from all subgroups related to the loan group I mortgage loans and the loan group II mortgage loans described below. Each subgroup will consist of the portions of Mortgage Loans as set forth in "Summary - The Mortgage Loans."

         Subgroup I-1 includes all of 33 Mortgage Loans with a Net Mortgage Rates less than or equal to 6.00% and portions of 670 Mortgage Loans with Net Mortgage Rates greater than 6.00% but less than 7.00% with an aggregate principal balance as of the cut-off date totaling approximately $107,815,986.

The Mortgage Loans or portions of Mortgage Loans in subgroup I-1 have a weighted average remaining term to maturity of approximately 356 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on Mortgage Loans or portions of Mortgage Loans in subgroup I-1 is approximately 6.596% per annum and the weighted average of their Net Mortgage Rates is approximately 6.345% per annum.

         Subgroup I-2 includes all of 74 Mortgage Loans with Net Mortgage Rates equal to 7.00% and portions of 800 Mortgage Loans with Net Mortgage Rates greater than 6.00% but less than 7.50% with an aggregate principal balance as of the cut-off date totaling approximately $125,534,547. The Mortgage Loans or portions of Mortgage Loans in subgroup I-2 have a weighted average remaining term to maturity of approximately 357 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on Mortgage Loans or portions of Mortgage Loans in subgroup I-2 is approximately 6.966% per annum and the weighted average of their Net Mortgage Rates is approximately 6.715% per annum.

         Subgroup I-3 includes all of 47 Mortgage Loans with Net Mortgage Rates equal to 7.50% and portions of 268 Mortgage Loans with Net Mortgage Rates greater than 7.00% but less than 8.00% with an aggregate principal balance as of the cut-off date totaling approximately $35,953,236. The Mortgage Loans or portions of Mortgage Loans in subgroup I-3 have a weighted average remaining term to maturity of approximately 358 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on Mortgage Loans or portions of Mortgage Loans in subgroup I-3 is approximately 7.744% per annum and the weighted average of their Net Mortgage Rates is approximately 7.489% per annum.

         Subgroup I-4 includes all of 83 Mortgage Loans with Net Mortgage Rates greater than or equal to 8.00% and portions of 138 Mortgage Loans with Net Mortgage Rates greater than 7.50% but less than 8.00% with an aggregate principal balance as of the cut-off date totaling approximately $26,221,839. The Mortgage Loans or portions of Mortgage Loans in subgroup I-4 have a weighted average remaining term to maturity of approximately 358 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on Mortgage Loans or portions of Mortgage Loans in subgroup I-4 is approximately 8.293% per annum and the weighted average of their Net Mortgage Rates is approximately 8.041% per annum.

Subgroups Relating to Loan Group II

         Solely for purposes of allocating principal distributions and losses with respect to principal among the Class II-A-1 Certificates, the loan group II Mortgage Loans will comprise one subgroup, subgroup II-1.

         Generally, with certain limited exceptions discussed at "Description of the Certificates - Principal Distributions on the Senior Certificates" below, the Class II-A-1 and II-PO Certificates will receive payments of principal from collections of principal on subgroup II-1.

         Subgroup II-1 includes all of Mortgage Loans in loan group II with an aggregate principal balance as of the cut-off date totaling approximately $57,177,084. The Mortgage Loans or portions of Mortgage Loans in subgroup II-1 have a weighted average remaining term to maturity of approximately 176 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on Mortgage Loans or portions of Mortgage Loans in subgroup II-1 is approximately 6.360% per annum and the weighted average of their Net Mortgage Rates is approximately 6.171% per annum.

         Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

         The statistical information listed in this section and in Annex A for any subgroup is determined based on the applicable Subgroup Fraction of the Stated Principal Balance of the Mortgage Loans assigned to such subgroup. Unless otherwise stated, all statistical information about the Mortgage Loans is presented as of the Cut-off Date.

         57.30%, 0.00%, 25.95% and 16.75% of the subgroup I-1 loans were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation. 65.03%, 0.00%, 15.95% and 19.02% of the subgroup I-2 loans were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA) and Wachovia Mortgage Corporation. 93.09%, 0.00%, 6.49% and 0.42% of the subgroup I-3 loans were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation. 99.57%, 0.00%, 0.43% and 0.00% of the subgroup I-4 loans were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation. 6.59%, 80.73%, 6.46% and 6.22% of the subgroup II-1 loans were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc. HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation. 58.62%, 13.09%, 15.35% and 12.94% of the Mortgage Loans in the aggregate were originated by American Home Mortgage Corp., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation. The Mortgage Loans were subsequently sold by each respective Originator in the ordinary course of business to the Sponsor pursuant to a Master Mortgage Loan Purchase and Servicing Agreement between the Sponsor and the respective Originator. On or prior to the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement and the Depositor, in turn, will sell the Mortgage Loans to the Trust formed pursuant to the Pooling and Servicing Agreement. See "--Assignment of the Mortgage Loans" below.

         The original mortgages for some of the Mortgage Loans have been, or in the future may be, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, registered electronically through the MERS(R) system. The recording of mortgages in the name of MERS(R) is a relatively new practice in the mortgage industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages and mortgage assignments which are registered with MERS(R). Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the Mortgage Properties could result.

         The Mortgage Loans were originated by each Originator generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below.

         All of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property.

         All Mortgage Loans in loan group I have 30-year maturities and all Mortgage Loans in loan group II have 15-year maturities.

         Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that Mortgage Loan or the replacement value of the improvements on the related Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

         Approximately 2.10%, 0.71%, 0.36%, 0.00%, 0.92% and 1.08% of the
Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively, are Cooperative Loans.

         Approximately 0.86%, 1.41%, 2.73%, 3.88%, 2.21% and 1.69% of the
Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively, have loan-to-value ratios at origination in excess of 80%. The "loan-to-value ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. The "combined loan-to-value ratio" of a Mortgage Loan at any time is the ratio of (a) the sum of (i) the principal balance of the First Lien Mortgage Loan, and (ii) the principal balance of the second lien mortgage loan, if any, that was originated by the Originator at the time the First Lien Mortgage Loan was originated to (b) (i) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

         Approximately 34.71%, 39.20%, 63.89%, 61.30%, 0.00% and 35.63% of the
Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively, will require the related mortgagors to pay interest only on those Mortgage Loans for varying periods, not to exceed 180 months, in any case, following origination. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.

         None of the Mortgage Loans are secured by leasehold interests.

         None of the Mortgage Loans are Buy-Down Mortgage Loans.

         No Mortgage Loan provides for deferred interest or negative amortization.

         None of the Mortgage Loans are balloon loans that do not fully amortize, providing for substantial principal payment due at maturity.

         97 of the subgroup I-1 loans, representing approximately 11.85% of the subgroup I-1 loans, 123 of the subgroup I-2 loans, representing approximately 11.00% of the subgroup I-2 loans, 59 of the subgroup I-3 loans, representing approximately 12.43% of the subgroup I-3 loans, 33 of the subgroup I-4 Loans, representing approximately 8.71% of the subgroup I-4 loans, 3 of the subgroup II-1 loans, representing approximately 0.47% of the subgroup II-1 loans and 179 of the Mortgage Loans in the aggregate, representing approximately 9.53% of the aggregate Stated Principal Balance of the Mortgage

Loans, respectively, provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a Mortgage Loan. The prepayment charge applies to prepayments made within varying periods following the origination of such mortgage loan, and in no case to extend beyond 5 years. Prepayment premiums collected from borrowers will be paid to the holders of the Class P Certificates and will neither be available for payment to the holders of any other class of Certificates nor to a Servicer as additional servicing compensation.

         As of the Cut-off Date, all loans of the Mortgage Loans or portions of Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively, were current and not delinquent in payment.

         As of the Cut-off Date and as of the Closing Date, none of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Historical Delinquency Information

         The following table sets forth the historical delinquency of the Mortgage Loans in the aggregate from their origination date to the Cut-off Date:

                                                                      Number of Mortgage Loans Delinquent
                                   Number of    Total Balance  ----------------------------------------------
          Month of Origination       Loans           ($)         30 days    60 days    90 days      120 days
        ----------------------- ------------- ---------------- ----------- ---------- ------------ ----------
        June 2005.............           1      $    408,387        0          0         0           0
        August 2005...........           2           848,735        0          0         0           0
        October 2005..........           2           568,974        0          0         0           0
        November 2005.........           3         1,850,532        0          0         0           0
        December 2005.........           3           531,550        0          0         0           0
        January 2006..........           3           709,604        0          0         0           0
        February 2006.........          12         3,999,401        1          0         0           0
        March 2006............         126        47,310,509        3          0         0           0
        April 2006............           1           177,282        0          0         0           0
        May 2006..............           9         3,892,670        0          0         0           0
        June 2006.............          31        12,511,830        0          0         0           0
        July 2006.............          66        31,769,905        1          0         0           0
        August 2006...........         182        70,198,623        0          0         0           0
        September 2006........         579       126,016,424        0          0         0           0
        October 2006..........         270        51,908,269        0          0         0           0
                                ------------- ---------------- ----------- ---------- ------------ ----------
        Total:................       1,290      $352,702,693        5          0         0           0
                                ============= ================ =========== ========== ============ ==========

The Mortgage Loans

         The subgroup I-1 loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Total contributed balance..................................................................         $107,815,986
Mortgage Rates:
    Weighted average.......................................................................         6.596%
    Range..................................................................................         5.125% to 7.875%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         68.93%
    Exceeding 80%..........................................................................         0.86%
Weighted average remaining term to maturity (in months)....................................         356
Weighted average remaining interest only term (in months)*.................................         118
--------------
*        Based only on the interest only Mortgage Loans.


         The subgroup I-2 loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Total contributed balance..................................................................         $125,534,547
Mortgage Rates:
    Weighted average.......................................................................         6.966%
    Range..................................................................................         6.375% to 8.625%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         71.01%
    Exceeding 80%..........................................................................         1.41%
Weighted average remaining term to maturity (in months)....................................         357
Weighted average remaining interest only term (in months)*.................................         118
--------------
*        Based only on the interest only Mortgage Loans.


         The subgroup I-3 loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Total contributed balance..................................................................         $35,953,236
Mortgage Rates:
    Weighted average.......................................................................         7.744%
    Range..................................................................................         7.375% to 8.875%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         74.47%
    Exceeding 80%..........................................................................         2.73%
Weighted average remaining term to maturity (in months)....................................         358
Weighted average remaining interest only term (in months)*.................................         120

--------------
*        Based only on the interest only Mortgage Loans.

         The subgroup I-4 loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Total contributed balance..................................................................         $26,221,839
Mortgage Rates:
    Weighted average.......................................................................         8.293%
    Range..................................................................................         7.875% to 9.500%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         73.63%
    Exceeding 80%..........................................................................         3.88%
Weighted average remaining term to maturity (in months)....................................         358
Weighted average remaining interest only term (in months)*.................................         118
--------------
*        Based only on the interest only Mortgage Loans.


         The subgroup II-1 loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Aggregate stated principal balance.........................................................         $57,177,084
Mortgage Rates:
    Weighted average.......................................................................         6.360%
    Range..................................................................................         5.500% to 7.750%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         68.38%
    Exceeding 80%..........................................................................         2.21%
Weighted average remaining term to maturity (in months)....................................         176
Weighted average remaining interest only term (in months)*.................................         N/A
--------------
*        Based only on the interest only Mortgage Loans.


         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date:

Aggregate Stated principal balance.........................................................         $352,702,693
Mortgage Rates:
    Weighted average.......................................................................         6.933%
    Range..................................................................................         5.125% to 9.500%
Loan-to-value ratio at origination:
    Weighted average.......................................................................         70.50%
    Exceeding 80%..........................................................................         1.69%
Weighted average remaining term to maturity (in months)....................................         327
Weighted average remaining interest only term (in months)*.................................         118

--------------
*        Based only on the interest only Mortgage Loans.

         The stated contributed balances of the subgroup I-1 loans, subgroup I-2 loans, subgroup I-3 loans, subgroup I-4 loans, the stated principal balance for subgroup II-1 loans and the Mortgage Loans in the aggregate range from approximately $534 to approximately $1,559,735, $6,743 to approximately $1,222,044, approximately $1,131 to approximately $1,118,750, approximately $8,552 to approximately $1,470,000, approximately $27,093 to approximately $1,792,558 and $23,355 to approximately $2,495,576, respectively. The subgroup I-1 loans, subgroup I-2 loans, subgroup I-3 loans, subgroup I-4 loans, subgroup II-1 loans and the Mortgage Loans in the aggregate had an average stated principal balance of approximately $153,366, $143,632, $114,137, $118,651, $497,192 and $273,413, respectively.

         No more than approximately 1.45%, 1.30%, 3.11%, 6.05%, 3.14% and 0.71%
of the subgroup I-1 loans, subgroup I-2 loans, subgroup I-3 loans, subgroup I-4 loans, subgroup II-1 loans and the Mortgage Loans in the aggregate are secured by Mortgaged Properties located in any one zip code area.

         Statistical information with respect to the subgroup I-1 loans, subgroup I-2 loans, subgroup I-3 loans, subgroup I-4 loans, subgroup II-1 loans and the Mortgage Loans in the aggregate as of the Cut-off Date is set forth in Annex A to this prospectus supplement. Due to rounding, the percentages shown may not precisely total 100%. Information set forth in Annex A for any subgroup is determined based on the applicable Subgroup Fraction of the Stated Principal Balance of the Mortgage Loans assigned to such subgroup.

Credit Scores

         Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with Mortgage Loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

         Information as to the Credit Scores obtained in connection with the origination of each of the subgroup I-1 loans, subgroup I-2 loans, subgroup I-3 loans, subgroup I-4 loans and subgroup II-1 loans and the Mortgage Loans in the aggregate is set forth in Annex A to this prospectus supplement.

Primary Mortgage Insurance

         To the best of the depositor's knowledge, substantially all of the Mortgage Loans with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary insurance policies were issued by Amerin Guaranty Corporation, Commonwealth Mortgage Assurance Company, Financial Guaranty Insurance Corporation, Foremost Guaranty Corporation, General Electric Company, Home Guaranty Corporation, Integon Mortgage Guaranty Company, Investors Mortgage, Insurance Company, Maryland Housing Fund, Mortgage Guaranty Insurance Corporation, The PMI Group, Inc., Republic Mortgage Insurance Company, Ticor Mortgage Insurance Company, Triad Guaranty Insurance Corporation, United Guaranty Insurance Corporation, US Mortgage, Insurance Corporation, Verex Assurance Inc., Wisconsin Mortgage Assurance Corporation and Radian Guaranty Inc., which collectively are the primary insurers. The primary insurers each have a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter.

                            STATIC POOL INFORMATION

         Static pool information with respect to mortgage loans originated by American Home Mortgage Corp., presented by origination year, is available on line at:

         http://www.RegABSolutions.com/HALO/HALO2006-2.

         Static pool information with respect to prior securitized pools originated by Countrywide Home Loans Servicing, LP, presented by pool, is available on line at:

         http://www.countrywidedealsdata.com/?CWDD=01200612.

         Access to these web addresses is unrestricted and free of charge. Information available at these web addresses that relates to (1) the performance of securitized assets underlying any series of securities issued prior to January 1, 2006 or (2) the performance during periods prior to January 1, 2006 of assets included in the portfolio of assets originated or acquired by a party for which static pool information is presented, in each case, is not deemed to be part of this prospectus supplement, the prospectus or the registration statement for the Offered Certificates.

         The various securitized mortgage loan pools or mortgage loan asset portfolios for which performance information is shown at the above internet addresses had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, geographic concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet addresses is in any way indicative of the performance of the Mortgage Loans in the Trust.

                         AFFILIATIONS AND RELATIONSHIPS

         The Depositor, HSBC Securities (USA) Inc. and the Sponsor are all affiliates of each other and have the following ownership structure:

     o The Depositor and HSBC Securities (USA) Inc. are each direct wholly-owned subsidiaries of HSBC Markets (USA) Inc.

     o The Sponsor, the Depositor and HSBC Securities (USA) Inc. are each indirect wholly-owned subsidiaries of HSBC Holdings plc.

     o HSBC Securities (USA) Inc. has entered into an agreement with the Depositor to purchase the Class B-1, Class B-2 and Class B-3 Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     o HSBC Mortgage Company (USA) is an affiliate of the Sponsor and the Depositor.

     o Countrywide Home Loans Servicing LP is a wholly owned subsidiary of Countrywide Home Loans, Inc.

     o Citibank, N.A. and CitiMortgage, Inc. are subsidiaries of Citigroup, Inc.

HSBC Securities (USA) Inc. has entered into an agreement with the Depositor to purchase the Class R and Class P Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

                             ADDITIONAL INFORMATION

         A Current Report on Form 8-K will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates, together with the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and certain other transaction documents.

         Pursuant to the Pooling and Servicing Agreement, the Securities Administrator is responsible for preparing monthly distribution reports to Certificateholders containing the information described under "Description of the Certificates--Reports to Certificateholders," providing such reports to the Master Servicer for execution and filing such reports with the Securities and Exchange Commission on Form 10-D for so long as the Depositor is required to file reports with respect to the trust under the Securities and Exchange Act of 1934. The Securities Administrator is also responsible for preparing for execution by the Master Servicer current reports on Form 8-K (excluding the initial Form 8-K) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust (in each case solely to the extent information related thereto has been provided to the Securities Administrator in an electronic format acceptable to the Securities Administrator) for so long as the Depositor is required to file reports with respect to the trust under the Securities and Exchange Act of 1934.

         Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency and Trust - HALO 2006-2. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                    THE YIELD MAINTENANCE AGREEMENT PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP") will be the Yield Maintenance Agreement Provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this Prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at
(212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by BSFP for use in this prospectus supplement. BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

                            UNDERWRITING GUIDELINES

General

         Approximately 57.30%, 0.00%, 25.95% and 16.75% of the subgroup I-1 loans, 65.03%, 0.00%, 15.95% and 19.02% of the subgroup I-2 loans, 93.09%,
0.00%, 6.49% and 0.42% of the subgroup I-3 loans, 99.57%, 0.00%, 0.43% and 0.00%
of the subgroup I-4 loans, 6.59%, 80.73%, 6.46% and 6.22% of the subgroup II-1 loans and 58.62%, 13.09%, 15.35% and 12.94% of the Mortgage Loans in the aggregate to be acquired by the Trust from the Depositor were originated by American Home Mortgage Corp.(" American Home"), Countrywide Home Loans, Inc. ("Countrywide"), HSBC Mortgage Corporation (USA) ("HSBC Mortgage") and Wachovia Mortgage Corporation ("Wachovia"), respectively, (American Home, Countrywide, HSBC Mortgage, and Wachovia, each an "Originator" are collectively referred to herein as the "Originators"). The Mortgage Loans were originated generally in accordance with the underwriting criteria described in this section "--General" or in one of the following sections pertaining to a particular Originator and related Mortgage Loans.

Underwriting criteria of American Home Mortgage Corp.

General

         American Home Mortgage Corp. ("American Home"), also referred to in this prospectus supplement as an Originator and in this section only as the "Originator", is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator's call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating fixed-rate mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

         The following table reflects the Originator's originations of first-lien, fixed-rate mortgage loans for the past three years and for the nine months ended September 30, 2006:

                             Year Ended              Year Ended             Year Ended          Nine Months Ended
                          December 31, 2003      December 31, 2004       December 31, 2005      September 30, 2006
                         -------------------- ---------------------- ----------------------- ----------------------
Number of Loans                      74,462                 59,576                  97,645                  88,825
Principal Balance           $12,969,494,087        $10,586,364,298         $19,633,708,424         $18,186,337,602

         The Originator is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Criteria

         The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

         The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

         The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         The Originator underwrites a borrower's creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         The Originator obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

         In addition to reviewing the borrower's credit history and credit score, the Originator's underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by the Originator's underwriters. The Originator's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by the Originator's senior underwriters. The Originator Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by the Originator's vendor management company or an underwriter of the Originator or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Underwriting criteria of Wachovia Mortgage Corporation

         Wachovia Mortgage Corporation ("Wachovia"), a North Carolina corporation, is a subsidiary of Wachovia Bank, National Association ("Wachovia Bank"), which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia and its predecessors have originated mortgage loans since 1964. Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina. In 1964, First Union Corporation ("First Union") acquired Raleigh, North Carolina-based Cameron-Brown Company, a national mortgage banking and insurance firm. In 2002, in connection with the First Union-Wachovia Corporation merger, the mortgage unit of Wachovia Bank was folded into First Union Mortgage Corporation, which then changed its name to Wachovia Mortgage Corporation. In 2004, Wachovia acquired SouthTrust Mortgage Corporation ("STMC") and STMC's prime operations were folded into Wachovia. Wachovia operations include a traditional retail mortgage lending channel ("Retail Lending"), a third party lending channel (including broker and correspondent originations) ("Third Party Lending"), and a direct to consumer lending channel ("Direct Lending"), including internet and corporate relocation programs. Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated by Wachovia for each of the different "asset types" set forth in the table:

                           2002                        2003                       2004                      2005
              ---------------------------- --------------------------- -------------------------- ---------------------------
                              Aggregate                  Aggregate                 Aggregate                  Aggregate
                              Original                    Original                  Original                   Original
                No. of   PrincipalBalance   No. of       Principal      No. of  PrincipalBalance   No. of      Principal
 Asset Type     Loans         of Loans      Loans    Balance of Loans   Loans       of Loans       Loans     Balance of Loans
------------- ---------- ----------------- --------- ----------------- -------- ----------------- -------- ------------------
Prime
Fixed-Rate
Loans           106,600  $15,949,151,114    112,733  $18,078,507,949    60,620  $9,985,186,412     71,891    $13,556,078,594
Prime
Adjustable-Rate
Loans            17,867   $5,659,300,909     12,745   $4,081,784,003    13,668  $4,647,773,851     17,221     $6,448,502,837

         Wachovia originates, processes, underwrites, and closes conforming and non-conforming, conventional, FHA and VA loans through its Retail Lending and Direct Lending channels. In addition, Wachovia originates conventional conforming and non-conforming loans as well as government and equity loans through its Third Party Lending channel.

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         Wachovia is subject to regulation, supervision and examination by the
Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

Production Sources

         Wachovia originates Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loans through Retail Lending (including Private Banking), Third Party Lending (Wholesale and Correspondent) and Direct Lending (Relocation, Employee loans, Wachovia Securities, Banker Channel and Internet). Retail Lending operates within the footprint of Wachovia Bank, while Third Party Lending and Direct Lending encompass all fifty states.

Underwriting Standards

         Wachovia manually underwrites every Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loan and generally follows Fannie Mae guidelines. Wachovia uses Custom Desktop Underwriter to supplement the underwriting of the Jumbo A Fixed Rate and the Jumbo LIBOR ARM loans to ensure the consistent and objective application of risk evaluation; however, income/asset documentation, credit requirements, collateral documentation must be met for each product. Third Party Lending is allowed to use Desktop Underwriter income documentation allowances for the Jumbo A Fixed Rate and Jumbo LIBOR ARM loans. Correspondent loans originated by correspondents with delegated underwriting authority are not re-underwritten prior to purchase; however, loan files are checked for critical documents. Loans originated by correspondents without delegated underwriting authority are underwritten by Wachovia underwriters as well as mortgage insurance company contract underwriters. Retail Lending and Direct Lending loans are underwritten in six centralized service centers primarily by full-time underwriters employed by Wachovia; however, in times of increased volume, contract underwriters from Wachovia approved mortgage insurers are used to underwrite overflow. Wholesale underwriting is performed in centralized service centers located throughout the United States by both full-time and mortgage insurance company contract underwriters who are located both on-site and off-site in the respective mortgage insurance company's facility. Condominiums, PUD's, leaseholds and trusts are reviewed and approved by Specialized Underwriting. The Collateral Review Team, consisting of trained appraisers, is available to assist underwriters with reviews of appraisals on more difficult properties. The Investor Relations team supports underwriters by requesting single loan variances from investors and assisting all production channels with underwriting clarification and oversite. The online Products and Underwriting manual is available to every employee and is updated twice monthly.

         Wachovia's non-conforming (jumbo) guidelines are provided to its whole loan investors on an ongoing basis for review and acceptability. Loans are documented generally in accordance with Fannie Mae guidelines. Jumbo LIBOR ARM loans require one full appraisal report (Fannie Mae Forms 1004, 1025 or 1073) for loan amounts up to $1,000,000 and two full appraisal reports for loan amounts greater than $1,000,000. Jumbo A Fixed Rate loans require one full and one desk review for loan amounts greater than $1,000,000 when the property is a primary residence or second home. Investment properties and co-ops require two full appraisal reports for loan amounts greater than $650,000. The borrower's capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage are evaluated per guidelines stated within the Wachovia Mortgage Corporation online Products and Underwriting Manual. The Jumbo A Fixed Rate and Jumbo LIBOR ARM loans are subject to the following requirements/restrictions:

     o Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

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     o   FICO score floor of 620 (640 for ARM loans) with increases based on occupancy, loan amount, transaction type, interest only and documentation features.

     o Limits the amount of cash out based on occupancy, Loan-To-Value and loan size.

         There is a stated income feature allowed on 1-4 unit owner occupied and 1-unit second home properties for purchase money and rate/term refinance transactions on Jumbo A Fixed Rate loans. A minimum FICO of 700 is required. Borrower must have verified liquid assets of the lesser of 50% of stated annual income or $100,000.

         There is a no ratio feature allowed on single family owner-occupied and second home properties for purchase money and rate/term refinance transactions on Jumbo LIBOR ARM loans. A minimum FICO of 680 is required.

         The Jumbo Alt A Fixed/ARM product is subject to the following requirements/restrictions:

     o Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

     o FICO score floor of 620, but may be adjusted upward for low documentation or higher risk features.

     o Full/alternative documentation, as well as Stated Income, No Ratio and NINA features.

         Secondary financing is available through the General Banking Group ("GBG") as well as the Wachovia Mortgage Equity division.

         Exception loans which are originated outside of stated guidelines are available to customers with demonstrated Wachovia relationships and/or strong compensating factors. Exception loans must be approved by exception officers within Wachovia, GBG or the Wealth Management group.

Collateral Evaluation/Appraisers

         All jumbo loan products originated through Wachovia require the full Uniform Residential Appraisal Report (Fannie Mae Form 1004 for single-family properties or Fannie Mae Form 1025 for 2-4 family properties or Fannie Mae Form 1073 for all condominiums). The Uniform Residential Appraisal Report (Fannie Mae Form 1004B), Certification and Statement of Limiting Conditions is required on all appraisals as well.

         Appraisal reports must be ordered by Wachovia. For loans originated by approved Third Party Lending brokers and correspondents the appraisers do not need to be on the Wachovia approved list; however, they must be licensed in the state where they operate. In addition, they may not be on the Wachovia exclusionary list. Appraisals provided by the borrower or any other interested third party other than Wachovia approved brokers and correspondents are not acceptable. Appraisals cannot be greater than 120 days old at closing. Any appraisal older than 120 days must be supported by an update of value by the appraiser or by a new appraisal.

         Underwriters review appraisals in accordance with stated guidelines. Appraisal guidelines for jumbo loans are generally very similar to appraisal guidelines for conforming loans, i.e., standard Fannie Mae/Freddie Mac guidelines.

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         Appraisals must be ordered from an appraiser who is approved by
Wachovia. Underwriters must ensure that the appraisal has been provided by an appraiser on the approved appraiser list and that the appraiser does not appear on either the Wachovia Mortgage Corporation Watch or Suspended Appraiser List.

Underwriting criteria of Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning for this section only:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

o in the case of a purchase, the lesser of the selling price of the related mortgaged property or its appraised value at the time of sale or

o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

         If the borrower is refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, and that existing mortgage loan has not been delinquent with respect to a monthly payment over the previous twelve months (or if the mortgage loan is less than twelve months old, since origination), then with respect to the refinanced mortgage loan,

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced; or

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

         General

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest only 3/1 Mortgage Loan or 3/27 Mortgage Loan or an interest only or fully amortizing 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         Countrywide Home Loans' underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 75% for mortgage loans with original principal balances of up to $1,500,000, and up to 80% for mortgage loans with original principal balances of up to $3,000,000.

         For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans' underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

         Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, Countrywide Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a Streamlined Documentation Loan Program (the "Streamlined Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program") and a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program").

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95% maximum.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is 95%.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

Underwriting criteria of HSBC Mortgage Corporation (USA)

         HSBC Mortgage Corporation (USA) ("HSBC"), incorporated in 1985, is a wholly owned subsidiary of HSBC Bank USA, National Association and has been engaged in originating residential first and second mortgage loans for more than twenty years. HSBC Mortgage Corporation has originated loans the same or similar to these loans for over five years.

Underwriting Standards

         The underwriting standards of HSBC's Jumbo A Fixed/AltA Fixed products generally allow a Loan-to-Value Ratio at origination of (i) up to 95% for mortgage loans with original principal balances of up to $ $500,000 (ii) up to 90% for mortgage loans with original principal balances of up to $ $650,000
(iii) up to 80% for mortgage loans with original principal balances of up to $1,000,000, (iv) up to 75% for mortgage loans with original principal balances of up to $1,500,000 (v) up to 70% for mortgage loan with original principal balances of up to $2,000,000 (vi) up to 70% for mortgage loans with original principal balances of up to $3,000,000. Any mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is required to have primary mortgage insurance. HSBC utilizes automated underwriting systems that take into account the relevant variables that predict the likelihood of default. These systems evaluate each prospective borrower's credit profile, their monthly income available to meet monthly obligations on the proposed mortgage loan, monthly housing expenses and other financial obligations, their liquid financial assets and other characteristics of the property, including the Loan-to-Value Ratio. For mortgage loans that do not utilize these systems, HSBC generally applies qualifying ratios of up to

33% and 38% respectively. Ratios are calculated using the proposed borrower's stable monthly gross income. Occasionally, HSBC makes loans where these ratios are exceeded, provided there exists sufficient compensating factors.

         The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process.

HSBC offers the Full Documentation Program, Alternative Documentation Program, a Stated Income Documentation Program, or a Stated Income Stated Asset Program.

         In general, under the Full Documentation Loan Program, each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the file contains verification of the information contained in the application relating to employment, income and assets with verifications of employment and verifications of deposits.

         The Alternative Documentation Program permits a borrower to provide two years of W-2 forms and a current pay stub instead of verification of employment, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         In general, under the Stated Income Documentation Program, each prospective borrower is must be employed or self-employed. . Non-earned income from sources other than employment is also accepted. Each borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment and other personal information. The borrower's income and employment is stated on the application but not verified. The borrower's assets, liabilities, and credit history are verified using either the Full or Alternative Documentation guidelines.

         In general, under the Stated Income Stated Asset Documentation Program, each prospective borrower is must be employed or self-employed. Non-earned income from sources other than employment is also accepted. Each borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment and other personal information. The borrower's income, employment and assets are stated on the application but not verified. The borrower's liabilities and credit history are verified using either the Full or Alternative Documentation guidelines.

         When each mortgage loan is originated, the borrower's credit report is reviewed. Generally, each credit report provides a credit score for the borrower. The credit score is based upon the credit evaluation methodology developed by Fair, Isaac and Company ("FICO"), a consulting firm specializing in creating evaluation predictive models through a high number of variables components. FICO score generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. The FICO score estimates, on a relative basis, which loans are most likely to default in the future. Lower score implies higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An

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individual loan applicant's credit score is derived by adding together the attribute weights for the applicant.

         HSBC's underwriting methodology includes analyzing all relevant risk factors inherent in the loan file. From time to time, exceptions to underwriting policies may be made on a loan by loan basis, at the discretion of HSBC's underwriter and with management approval. Exceptions are made only after careful consideration of certain mitigating factors such as the borrower's liquidity, capacity and repayment history, employment and collateral stability as well as local market economic conditions.

                        ASSIGNMENT OF THE MORTGAGE LOANS

General

         Pursuant to each respective Master Mortgage Loan Purchase and Servicing Agreement entered with the Sponsor, the Originators sold the Mortgage Loans that each such Originator originated, without recourse, to the Sponsor, and the Sponsor will, in turn, sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the Cut-off Date, without recourse, to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell, without recourse, to the Trust, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest due after, the close of business on the Cut-off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such Mortgage Loan after the Cut-off Date. However, the Sponsor will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each Mortgage Loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such Mortgage Loan prior to the Cut-off Date and (y) interest due and accrued on each Mortgage Loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents

         In connection with the transfer and assignment of each Mortgage Loan to the Trust, the Depositor will cause to be delivered to the Custodian, on behalf of the Trustee, on or before the Closing Date, the following documents with respect to each Mortgage Loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

         (b) the original of any guaranty executed in connection with the mortgage note (if provided);

         (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the Originator, escrow agent, title insurer, or closing attorney;

         (d) originals or certified copy of each modification agreement, if any;

         (e) the mortgage assignment(s), or in certain limited circumstances, an officer's certificate of the Originator, escrow agent, title insurer, or closing attorney, showing a complete chain of ownership from the Originator to the last assignee;

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         (f)      a mortgage assignment in recordable form, with the assignee's name left blank;

         (g) if the mortgage note, the mortgage, any assignment of mortgage or any other related document has been signed by a person on behalf of the mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such person to sign;

         (h) an original lender's title insurance policy or, in the event the original policy has not yet been issued, a marked title insurance commitment; and

         (i) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

         Pursuant to the Pooling and Servicing Agreement, the Custodian, on behalf of the Trustee, will agree to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original mortgage note, item
(a) above, with respect to each of the Mortgage Loans delivered to the Custodian, with any exceptions noted. The Custodian will agree, for the benefit of the holders of the Certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the Closing Date -- or, with respect to any Substitute Mortgage Loan delivered to the Custodian, within 30 days after the receipt of the mortgage file by the Custodian -- and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans that:

     o all documents required to be reviewed by it pursuant to the Pooling and Servicing Agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such Mortgage Loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the Pooling and Servicing Agreement.

         If the Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of Mortgage Loans, the Custodian is required to promptly so notify the applicable Originator, the Master Servicer, the applicable Servicer, the Securities Administrator and the Depositor in writing. The applicable Originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian. If, however, the applicable Originator has not caused the defect to be remedied, within a certain time period set forth in the related Master Loan Purchase and Servicing Agreement, the applicable Originator will be required to either (a) substitute a Substitute Mortgage Loan for the defective Mortgage Loan, or (b) repurchase the defective Mortgage Loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a Mortgage Loan representation and warranty, as generally described below under "--Representations and Warranties Relating to the Mortgage Loans". The obligation of the applicable Originator to cure the defect or to substitute or repurchase the defective Mortgage Loan and to indemnify for such breach will constitute the sole remedies available to the holders of the Certificates, the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee relating to the defect.

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Representations and Warranties Relating to the Mortgage Loans

         Pursuant to the Master Mortgage Loan Purchase and Servicing Agreements, the Originators will make certain representations and warranties with respect to each Mortgage Loan, which representations and warranties will be assigned by the Sponsor to the Trustee on behalf of the Trust. These representations and warranties differ in each Master Mortgage Loan Purchase and Servicing Agreement, but generally include the following:

                  (1) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the related Mortgaged Property;

                  (2) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded, or in the process of being recorded, in the applicable public recording office if necessary to maintain the lien priority of the mortgage. No instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the custodian;

                  (3) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or the mortgage, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (4) All buildings upon the Mortgaged Property are insured by an insurer in accordance with the applicable underwriting guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located;

                  (5) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws
         (i) applicable to the origination and servicing of Mortgage Loans of a type similar to the Mortgage Loans to be transferred to the Trust and
         (ii) applicable to any prepayment penalty associated with the Mortgage Loans at origination, have been complied with;

                  (6) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (7) The mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to:

                        (i) the lien of current real property taxes and assessments not yet due and payable;

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                        (ii)  covenants, conditions and restrictions, rights
                  of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not materially and adversely affect the appraised value of the Mortgaged Property;

                        (iii) to the extent the Mortgage Loan is a Second
                  Lien Mortgage Loan, the related first lien on the Mortgaged Property; and

                        (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

                  (8) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws;

                  (9) The Mortgage Loan is covered by an American Land Title Association lender's title insurance policy;

                  (10) The Mortgage Loan was (a) originated by the Originator or by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD or (b) acquired by the Originator through loan brokers or correspondents in which case the Mortgage Loan was re-underwritten by the Originator in accordance with the applicable underwriting guidelines (including exception practices as set forth in such underwriting guidelines) and each such loan broker or correspondent shall be a qualified correspondent;

                  (11) As of the Initial Sale Date, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (12) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage;

                  (13) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

                  (14) No Mortgage Loan is (i)(a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA") or (b) has an annual percentage rate or total points and fees that exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (ii) a "high cost" mortgage loan, "covered" mortgage loan, "high risk home" mortgage loan, or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (iii) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such Mortgage Loans, or (iv) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary Revised, Appendix E).

                  (15) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the mortgagor as the mortgagor's principal dwelling;

                  (16) Each Mortgage Loan constitutes a "qualified mortgage" under section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                  (17) With respect to each Mortgage Loan, the Originator or its subservicer has fully and accurately furnished complete information (i.e., favorable or unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis;

                  (18) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium; provided, that such offer may have been evidenced by the Originator's rate sheet/pricing grid relating to such Mortgage Loan, which provided that the Mortgage Loan had a full prepayment premium buy-out pricing adjustment available, (iii) the prepayment premium is disclosed to the related mortgagor in the mortgage loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the servicers shall not impose such prepayment charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as the result of the mortgagor's default in making the loan payments;

                  (19) No mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; and

                  (20) All points and fees related to each Mortgage Loan were disclosed in writing to the related borrower in accordance with applicable state and federal laws and regulations.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by a responsible officer of the Master Servicer, the Servicers, the Securities Administrator, the Depositor or the Trustee that any of

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


the representations and warranties of such Originator contained in the respective Master Mortgage Loan Purchase and Servicing Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the Certificates in, the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Pursuant to the respective Master Mortgage Loan Purchase and Servicing Agreement, the Originator will provide the Trustee with notice of any such breach. Subject to certain provisions of the respective Master Mortgage Loan Purchase and Servicing Agreement, within sixty days of the earlier to occur of such Originator's discovery or its receipt of notice of any such breach with respect to a representation or warranty made by it, it will be required to:

     o   promptly cure such breach in all material respects,

     o if prior to the second anniversary of the Closing Date and at the option of the Depositor, remove each Mortgage Loan which has given rise to the requirement for action, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Servicers on the related Distribution Date the amount of such shortfall (a "Substitution Adjustment Amount"), or

     o if prior to the second anniversary of the Closing Date, and at the option of the Depositor, or if after the second anniversary of the Closing Date, purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer or other expenses of the Master Servicer, the Servicers, the Trustee or the Securities Administrator in connection with the Mortgage Loan or such purchase.

         Notwithstanding the foregoing, in the event of discovery by any party to the Pooling and Servicing Agreement or the applicable Master Mortgage Loan Purchase and Servicing Agreement that a Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the applicable Master Mortgage Loan Purchase and Servicing Agreement such Originator will be required to repurchase the related Mortgage Loan at the purchase price within 60 days of such discovery or receipt of notice.

         The purchase price with respect to such Mortgage Loan will be required to be deposited into the Distribution Account on or before the Servicer Remittance Date in the month following the month during which the Originator became obligated to repurchase the mortgage loan after deducting any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans that are being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

         The obligations of the Originators to cure such breach or to substitute or purchase any Mortgage Loan that it originated constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the Certificates, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and any of its affiliates.

         In addition to the representations and warranties made by the Originators, under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders) certain limited representations and warranties made with respect to the Mortgage Loans, the purpose of which is to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Initial Sale Date of the Mortgage Loans by each Originator to the Sponsor and the Closing Date.

         In the event of a breach of any representation or warranty made by the Sponsor with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement that does not also constitute a breach of any representation or warranty made by a Originator, the Sponsor will be obligated in the same manner as such originator to cure such breach or repurchase, or provide a substitute for, the affected Mortgage Loan. However, except under limited circumstances described in the Pooling and Servicing Agreement, the Sponsor will have no obligation to cure a breach or replace a Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by an Originator under the applicable Master Mortgage Loan Purchase and Servicing Agreement and such Originator fails to fulfill its repurchase (or substitution) obligation.

         The Sponsor is obligated to indemnify the other parties to the Pooling and Servicing Agreement for any third party claim arising out of a breach of its representations and warranties regarding the Mortgage Loans. The obligation of the Sponsor to cure such breach or to substitute or purchase the affected Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to such breach available to the parties.

                         DESCRIPTION OF THE CERTIFICATES

General

         On the Closing Date, the Trust will be created and the Depositor will cause the Trust to issue the following classes of Certificates, separated into five Certificate Groups:

         The Subgroup I-1 Certificates will include the following seven classes:

  o Class I-A-1 Certificates (together with the Class I-A-6 Certificates, the "Non Accelerated Certificates" or "NAS Certificates" and together with the Class I-A-3 Certificates, the "Super Senior Certificates")

  o      Class I-A-2 Certificates

  o      Class I-A-3 Certificates

  o      Class I-A-4 Certificates

  o      Class I-A-5 Certificates

  o      Class I-A-6 Certificates (the "Senior Support Certificates")

  o      Class I-PO Certificates

         The Subgroup I-2 Certificates will include the following two classes:

  o      Class I-A-7 Certificates

  o      Class I-A-8 Certificates

         The Subgroup I-3 Certificates will include the following two classes:

  o      Class I-A-9 Certificates

  o      Class I-A-10 Certificates

         The Subgroup I-4 Certificates will include the following three classes:

  o Class I-A-11 Certificates (together with the Class I-A-3 Certificates, Class I-A-7 Certificates and Class I-A-9 Certificates, the "Floater Certificates")

  o Class I-A-12 Certificates (together with the Class I-A-4, the Class I-A-8 and Class I-A-10 Certificates, the "Inverse Floater" Certificates; and together with the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10 and Class I-A-11 Certificates, the "Class I-A Certificates")

  o      Class I-IO Certificates

         The Class I-A Certificates, the Class I-IO and Class I-PO Certificates collectively, the "Group 1 Certificates"

         The Subgroup II-1 Certificates will include the following three classes:

  o Class II-A-1 Certificates (together with the Class I-A Certificates, the "Class A Certificates")

  o Class II-IO Certificates (together with the Class I-IO Certificates, the "Class IO Certificates")

  o Class II-PO Certificates (together with the Class I-PO Certificates, the "Class PO Certificates")

  o The Class II-A-1 Certificates, the Class II-IO Certificates and the Class II-PO Certificates, the "Group 2 Certificates"

         The Series 2006-2 Mortgage Pass-Through Certificates will include the following classes of subordinate certificates and one class of prepayment certificates:

  o      Class B-1, Class B-2 and Class B-3 Certificates

  o      Class B-4, Class B-5 and Class B-6 Certificates

  o      Class P Certificates

         The Series 2006-2 Mortgage Pass-Through Certificates will include the following classes of REMIC Residual Certificates:

  o      One or more Class R Certificates (collectively, the "Class R
         Certificates")

         The Floater Certificates and Inverse Floater Certificates are sometimes collectively referred to herein as the "Adjustable Rate Certificates". The Class IO Certificates and the Inverse Floater Certificates are sometimes referred to herein as the "Interest Only Certificates". The Class A, Class IO and Class PO Certificates will be collectively referred to as the "Senior Certificates". Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are offered under this prospectus supplement. HSBC Securities (USA) Inc., an affiliate of the Sponsor and the Depositor, will initially hold the Class R and Class P Certificates.

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  The Certificates will represent the entire undivided ownership interest in the Trust created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement.

      The Trust will consist of:

  o the Mortgage Loans, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;

  o such assets as from time to time are identified as REO Property and related collections and proceeds;

  o   with respect to the Class I-A-3, the yield maintenance agreement; and

  o assets that are deposited in the Trust Accounts and invested in accordance with the Pooling and Servicing Agreement.

      The Class I-A Certificates (other than the Inverse Floater
Certificates) will evidence in the aggregate an initial beneficial ownership interest of approximately 94.67% in loan group I. The Class II-A-1 Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 94.72% in loan group II. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.35%, 1.00%, 0.60%, 0.60%, 0.50% and 0.20%, respectively, in the trust.

      The Certificates will be issued in the initial Class Certificate
Balances or Notional Amounts set forth in the table on page vi of this prospectus supplement. The initial Class Certificate Balance or Notional Amount, as applicable, of each class may be increased or decreased by up to 5% to the extent that the aggregate Stated Principal Balance of the Mortgage Loans is increased or decreased as described under "the Mortgage Loan Pool".

      The Senior Certificates (other than the Interest Only Certificates) and the offered Subordinate Certificates, will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Interest Only Certificates will be issued in minimum denominations representing an initial notional amount of $25,000, and integral multiples of $1 in excess thereof. Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date, except that the Class I-IO, Class-II-IO, Class I-PO, Class II-PO, and Class P, and Class R Certificates will each be allocated 1% of the voting rights.

Book-Entry Registration

      The Offered Certificates, other than the Class R Certificates, are sometimes referred to in this prospectus supplement as "Book-Entry Certificates." No person acquiring an interest in the Book-Entry Certificates will be entitled to receive a Definitive Certificate representing an obligation of the Trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., which will be the "holder" of such Certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC.

         The beneficial owners of the Book-Entry Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Holders or Certificateholders as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the Book-Entry Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Book-Entry Certificates only indirectly through DTC and its participants.

         Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

         Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and Trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

         Monthly and annual reports on the Trust provided or made available over its website by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

         None of the Trust, the Depositor, the Master Servicer, any Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

         See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding Certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

         The Offered Certificates which will be issued initially as Book-Entry Certificates will be converted to Definitive Certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates and the Securities Administrator or the depositor is unable to locate a qualified successor or (b) the Depositor, at its option (but with the Securities Administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the Certificates agree to initiate such termination.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of Definitive Certificates. Upon the occurrence of any event described in the immediately preceding paragraph and delivery of Book-Entry Certificates, the Securities Administrator will reissue the Book-Entry Certificates as Definitive Certificates to beneficial owners. Distributions of principal of, and interest on, the Definitive Certificates will thereafter be made by the Securities Administrator directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive Certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the Closing Date, the Securities Administrator designates its offices located at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Office - HALO 2006-2 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments on the Mortgage Loans

         Each Master Mortgage Loan Purchase and Servicing Agreement provides that each Servicer is required to establish and maintain a Collection Account. Each Master Mortgage Loan Purchase and Servicing Agreement permits each Servicer to direct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the applicable Servicer Remittance Date, as described below.

         Each Servicer is obligated to deposit or cause to be deposited in its Collection Account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the Mortgage Loans after the Cut-off Date, other than in respect of monthly payments on the Mortgage Loans due and accrued on each Mortgage Loan up to and including any due date occurring prior to the Cut-off Date:

     o all payments on account of principal, including prepayments of principal on the Mortgage Loans;

     o all payments on account of interest, net of the applicable Servicing Fee, on the Mortgage Loans;

     o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with each Servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

     o any amounts required to be deposited in connection with any losses realized on investments of funds in the applicable Collection Account; and

     o all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement.

         The Securities Administrator, as paying agent for the benefit of the Trustee and the Certificateholders, will be obligated to set up a Distribution Account with respect to the Certificates into which the Servicers or the Master Servicer, as the case may be, will be required to deposit or cause to be deposited the funds required to be remitted by the Servicers on the related Servicer Remittance Date. The funds in the Distribution Account shall be held by the Securities Administrator uninvested.

         The funds required to be remitted by the Servicers on the applicable Servicer Remittance Date will be equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the Mortgage Loans, received by the Servicers on or prior to the related Determination Date;

     o all principal prepayments (including the applicable prepayment premiums), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by such Servicer during the related Prepayment Period;

     o all P&I Advances made by the Servicers with respect to payments due to be received on the Mortgage Loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be deposited in the Collection Account by the Servicers pursuant to the applicable Master Mortgage Loan Purchase and Servicing Agreement;

         but excluding the following:

         (a) for any Mortgage Loan with respect to which the Servicers have previously made an unreimbursed P&I Advance, amounts received on such Mortgage Loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

         (b) amounts received on a particular Mortgage Loan with respect to which the Servicers have previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

         (c)      for such Servicer Remittance Date, the aggregate Servicing
                  Fee;

         (d) all net income from eligible investments that are held in the Collection Account for the account of each Servicer;

         (e) all amounts actually recovered by each Servicer in respect of late fees, prepayment penalties, assumption fees and similar fees;

         (f) for all Mortgage Loans for which P&I Advances or servicing advances are determined to be nonrecoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such Mortgage Loans;

         (g) certain other amounts which are reimbursable to the Servicers as provided in the applicable Master Mortgage Loan Purchase and Servicing Agreement; and

         (h) all collections of principal and interest not required to be remitted on the related Servicer Remittance Date.

         The amounts described in clauses (a) through (h) above may be withdrawn by the Servicers from the applicable Collection Account on or prior to each Servicer Remittance Date.

Distributions

         Distributions on the Certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (the "Distribution Date"), commencing in January 2007, to the persons in whose names the Certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds if a Certificateholder has provided to the Securities Administrator wire instructions at least five business days prior to the applicable Distribution Date or by check mailed to the address of that Certificateholder as it appears on the books of the Certificate Registrar if that Certificateholder has not provided wire instructions. However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of those Certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates for such purposes its offices located at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services - HSI Asset Loan Obligation Trust 2006-2.

Interest Distributions

         Holders of each class of Senior Certificates, other than the Class PO Certificates, will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each Distribution Date, to the extent of the related Available Funds for that Distribution Date,

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


commencing on the first Distribution Date in the case of all classes of related Senior Certificates entitled to interest distributions. Holders of the Class I-A-3 Certificates will also be entitled to receive payments, if any, made pursuant to the yield maintenance agreement and on deposit in the yield maintenance reserve fund as described in this prospectus supplement.

         Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each Distribution Date, to the extent of the Available Funds for both loan groups for that Distribution Date remaining after distributions of interest and principal to the Senior Certificates, reimbursements for some P&I Advances to the Servicers and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         The Class PO Certificates are not entitled to distributions of interest.

         If on any Distribution Date the Available Funds with respect to a loan group is less than the Accrued Certificate Interest on the Senior Certificates payable from that loan group for that Distribution Date, the shortfall will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from that loan group for that Distribution Date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent Distribution Dates, in each case to the extent of the Available Funds for the related loan group after interest distributions as described in this prospectus supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any Distribution Date.

         These interest shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and P&I Advances by a Servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in "Mortgage Loan Servicing-Prepayment Interest Shortfalls" in this prospectus supplement with respect to Compensating Interest.

         The pass-through rates on the Class I-A Certificates (other than the Adjustable Rate Certificates) and the Class II-A-1 Certificates are fixed and are listed in the table on page vi of this prospectus supplement.

         The pass-through rates on the Class I-IO and Class II-IO Certificates are fixed and are listed in the table on page vi of this prospectus supplement. The Class I-IO Certificates will accrue interest on the Class I-IO Notional Amount and the Class II-IO Certificates will accrue interest on the Class II-IO Notional Amount.

         The pass-through rate on the Subordinate Certificates on each Distribution Date will be based on the weighted average Designated Rates for each subgroup, weighted on the basis of the Group Subordinate Amount for each subgroup, and are listed in the table on page vi of this prospectus supplement.

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


         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The pass-through rate on the Class I-A-3 Certificates with respect to the initial Interest Accrual Period is 5.95% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of the applicable Available Funds Cap and a minimum rate of 0.60% per annum.

           (2) The pass-through rate on the Class I-A-4 Certificates with respect to the initial Interest Accrual Period is 0.05% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 5.40% minus LIBOR, with a maximum rate of 5.40% per annum and a minimum rate of 0.00% per annum.

           (3) The pass-through rate on the Class I-A-7 Certificates with respect to the initial Interest Accrual Period is 5.72% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.37%, with a maximum rate of 7.00% and a minimum rate of 0.37% per annum.

           (4) The pass-through rate on the Class I-A-8 Certificates with respect to the initial Interest Accrual Period is 1.28% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 6.63% minus LIBOR, with a maximum rate of 6.63% per annum and a minimum rate of 0.00% per annum.

           (5) The pass-through rate on the Class I-A-9 Certificates with respect to the initial Interest Accrual Period is 5.65% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.30%, with a maximum rate of 7.50% and a minimum rate of 0.30% per annum.

           (6) The pass-through rate on the Class I-A-10 Certificates with respect to the initial Interest Accrual Period is 1.85% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 7.20% minus LIBOR, with a maximum rate of 7.20% per annum and a minimum rate of 0.00% per annum.

           (7) The pass-through rate on the Class I-A-11 Certificates with respect to the initial Interest Accrual Period is 5.55% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.20%, with a maximum rate of 8.00% and a minimum rate of 0.20% per annum.

           (6) The pass-through rate on the Class I-A-12 Certificates with respect to the initial Interest Accrual Period is 2.45% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 7.80% minus LIBOR, with a maximum rate of 7.80% per annum and a minimum rate of 0.00% per annum.

Determination of LIBOR

         On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time), the Securities Administrator will obtain such rate from the Reuters Monitor Money Rates Service page "LIBOR01," and if the offered rate does not appear therein, from the Bloomberg L.P. page "BBAM."

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


         If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's offered rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Principal Distributions on the Senior Certificates

         The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each Distribution Date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available Funds remaining after the distribution of the related Senior Interest Distribution Amount.

         After the distribution of the Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each Distribution Date will be made from the related Available Funds as follows:

         (a) For the Group 1 Certificates, prior to the occurrence of the Credit Support Depletion Date:

                  (1) first, an amount equal to the Class PO Principal Distribution Amount for loan group I will be distributed to the Class I-PO Certificates, until the Class Certificate Balance of thereof has been reduced to zero;

                  (2)   second, pro rata to clause (a)(2)(A), (a)(2)(B),
         (a)(2)(C) and (a)(2)(D) below based on the Senior Principal Distribution Amount for subgroup I-1, the Senior Principal Distribution Amount for subgroup I-2, the Senior Principal Distribution Amount for subgroup I-3 or the Senior Principal Distribution Amount for subgroup I-4, as applicable:

                  (A) to the Subgroup I-1 Certificates, in an aggregate amount up to the Senior Principal Distribution Amount for subgroup I-1 in the following order of priority:

                        (i) first, to the Class I-A-1 and Class I-A-6 Certificates, pro rata, in accordance with their respective Class Certificate Balances, an amount up to the Subgroup I-1 Priority Amount for that Distribution Date, until the Class Certificate Balances thereof have been reduced to zero;

                        (ii) second, to the Class I-A-2 and Class I-A-3 Certificates, concurrently, up to $628,948 on each Distribution Date as follows:

                              (a)    97.00000% of the amount described in clause
                        (a)(2)(A)(ii) to the Class I-A-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

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


                              (b)    3.00000% of the amount described in clause
                        (a)(2)(A)(ii) to the Class I-A-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                        (iii) third, to the Class I-A-3 Certificates, until the
                  Class Certificate Balance thereof has been reduced to zero;

                        (iv) fourth, to the Class I-A-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                        (v) fifth, to the Class I-A-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                        (vi) sixth, to the Class I-A-1 and Class I-A-6 Certificates, pro rata, in accordance with their respective Class Certificate Balances, without regard to the Subgroup I-1 Priority Amount, until the Class Certificate Balances thereof have been reduced to zero.

                  (B) to the Subgroup I-2 Certificates, in an aggregate amount up to the Senior Principal Distribution Amount for subgroup I-2 in the following order of priority.

                        (i) to the Class I-A-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

                  (C) to the Subgroup I-3 Certificates, in an aggregate amount up to the Senior Principal Distribution Amount for subgroup I-3 in the following order of priority.

                        (i)   to the Class I-A-9 Certificates, until the Class
                         Certificate Balance thereof has been reduced to zero.

                  (D) to the Subgroup I-4 Certificates, in an aggregate amount up to the Senior Principal Distribution Amount for subgroup I-4 in the following order of priority.

                        (i) to the Class I-A-11 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

         (b)      For the Group 2 Certificates, as follows:

                  (1) first, an amount equal to the Class PO Principal Distribution Amount for loan group II will be distributed to the Class II-PO Certificates, until the Class Certificate Balance of thereof has been reduced to zero;

                  (2) second, the Senior Principal Distribution Amount for subgroup II-1 will be distributed to the Class II-A-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions of the related Available Funds shall remain as set forth in clauses (a) and (b) above, except the priority of distributions set forth in clause (a)(2)(A) relating to principal among the Subgroup I-1 Certificates will be disregarded, and the amount available for distribution under clause (a)(2)(A) will be distributed to the remaining Subgroup I-1 Certificates, pro rata, in accordance with their respective outstanding Class Certificate Balances.

         (d) After reduction of the Class Certificate Balances of the Senior Certificates of any Certificate Group, other than the related Class PO Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the related Class PO Certificates, will be entitled to no further distributions of principal and the Available Funds, except under circumstances described below under "-Limited Cross-Collateralization", will be paid solely to the holders of the Subordinate Certificates, in each case as described in this prospectus supplement.

         (e) On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates. On the first Distribution Date immediately following the expiration of the latest prepayment penalty term on the Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in a reserve fund established for the benefit of the Class P Certificates to the holders of the Class P Certificates, up to its Class Certificate Balance.

Limited Cross-Collateralization

         The priority of distributions described above in "- Priority of Distributions on the Senior Certificates" will be subject to change if any subgroup is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

         (a) Cross Collateralization Due to Rapid Prepayments. The priority of distributions will change in the case where a subgroup is experiencing rapid prepayments provided all the following conditions are met:

         o the aggregate Class Certificate Balance of the Senior Certificates (other than any Class PO Certificates) related to that subgroup has been reduced to zero;

         o    there are still Subordinate Certificates outstanding; and

         o either (i) the Subordinate Percentage for such subgroup on that date is less than 200% of the Subordinate Percentage as of the Closing Date or (ii) the Subgroup Fraction of the Stated Principal Balance of the Mortgage Loans in any subgroup delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such subgroup's Group Subordinate Amount, is greater than or equal to 50%.

         When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the subgroup relating to the Senior Certificates of which the aggregate Class Certificate Balance has been paid in full, will be applied on the related Distribution Date as a distribution of principal to the remaining Senior Certificates (other than the Class PO Certificates) of such other Certificate Groups, pro rata, on the basis of the aggregate Class Certificate Balance of the Senior Certificates of such Certificate Groups rather than applied as a principal distribution to the Subordinate Certificates. Such principal will be distributed on the related Distribution Date in the same priority as those Senior Certificates would receive other distributions of principal.

         (b) Cross Collateralization Due to Disproportionate Realized Losses in a Subgroup. Realized Losses of a subgroup are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the subgroup that incurred the loss. Therefore, if Realized Losses of any subgroup that are allocated to the Subordinate Certificates exceed the sum of the related subgroup Subordinate Amount, the Subgroup Fraction of the aggregate Stated Principal Balance of the Mortgage Loans (less the Discount Fraction of any Discount Mortgage Loans in that subgroup) of that subgroup will be less than the Class Certificate Balance of the related Senior Certificates. That is, the Subgroup Fraction of the Stated Principal Balance of Mortgage Loans in that subgroup will be less than the Class Certificate Balance of the Senior Certificates being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Loans in such other subgroups will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group (other than the Class PO Certificates) to the extent described below.

         If, on any Distribution Date, any subgroup is an Undercollateralized Group and any subgroup is an Overcollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-Priority of Distributions" will be altered as follows:

         o the applicable Subgroup Fraction of payments in respect of principal on the related Mortgage Loans for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates (as applicable) of that Certificate Group, will be paid in the following priority:
              (1) first, such amount, up to the Total Transfer Amount for that Undercollateralized Group will be distributed first to the Senior Certificates (other than the Class PO Certificates) related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates (other than the Class PO Certificates) as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the Subordinate Certificates pursuant to the priorities under "- Priority of Distributions on the Senior Certificates" in this prospectus supplement.

         If more than one Certificate Group related to a subgroup on any Distribution Date is entitled to Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date is greater than the applicable Subgroup Fraction of the aggregate Stated Principal Balance of the Mortgage Loans (less the Discount Fraction of any Discount Mortgage Loans) in the related subgroup. If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Certificate Balance of the related Senior Certificates (other than the Class PO Certificates).

         The payment of interest to the Certificates related to the Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

Principal Distributions on the Subordinate Certificates

         Holders of each class of the Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Funds for each loan group remaining after:

         o the sum of the Senior Interest Distribution Amounts, Class PO Principal Distribution Amounts, Senior Principal Distribution Amounts and any amounts described above under "-- Limited Cross-Collateralization" is distributed;

         o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Subordinate Certificates having a higher payment priority on that Distribution Date is distributed to holders of that class of Subordinate Certificates; and

         o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Subordinate Certificates on that Distribution Date is distributed to those Subordinate Certificates, a distribution allocable to principal in the sum of the following:

         (i) such class's pro rata share, based on the Class Certificate Balance of each class of Subordinate Certificates, then outstanding, of the aggregate of the following amounts for each loan group, to the extent not included in the Senior Principal Distribution Amount for any related subgroup:

                  (1) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related loan group, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan in the related loan group, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections with respect to a Discount Mortgage Loan;

         (ii) that class' pro rata share, based on the Class Certificate Balance of each class of Subordinate Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan in the related loan group, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan in the related loan group, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, related Fraud Losses, related Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

         (iii) the portion of mortgagor prepayments in full on the related Mortgage Loans made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the related Discount Fraction of those mortgagor prepayments with respect to a related Discount Mortgage Loan, allocable to that class of Subordinate Certificates as described in the third succeeding paragraph;

         (iv) if that class is the most senior class of certificates then outstanding, with a Class Certificate Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount allocated to such class of certificates, as described in the definition of Excess Subordinate Principal Amount, if any; and

         (v) any amounts allocable to principal for any previous Distribution Date calculated pursuant to clauses (i) through (iv) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Subordinate Certificates with a lower payment priority.

         References in this prospectus supplement to "payment priority" of the Subordinate Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class B-1 Certificates; second, to the Class B-2 Certificates; third, to the Class B-3 Certificates; fourth, to the Class B-4 Certificates; fifth, to the Class B-5 Certificates and sixth, to the Class B-6 Certificates.

         As to each class of Subordinate Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds.

         All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding with a Class Certificate Balance greater than zero and each other class of Subordinate Certificates for which certain loss levels established for that class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage for each subgroup will be 100% during the first five years after the closing date, unless the Class Certificate Balances of the related Senior Certificates, other than the related Class PO Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial Senior Percentage for that subgroup. Furthermore, as described in this prospectus supplement, the Senior Accelerated Distribution Percentage for each subgroup will exceed the related Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage for that subgroup may be postponed due to the loss and delinquency experience of the Mortgage Loans in the related subgroup. Accordingly, each class of the Subordinate Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Class Certificate Balances of the Senior Certificates related to a subgroup (other than any related Class PO Certificates) have been reduced to zero before the end of such period and the mortgagor prepayments from the related subgroup are not payable to the holders of the Senior Certificates relating to the other subgroups, as described under"--Limited Cross-Collateralization" above, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Subordinate Certificate Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

         The subordination provided to the Senior Certificates by the offered Subordinate Certificates and the subordination provided to each class of Subordinate Certificates by any class of Subordinate Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         first, to the Class B-6 Certificates;

         second, to the Class B-5 Certificates;

         third, to the Class B-4 Certificates;

         fourth, to the Class B-3 Certificates;

         fifth, to the Class B-2 Certificates; and

         sixth, to the Class B-1 Certificates

         in each case until the Class Certificate Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan in any subgroup, to the related Class PO Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Class Certificate Balance of the related Class PO Certificates has been reduced to zero, and the remainder of the Realized Losses on that Discount Mortgage Loan will be allocated among all remaining classes of Senior Certificates related to the subgroup that includes that Discount Mortgage Loan and the Subgroup Fraction of the amount of any Realized Loss on any Non-Discount Mortgage Loans included in a subgroup will be allocated among all the remaining classes of Senior Certificates related to that subgroup on a pro rata basis; provided, however, that (A) such Realized Losses otherwise allocable to the Class I-A-1 and Class I-A-3 Certificates will be allocated to the Class I-A-6 Certificates until the Class Certificate Balance of the Class I-A-6 Certificates has been reduced to zero, provided, that, the principal portion of any such Realized Losses allocable to the Class I-A-6 Certificates will be limited to a maximum of (i) in the case of the principal portion of such Realized Losses allocable to the Class I-A-1 Certificates, $910,324 less any portion of the Class I-A-1 Certificates' share of Realized Losses allocated to the Class I-A-6 Certificates on prior Distribution Dates, and (ii) in the case of the principal portion of such Realized Losses allocated to the Class I-A-3 Certificates, $2,135,280 less any portion of the Class I-A-3 Certificates' share of Realized Losses allocated to the Class I-A-6 Certificates on prior Distribution Dates, until the Class Certificate Balance of the Class I-A-6 Certificates has been reduced to zero.

         Investors in the Senior Certificates should be aware that because the Subordinate Certificates represent interests in all subgroups, the Class Certificate Balances of the Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more subgroups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in a subgroup or subgroups may only be allocated to the related Senior Certificates, the allocation to the Subordinate Certificates of Realized Losses on the Mortgage Loans in the other subgroups will reduce the subordination provided to such Senior Certificates by the Subordinate Certificates and increase the likelihood that Realized Losses on the Mortgage Loans in the related subgroup or subgroups may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

         (1) its Class Certificate Balance, in the case of the principal portion of the Realized Loss, in each case until the Class Certificate Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Class Certificate Balance of the certificates below the aggregate Stated Principal Balance of the Mortgage Loans; and

         (2) the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In addition, any allocation of a Realized Loss to a Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Subordinate Certificates with a higher payment priority.

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         Allocations of the principal portion of Debt Service Reductions to each class of Subordinate Certificates will result from the priority of distributions of the related Available Funds as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates and second to the Subordinate Certificates in the order of their payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to holders of the related Senior Certificates or the Subordinate Certificates, as applicable.

         The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses on the Mortgage Loans in any subgroup from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any related Excess Subordinate Principal Amount allocated to that subgroup, or in the case of related Class PO Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the related Senior Certificates, other than the related Class PO Certificates, and to each class of Subordinate Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the related Senior Percentage, or the portion of the related pro rata share of future distributions of principal to which the Subordinate Certificates are entitled of the remaining Mortgage Loans included in any subgroup. Because the related Discount Fraction of each related Discount Mortgage Loan will not change over time, the protection from losses provided to the related Class PO Certificates by the Subordinate Certificates is limited to the prior right of the related Class PO Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the Mortgage Loans included in any subgroup that are not covered by subordination will be allocated to the related Class PO Certificates only to the extent they occur on a Discount Mortgage Loan included in such subgroup and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Class Certificate Balance of the Class PO Certificates.

         Because the related Class PO Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in any subgroup, on any Distribution Date, an amount equal to all unpaid related Class PO Collection Shortfalls to the extent of Eligible Funds on that Distribution Date, shortfalls in distributions of principal on any class of Subordinate Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Class Certificate Balance greater than zero.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Discount Mortgage Loans in any subgroup will be allocated to the related Class PO Certificates in an amount equal to their related Discount Fraction of the principal portion of such losses. The remainder of the principal portion of such losses on Discount Mortgage Loans and the entire amount of the principal portion of such losses on Non-Discount Mortgage Loans will be allocated to the Senior Certificates related to the subgroup or subgroups that included all or a portion of such Mortgage Loans according to their related Senior Percentages; provided, however, that such Realized Losses otherwise allocable to the Class I-A-1 and Class I-A-3 Certificates will be allocated to the Class I-A-6 Certificates in the amounts described in the first paragraph under "- Allocation of Losses; Subordination" above, until the Class Certificate Balance of the Class I-A-6 Certificates has been reduced to zero. The remainder of the principal portion of such losses on Discount Mortgage Loans and Non-Discount Mortgage Loans will be allocated to the Subordinate Certificates on a pro rata basis. The interest portion of such losses will be allocated to all of the certificates on a pro rata basis based on the Accrued Certificate Interest thereon payable from the related loan group in respect of the related Distribution Date.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any Certificate Group means an allocation to each of those classes of certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on that Distribution Date in the case of an allocation of the principal portion of a Realized Loss on the related Mortgage Loan in that subgroup, or based on the Accrued Certificate Interest thereon in respect of that Distribution Date in the case of an allocation of the interest portion of a Realized Loss on such Mortgage Loan.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class PO Principal Distribution Amount and Senior Principal Distribution Amount for each related subgroup on Distribution Date, holders of Senior Certificates in a Certificate Group have a right to distributions of the Available Funds that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class PO Principal Distribution Amount and Senior Principal Distribution Amount, for each related subgroup. Similarly, holders of the Subordinate Certificates have a right to distributions of the Available Funds prior to the rights of holders of any class of Subordinate Certificates with a lower payment priority.

         The application of the Senior Accelerated Distribution Percentage for any subgroup, when it exceeds the related Senior Percentage for such subgroup, to determine the related Senior Principal Distribution Amount for such subgroup will accelerate the amortization of the related Senior Certificates, other than the related Class PO Certificates, in the aggregate relative to the actual amortization of the Mortgage Loans in the related subgroup. The related Class PO Certificates will not receive more than the related Discount Fraction of any unscheduled payment relating to a related Discount Mortgage Loan. To the extent that the related Senior Certificates in the aggregate, other than the related Class PO Certificates, are amortized faster than the Mortgage Loans in the related subgroup, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the related Senior Certificates in the related subgroup will be decreased, with a corresponding increase in the interest in the related Group Subordinate Amount evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Class Certificate Balances, the subordination afforded the Senior Certificates related to such subgroup by the Subordinate Certificates.

         The priority of payments, including principal prepayments, among the Subordinate Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Class Certificate Balance, the subordination afforded to that class of Subordinate Certificates by any class of Subordinate Certificates with a lower payment priority.

         The Special Hazard Amount shall initially be equal to $4,991,152.90. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $4,991,152.90 less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount may be further reduced from time to time as provided in the Pooling and Servicing Agreement if certain conditions are satisfied.

         The Fraud Loss Amount shall initially be equal to 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

         The Bankruptcy Amount will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount will equal $100,000 less the sum of any amounts allocated through subordination for such losses up to such date of determination, and may be further reduced under the terms of the Pooling and Servicing Agreement if certain conditions are satisfied.

Reports to Certificateholders

         On each Distribution Date the Securities Administrator will make available via its internet website to each holder of an Offered Certificate a monthly distribution report, based, in part, on information provided to the Securities Administrator by the Master Servicer, the Servicers, containing the following information:

         (1) the amount of each distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments, Liquidation Proceeds and Subsequent Recoveries;

         (2) if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such Certificateholders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

         (3) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

         (4) the Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

         (5)      the amount of Servicing Fees with respect to such Distribution
Date;

         (6) the Interest Rate for each Class of Certificates with respect to such Distribution Date;

         (7) by subgroup, by loan group and in the aggregate, the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

         (8) by subgroup, by loan group and in the aggregate, the number and aggregate outstanding principal balances of Mortgage Loans (except those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

         (9) by subgroup, by loan group and in the aggregate, with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

         (10) by subgroup, by loan group and in the aggregate, the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

         (11) in the aggregate and for each Class of Certificates, the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date; and

         (12) by subgroup and in the aggregate, the amount of any Bankruptcy Losses, Fraud Losses or Special Hazard Losses sustained through such Distribution Date.

         The Securities Administrator will make the monthly distribution report available via the Securities Administrator's internet website, initially located at https://www.sf.citidirect.com. Assistance in using the website can be obtained by calling the Securities Administrator's investor relations desk at
(800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency and Trust-- HALO 2006-2. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                        FEES AND EXPENSES OF THE TRUST

         In consideration of their duties on behalf of the Trust, the Servicers and the Securities Administrator will receive from the assets of the Trust certain fees as set forth in the following table:

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



     Fee Payable To:          Frequency of                 Amount of Fee                     Source of Payment
------------------------ ------------------- --------------------------------------- --------------------------------
Servicers                   Monthly Payment    A monthly fee equal to the product of   Paid out of interest
                                               (a) the outstanding Stated Principal    collections in respect of
                                               Balance of each Mortgage Loan           each Mortgage Loan serviced
                                               serviced by such Servicer as of the     by such Servicer then on
                                               prior Distribution Date (or the         deposit in the Collection
                                               Cut-off Date, in the case of the        Account maintained by such
                                               first Distribution Date) and (b)        Servicer, before any payment
                                               one-twelfth of 0.250%, in the case of   to Certificateholders.
                                               Wells Fargo Bank, N.A., HSBC Mortgage
                                               Corporation (USA), and Wachovia
                                               Mortgage Corporation, and one-twelfth
                                               of 0.175% in the case of Countrywide
                                               Home Loans, Inc.

Securities Administrator    Monthly            Any investment income, and/or           Retained by the Securities
                                               earnings on amounts on deposit in the   Administrator.
                                               Distribution Account less payment of
                                               fees to the Trustee, Master Servicer
                                               and Custodian.

         In its capacity as Master Servicer, CitiMorgage will receive as its compensation an allocated portion of the investment income and/or earnings retained by the Securities Administrator as described in the table above. As compensation for its services, the Trustee will receive a fixed annual fee payable by the Sponsor from its own funds.

         The Servicing Fees set forth in the table above may not be increased without amendment of the applicable Servicing Agreement. None of the other fees set forth above may be changed without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment" below.

         Certain expenses, reimbursements of advances and indemnity amounts of the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodian will be reimbursed before payments are made on the Certificates.

                           ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

         The following is a summary of the responsibilities of each Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian with respect to the Trust. See "The Servicers," "The Master Servicer," "The Securities Administrator," "The Trustee," "The Custodian", "Mortgage Loan Servicing" and "The Pooling and Servicing Agreement" in this prospectus supplement for a more detailed description of these servicing and administration functions.

Party                          Responsibilities
Servicers                      Performing the servicing functions with respect
                               to the Mortgage Loans serviced by such Servicer in accordance with the provisions of the applicable Master Mortgage Loan Purchase and
                               Servicing Agreement, including, but not limited to:
                                    o   collecting monthly remittances of
                                        principal and interest on the Mortgage
                                        Loans from the related borrowers,
                                        depositing such amounts in the
                                        Collection Account maintained by such
                                        Servicer, and delivering all amounts on
                                        deposit in the Collection Account to the Master Servicer for deposit in the Distribution Account on the Servicer Remittance Date;

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


                                    o   collecting amounts in respect of taxes
                                        and insurance related to the Mortgaged
                                        Properties from the related borrowers,
                                        depositing such amounts in the related
                                        escrow account, and paying such amounts
                                        to the related taxing authorities and
                                        insurance providers, as applicable;

                                    o   making P&I Advances with respect to
                                        delinquent payments of principal and
                                        interest on the Mortgage Loans;

                                    o   paying customary costs and expenses
                                        incurred in the performance by such
                                        Servicer of its servicing obligations
                                        (i.e., servicing advances), including,
                                        but not limited to, the cost of (a) the
                                        preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                    o   providing monthly loan-level reports to
                                        the Master Servicer;

                                    o   maintaining certain insurance policies
                                        relating to the Mortgage Loans; and

                                    o   initiating foreclosure proceedings.

                               See "The Servicers" and "The Pooling and
                               Servicing Agreement" below.

Master Servicer                Performing the master servicing functions in
                               accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

                                    o   monitoring the Servicers' performance
                                        and enforcing the Servicers' obligations under the Pooling and Servicing Agreement;

                                    o   reconciling the monthly loan-level
                                        report received from each Servicer and
                                        providing such report to the Securities
                                        Administrator as provided for in the
                                        Pooling and Servicing Agreement;

                                    o   reviewing the servicing of defaulted
                                        Mortgage Loans;

                                    o   upon the termination of a Servicer (so
                                        long as the Master Servicer and such
                                        Servicer are not the same entity),
                                        acting as or appointing a successor
                                        servicer; and

                                    o   upon the failure of a Servicer to make
                                        any P&I Advances with respect to the
                                        Mortgage Loans or certain servicing
                                        advances with respect to the Mortgaged
                                        Properties, which such Servicer is
                                        required to make, making such advances
                                        in its capacity as successor servicer to the extent required in the Pooling and Servicing Agreement.

                               See "The Master Servicer" and "The Pooling and Servicing Agreement" below.

Securities Administrator       Performing the securities administration
                               functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

                                    o collecting monthly remittances from each Servicer for deposit in the Distribution Account on the related Servicer Remittance Date;

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                                    o   preparing and making available the
                                        monthly Distribution Date statement to
                                        Certificateholders based, in part, on
                                        information received from the Servicers
                                        and the Master Servicer;

                                    o   acting in the capacity of certificate
                                        registrar and transfer agent with
                                        respect to the Certificates;

                                    o   preparing for execution by the Master
                                        Servicer and filing annual federal and
                                        (if required) state tax returns on
                                        behalf of the Trust and providing annual information returns to
                                        Certificateholders; and

                                    o   preparing for execution by the Master
                                        Servicer and filing periodic reports
                                        with the Securities and Exchange
                                        Commission on behalf of the Trust as
                                        required pursuant to the terms of the
                                        Pooling and Servicing Agreement.

                               See "The Securities Administrator" and "The
                               Pooling and Servicing Agreement" below and "Description of the Certificates--Reports to Certificateholders" above.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

                                    o   appointing a successor master servicer
                                        at the direction of the Depositor in the event the Master Servicer resigns or is removed; and

                                    o   if a Servicer and the Master Servicer
                                        are the same entity, upon the
                                        termination of such Servicer, acting as
                                        a successor master servicer or
                                        appointing a successor servicer at the
                                        direction of the Depositor.

                               See "The Trustee" and "The Pooling and Servicing Agreement."

Custodian                      Performing the custodial functions in accordance
                               with the provisions of the Pooling and Servicing
                               Agreement, including but not limited to:

                                    o   holding and maintaining the Mortgage
                                        Loan documents related to the Mortgage
                                        Loans in a secure facility intended for
                                        the safekeeping of mortgage files on
                                        behalf of the Trust.

Trust Accounts

         All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee. Except as noted below, funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in certain Permitted Investments, as described under "Description of the Securities--Deposits to the Trust Account" in the accompanying prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

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
Trust Account:              Responsible Party:           Application of any Investment Earnings:
--------------------- ------------------------------ ----------------------------------------------
Collection Account          Servicers                    Any investment earnings will be paid to the related Servicer and will not be available for distribution to Certificateholders.

Distribution Account        Securities Administrator     Any investment income and/or earnings will be paid to the Securities
                                                         Administrator and will not be available for distribution to
                                                         Certificateholders.

         If funds deposited in the Collection Account or Distribution Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

         The following sets forth an example of the collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in January 2007:

December 1 through
     December 31........    Prepayment Period for (i)    Principal prepayments in part received by Wells Fargo Bank,
                            prepayments in part with     as Servicer, and principal payments in full or in part
                            respect to Mortgage Loans    received by Countrywide Servicing, Wachovia and HSBC Mortgage
                            serviced by Wells Fargo      during the related Prepayment Period (December 1 through
                            Bank and (ii) prepayments    December 31) will be deposited into such Servicer's
                            in full or in part with      Collection Account for remittance to the Securities
                            respect to Mortgage Loans    Administrator on such Servicer's Servicer Remittance Date.
                            serviced by Countrywide,
                            Wachovia and HSBC Mortgage:

December 2 through
     January 1..........    Due Period:                  Payments due during the related Due Period (December 2
                                                         through January 1) from the borrowers will be deposited in each Servicer's Collection Account as received and will
                                                         include scheduled principal payments due during the related
                                                         Due Period and interest accrued on the ending scheduled
                                                         balance from the prior Due Period.

December 14 through
     January 13.........    Prepayment Period for        Principal prepayments in full received by Wells Fargo Bank,
                            prepayments in full with     as Servicer, during the related Prepayment Period (December
                            respect to Mortgage Loans    14 through January 13) will be deposited into such Servicer's
                            serviced by Wells Fargo      Collection Account for remittance to the Securities
                            Bank:                        Administrator on the such Servicer's Servicer Remittance Date.

January 15 through                                       All collections and recoveries received by the Servicers with
     January 17.........    Determination Date:          respect to the Mortgage Loans, (i) in the case of Wells Fargo
                                                         Bank and Countrywide Servicing on or prior to the business day immediately preceding its Servicer Remittance Date, (ii) in the case of Wachovia, on the 15th day of the calendar month in which such Servicer Remittance Date occurs, or if that day is not a business day, the immediately succeeding business

                                                         day and (iii) in the case of HSBC Mortgage, on the 16th day of the calendar month in which such Servicer Remittance Date occurs, or if that day is not a business day, the immediately succeeding business day. Unless deemed a nonrecoverable advance, the Servicers will make a P&I Advance for the January 1 scheduled payment on any Mortgage Loan which is not received by the Determination Date.

January 18..............    Servicer Remittance Date:    The Servicers will remit collections and recoveries in
                                                         respect of the Mortgage Loans to the Securities Administrator
                                                         or the Master Servicer for deposit into the Distribution
                                                         Account on or prior to the 18th day of each month (or if the
                                                         18th day is not a business day, the immediately succeeding business day), as specified in the applicable Servicing
                                                         Agreement.

January 24..............    Record Date:                 Distributions will be made to Certificateholders of record of global certificates for all classes  as of the business day immediately preceding the related Distribution Date.

January 25..............    Distribution Date:           On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Securities
                                                         Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

         Succeeding months follow the same pattern.

                             THE SPONSOR AND SELLER

         HSBC Bank USA, National Association (the "Sponsor" or "HSBC Bank") is a member of the HSBC Group, one of the world's largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with some 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

         The Sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of Currency. The Sponsor's deposits are insured by the FDIC up to applicable limits. The Sponsor's domestic operations are primarily in New York State. The Sponsor also has banking branch offices in Pennsylvania, Florida, Oregon, Washington, California and Washington D.C. In addition to its domestic offices, the Sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

         The Sponsor is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nations ten largest bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. At December 31, 2005, the Sponsor represented approximately 97.93% of the consolidated assets of HSBC USA Inc. and had assets of approximately $150.7 billion. At December 31, 2005, the Sponsor had outstanding approximately $138.8 billion of obligations, including deposits totaling approximately $95.0 billion and approximately $24.9 billion of long-term debt, and total shareholders' equity of approximately $11.9 billion.

The Sponsor has five lines of business:

     o The Personal Financial Services segment provides a broad range of financial products and services including installment and revolving term loans, deposits, branch services, mutual funds, investments and insurance. Residential mortgage lending provides loan financing through direct retail and wholesale origination channels.

     o The Consumer Finance segment includes point of sale and other lending activities primarily to meet the financial needs of individuals. Specifically, operating activity within the Consumer Finance segment relates to various consumer loans, private label credit card receivables, and retained interests in securitized receivable trusts.

     o Private Banking offers a full range of services for high-net worth individuals and families including deposits, tailored credit and banking, investment management, trust and estate administration, custody and retirement services. In addition, Private Bank professionals are able to leverage the Sponsor's vast global capabilities, resources and expertise on behalf of clients - capabilities ranging from wealth and tax advisory, philanthropy, and family office advisory, to structured products, real estate and middle market lending.

     o Commercial Banking provides loan and deposit products to small and middle-market corporations including specialized products such as real estate financing. Various credit and trade related products are also offered including standby facilities, performance guarantees and acceptance.

     o Corporate, Investment Banking and Markets provide tailored financial products and services to major government, corporate and institutional clients. It includes four main business lines: corporate and institutional banking, investment banking, markets and transaction banking. HSBC Securities (USA) Inc., a subsidiary of HSBC Markets (USA) Inc., serves as a primary dealer in U.S. government and federal agency securities.

Securitization Program

         As of this date, the Sponsor has not directly been engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

         Pursuant to a service level agreement between the Sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the "Service Provider"), the Sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the "Primary Assets") through wholesale and retail channels. Such mortgage loans are originated pursuant to such third party originator's independent underwriting criteria. Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Primary Assets are sold by the Sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Primary Assets or secured by the Primary Assets. The Sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, the Sponsor may have an obligation to repurchase such Primary Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Primary Assets. To mitigate these risks, however, the Sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

         The Sponsor has participated in the securitization of residential mortgage loans since 2005. As of the date of this prospectus supplement, the Sponsor has sponsored 17 securitizations of "below prime" residential mortgage loans. No securitizations sponsored by the Sponsor have defaulted or experienced an early amortization trigger event.

         As of this date, no events of default or early amortization events, or other trigger events based on pool performance, have occurred in any of the above securitization transactions. Neither the Sponsor nor any of its affiliates are engaged in the servicing of securitization assets or in the retention of any servicing rights in any of the above securitization transactions.

         The Sponsor has in the past and may in the future provide warehouse financing to a third party originator of Primary Assets, which Primary Assets may eventually be included in one or more of the Sponsor's securitized pools.

         The Sponsor does not rely on the securitization program as a material source of funds.

                                  THE DEPOSITOR

         The Depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005. The principal office of the Depositor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119. The Depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

         Since its incorporation, the business operations of the Depositor have been limited to the acquisition of residential mortgage loans from the Sponsor and the sale and pooling of such loans by the Depositor through the creation of one or more securitization trusts, which trusts, in exchange for the mortgage loans, issue mortgage pass-through certificates or notes evidencing an interest in, or secured by a pledge or assignment of, such mortgage loan assets.

         It is expected that the Depositor's future business operations will be limited to the acquiring and pooling of residential mortgage loans and securities, offering agency securities or other mortgage-or assets-related securities, and related activities. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         After the sale and pooling of mortgage loan assets and other related securities to a securitization trust in exchange for the issuance of mortgage-backed securities issued by such entity, the Depositor may be required (to the extent specified in the related securitization documents) to perform certain actions on a continual basis, including but not limited to:

     o Upon the discovery of the breach of any representation or warranty made by the Depositor in respect of a mortgage loan that materially and adversely affects the value of that loan, to repurchase the mortgage loan from the trustee, or deliver a qualified substitute mortgage loan (as defined in the related securitization documents);

     o To make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee's security interest in or lien on the mortgage loans;

     o To arrange for replacement interest rate cap contracts, interest rate swap agreements and other yield supplement agreements in the event the applicable derivative instrument issued in the related securitization transaction is terminated early;

     o To prepare and file certain reports required under the Securities Exchange Act of 1934, as amended;

     o To notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related securitization agreements; and

     o To provide the applicable trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the securitization agreements.

         Generally, however, it is expected that certain of the above functions will be performed by the Depositor's agents or one or more of the securities administrator and the master servicer in accordance with the related pooling and servicing agreements and related securitization agreements, as described in this prospectus supplement.

         The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates (Registration No. 333-131607).

                               THE MASTER SERVICER

General

         CitiMortgage will act as Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement. The information set forth in the following paragraphs has been provided by CitiMortgage.

         Citigroup, Inc. is the ultimate parent of CitiMortgage, a New York corporation. CitiMortgage provides mortgage services throughout the United States. It holds approximately $375 billion in mortgage servicing, with 2.5 million customers and 6,700 employees; CitiMortgage began originating mortgage loans in 1979. CitiMortgage derives income primarily from interest on mortgages that it owns, secondary market mortgage sales, and mortgage loan servicing fees, and mortgage origination fees and charges. The Master Servicer's principal office is 4000 Regent Blvd., Irving, TX 75063, Attention: Master Servicing Compliance, and its telephone number is 469-220-0916.

Master Servicer

         CitiMortgage will act as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer will be responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of each Servicer under the terms of its respective Servicing Agreement. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the related Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer will be required to enforce certain remedies on behalf of the Issuing Entity against the defaulting Servicer. CitiMortgage has been engaged in the business of master servicing since April 1, 2003 when it acquired the operations of First Nationwide Mortgage Corp. through merger. As of August 31, 2005, CitiMortgage was acting as

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


master servicer for approximately 20 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $15,400,000,000. The Master Servicer will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

Compensation of the Master Servicer

         As compensation for its services as Master Servicer, CitiMortgage will be entitled to receive from the Securities Administrator a portion of the investment income and/or earnings retained by the Securities Administrator as described under "Fees and Expenses of the Trust." In the event the Master Servicer assumes the duties of a Servicer under any Servicing Agreement, it shall be entitled to receive as compensation the Servicing Fees and other compensation that would have been payable to such Servicer under its respective Servicing Agreement.

         Under the terms of the Pooling and Servicing Agreement, the Securities Administrator may withdraw from the Distribution Account (i) investment income and or/earnings payable thereon to the Securities Administrator; (ii) amounts necessary to reimburse the Master Servicer or the Servicers for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable Mortgage Loan proceeds, (iii) amounts in respect of reimbursements to which the Master Servicer, the Securities Administrator or any Servicer is entitled in accordance with the terms of the Master Mortgage Loan Purchase and Servicing Agreements and the Pooling and Servicing Agreement and (iv) any other amounts permitted to be withdrawn under the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

         The Master Servicer will be required to pay the costs associated with monitoring the Servicers without any right of reimbursement. The Master Servicer (or, if the Master Servicer and a Servicer are the same entity, the Trustee, as successor master servicer) will also be required to pay the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing from such Servicer to the Master Servicer (or to the Trustee, as successor master servicer or such other appointed successor master servicer, as applicable) but will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Pooling and Servicing Agreement. To the extent such servicing transfer costs are not paid by such Servicer or the successor servicer, the Master Servicer (or the Trustee, as successor master servicer, or such other appointed successor master servicer, as applicable) may be reimbursed by the Trust for all out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from such Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

         The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the Pooling and Servicing Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Trustee and the Trust constitutes the sole remedy of the Depositor, the Trustee and the Trust in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the Pooling and Servicing Agreement, and the termination of the Pooling and Servicing Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

         The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain (collectively, a "Loss") as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement. The Depositor and the Trustee will be required to notify the Master Servicer if a claim is made by a third party as required under the Pooling and Servicing Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee or the Trust in respect of such claim.

         The Trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all Losses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Pooling and Servicing Agreement or the Certificates, except to the extent that any such Loss is related to (i) a material breach of the Master Servicer's representations and warranties in the Pooling and Servicing Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or its reckless disregard of its duties and obligations under the Pooling and Servicing Agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amounts from funds on deposit in the Distribution Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "-- Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

         Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Pooling and Servicing Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interests of the Certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the expenses and costs of such action and of any liability resulting from such action shall be borne by the Trust.

         The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in monitoring and overseeing the obligations of such Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

         Except as described below, the Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Pooling and Servicing Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right with the prior written consent of the Depositor (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, and in compliance with the other requirements set forth in the Pooling and Servicing Agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Pooling and Servicing Agreement shall be payable to such successor master servicer after such transfer, but shall in no event exceed the compensation payable to the Master Servicer.

         Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement. However, the successor master servicer must be an entity that is qualified and approved to service Mortgage Loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

         The Master Servicer will be permitted to resign if the Master Servicer's duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the Depositor assumes, the Master Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

         If at any time, Citibank, N.A., as Securities Administrator, resigns or is removed as Securities Administrator pursuant to the Pooling and Servicing Agreement, then at such time CitiMortgage will be required to resign as Master Servicer under the Pooling and Servicing Agreement.

Master Servicer Events of Default; Waiver; Termination

         Under the terms of the Pooling and Servicing Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer:

         (a) any failure by the Master Servicer to make any P&I Advance required to be made by it under the terms of the Pooling and Servicing Agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

         (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of Certificates evidencing at least 25% of the voting rights;

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         (c)      a decree or order of a court or agency or supervisory
authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

         (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

         (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;

         (f) except as otherwise permitted in the Pooling and Servicing Agreement, the Master Servicer attempts to assign its responsibilities under the Pooling and Servicing Agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator or the Depositor;

         (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the Pooling and Servicing Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days); or

         (h) failure of the Master Servicer to timely provide the Depositor with certain certifications and reports required by Regulation AB in accordance with the Pooling and Servicing Agreement.

         By written notice, the Trustee may, at the direction of Certificateholders representing a majority of the voting rights in the Certificates, waive any default by the Master Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

         So long as a Master Servicer Event of Default remains uncured, the Trustee may, and at the direction of holders controlling a majority of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee at the direction of the Depositor, any and all documents and other instruments related to the performance of its duties under the Pooling and Servicing Agreement and, any mortgage files related to any Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Pooling and Servicing Agreement.

Assumption of Master Servicing by Trustee

         In the event the Master Servicer can no longer function in that capacity under the Pooling and Servicing Agreement, the Trustee shall become the successor master servicer and as such shall assume all

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of the rights and obligations of the Master Servicer under
the Pooling and Servicing Agreement or the Trustee, at the direction of the Depositor, shall appoint a Freddie Mac or Fannie Mae approved Servicer, selected by the Depositor, which successor master servicer is acceptable to the Rating Agencies. The Trustee or any other successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Pooling and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Pooling and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all Losses incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under such agreement.

         If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of the Master Servicer in the event of such resignation or termination for cause), the Master Servicer will be required to deliver to any successor all documents and records relating to each Mortgage Loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

                                  THE SERVICERS

General

         HSBC Mortgage Corporation (USA) will service approximately 25.95%, 15.95%, 6.49%, 0.43%, 6.46% and 15.35% of the Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively. Wells Fargo Bank, N.A. will service approximately 57.30%, 65.03%, 93.09%, 99.57%, 6.59% and 58.62% of the Mortgage
Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively. Countrywide Home Loans Servicing LP will service approximately 0.00%, 0.00%, 0.00%, 0.00%, 80.73% and 13.09% of the Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively. Wachovia Mortgage Corporation will service approximately 16.75%, 19.02%, 0.42%, 0.00%, 6.22% and 12.94% of the Mortgage Loans in subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4, subgroup II-1 and the Mortgage Loans in the aggregate, respectively. The Servicers will be required to service the Mortgage Loans in accordance with the its respective Master Mortgage Loan Purchase and Servicing Agreement. Each Servicer's obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. The information contained in this section has been provided by the respective Servicer indicated below.

Servicing Experience and Procedures of HSBC Mortgage Corporation (USA)

Background

HSBC Mortgage Corporation (USA), a Delaware corporation, is a direct, wholly-owned subsidiary of HSBC Bank USA N.A and an indirect, wholly-owned subsidiary of HSBC Holdings plc. HSBC is one of the largest banking and financial services organizations in the world.

HSBC Mortgage Corporation (USA) ("HSBC") was incorporated in 1985 as a separate mortgage company and has been servicing since that time. HSBC is an experienced residential mortgage loan

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servicer headquartered in Depew, N.Y. (a suburb of Buffalo). HSBC continues to build its servicing portfolio through organic growth and acquisitions. HSBC is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA. The mortgage loans serviced by HSBC are primarily first-lien, fixed or adjustable rate loans secured by single-family residences.

Historical Servicing Information

Total Portfolio - Principal Balances
                         12/31/2001  12/31/2002 12/31/2003 12/31/2004 12/31/2005
                         ----------  ---------- ---------- ---------- ----------
Principal Balance ($MM)    38,670     44,607     55,199      65,919      66,256

Current %                  97.07%     97.92%     98.46%      98.87%      97.99%
30 - 59 days delinquent %   2.02%      1.42%      1.02%       0.73%       1.35%
60 - 89 days delinquent %   0.35%      0.23%      0.17%       0.14%       0.27%
90+ days delinquent %       0.28%      0.18%      0.16%       0.12%       0.24%
Total delinquent %          2.65%      1.83%      1.35%       0.99%       1.86%

Foreclosure %               0.23%      0.20%      0.16%       0.11%       0.10%
REO %                       0.06%      0.05%      0.03%       0.03%       0.04%
Bankruptcy %                0.33%      0.28%      0.24%       0.19%       0.26%

Note: Principal Balance includes first and second mortgages, active Home Equity Lines of Credit and REOs. Overall delinquencies increased in December 2005 with the addition of $1.2B in subprime second mortgages.

Total Portfolio - Units
                          12/31/2001 12/31/2002 12/31/2003 12/31/2004 12/31/2005
                         ----------  ---------- ---------- ---------- ----------
Number of Accounts          319,520    336,820    376,107    394,806    422,518

Current %                    95.97%     97.00%     97.65%     98.04%     96.05%
30 - 59 days delinquent %     2.64%      1.93%      1.46%      1.18%      2.47%
60 - 89 days delinquent %     0.53%      0.38%      0.28%      0.25%      0.59%
90+ days delinquent %         0.40%      0.29%      0.27%      0.24%      0.61%
Total delinquent %            3.57%      2.60%      2.01%      1.67%      3.67%

Foreclosure %                 0.30%      0.28%      0.25%      0.19%      0.17%
REO %                         0.16%      0.13%      0.09%      0.10%      0.11%
Bankruptcy %                  0.53%      0.47%      0.44%      0.41%      0.54%

Note: Number of Accounts includes first and second mortgages, active Home Equity Lines of Credit (with and without balances) and REOs. Overall delinquencies increased in December 2005 with the addition of 30M subprime second mortgages.

Servicing

     HSBC has standard policies and procedures in place along with effective internal controls to manage its mortgage servicing responsibilities in accordance with the terms of the applicable Servicing Agreements. Mortgage servicing includes, but is not limited to, the following functions:

     1. Payment collection and administration, including adjusting interest rates and payments as required on adjustable rate mortgages;
     2.  Investor remittances and reporting;
     3. Delinquent loan management, including, as applicable, collection efforts, loss mitigation, bankruptcy, foreclosure, property preservation, property disposition and recovery;
     4. Escrow administration, including collection and disbursement of funds for payment of real estate taxes and insurance, monitoring payment status of taxes and insurance, and force-placing insurance coverage as required;
     5.  Tax-related reporting as required, and
     6. Customer relationship management, including providing various service options, such as telephone, voice response unit system, website or HSBC branches.

     While growing its servicing portfolio, HSBC has effectively managed its employee capacities at modest levels through its emphasis on implementing and upgrading technology and reengineering workflows. HSBC has a seasoned management team with acceptable turnover rates contributing to a very stable loan-servicing environment. No material changes to policies or procedures have occurred during the past three years.


     HSBC performs mortgage servicing audits to mitigate risk of loss to investors. HSBC has also achieved FHLMC Tier 1 ratings for six years and "2005 Hall of Fame" award for continued Tier 1 ratings for at least two quarters each year for six years in a row without incurring foreclosure timeline penalties.


     HSBC operates in a highly efficient automated environment, with a well-developed disaster recovery and business continuity plan in place.

Delinquent Loan Servicing

     HSBC's customer contact process is designed to prevent delinquencies, identify problems early on, effectively manage delinquent loans, retain home-ownership and prevent losses. Welcome Calls are made to all new customers, verifying their contact information, confirming their payment terms and providing answers to any questions they may have. Monthly Mortgage Statements are sent to borrowers in advance of the due date. Additional statements and correspondence are sent if the payments are not received by the end of the grace period.


     Both Customer Service Representatives and Early-stage Collectors are trained to recognize payment problems and resolve them without advancing the delinquency. HSBC's automated loan servicing system automatically identifies delinquent loans and assigns them to an appropriate collection queue. Early-stage Collectors will attempt to contact the borrowers via telephone to remind them of the outstanding payment. Depending on the type of loan and risk profile of the borrower, these calls will start from 1 to 20 days past the due date. The collector will verify the borrower information, confirm the payment due and provide payment options such as Pay by Phone, overnight mail, Western Union or in-person at an HSBC branch. The collectors have access via the servicing system to the information necessary to effectively manage the account, including: borrower contact information, payment history, notes from other collectors or Customer Service Representatives, and information about other HSBC account relationships. Other tools

                                       S-89


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available include: Predictive dialer, Risk Profiler, Early
Indicator (Prime and Subprime models) and Global Mail Tracking.


     If the delinquency advances to 60 days, the Late-stage Collectors acquire responsibility for the account. These collectors continue the initial collection efforts, with more emphasis on evaluating loss mitigation opportunities. A demand notice is sent when the loan is 45-75 days past due. The mailings also advise the borrowers of the availability of options to help retain their homes. If applicable, any master servicer or primary mortgage insurer is notified of the delinquency. HSBC obtains an initial property inspection at 45 days and then every 30 days thereafter throughout the course of default. Inspection results are continually reviewed to evaluate the condition of the mortgaged property and identify any occupancy changes. A Broker's Price Opinion (BPO) is obtained at 120 days and is used as a default analysis tool to establish specific default servicing strategies. Throughout the collection process, HSBC makes reasonable efforts to provide workout options to its customers, allowing them to bring their debts current. Loss mitigation efforts continue through foreclosure proceedings until the foreclosure sale is completed.


     Delinquent loans are reviewed by HSBC's foreclosure committee to determine if foreclosure action or a charge-off is required. The decision to foreclose is generally based on the borrower's ability and willingness to pay, the condition of the property, the occupancy status, the borrower's equity in the property and the amount/number of other liens.


     HSBC assigns all bankruptcies and foreclosures to outside counsel licensed to practice in the mortgaged property state. Local knowledge is required because of the varied laws and practices from state to state. The attorneys are held accountable for managing the defaulted loans in accordance with standard industry practices and timeframes. Online tracking and communication tools are available to monitor both the foreclosure and bankruptcy statuses, as well as allowing for specialized communication between representing attorney and HSBC. Quarterly report cards are produced to monitor this performance.


     A BPO and Appraisal are obtained at the time a foreclosure sale date is scheduled and in turn are used to determine the amount to bid at foreclosure, as well as future marketing strategy should the property revert back at foreclosure sale. HSBC prepares a detailed market value analysis of each property. The analysis includes: current property value based on a new appraisal and BPO; total amount owed including unpaid taxes and insurance and outstanding fees; occupancy; estimated repair costs; estimated cost to carry the property as real estate owned, and status of junior liens, if any.


     Once HSBC acquires title to the property at foreclosure sale or deed-in-lieu, a local real estate broker is hired to sell the property. If the property is occupied, HSBC will attempt to negotiate "cash for keys/relocation assistance" with the occupant(s) to mitigate eviction costs and time. If unsuccessful, eviction proceedings are initiated. HSBC will perform necessary repairs if it determines the repairs will increase the net proceeds.

Delinquency and Foreclosure Experience

         Historically, HSBC's delinquency and foreclosure rates have been low for a number of reasons including good economic conditions. There can be no assurance that factors beyond HSBC's control (such as national or local economic conditions) will not result in increased delinquency and foreclosure rates in the future.

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Additional Information

         HSBC is not aware of any default or servicing-related performance trigger that has occurred as to any other securitization for which it acts as servicer or master servicer. HSBC is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. HSBC is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Servicing Experience and Procedures of Wells Fargo Bank, N.A.

Servicing Experience

                              As of                        As of                        As of
                        December 31, 2003            December 31, 2004            December 31, 2005
                    -------------------------   --------------------------   -------------------------
                                 Aggregate                   Aggregate                  Aggregate
                                  Unpaid                      Unpaid                     Unpaid
                                Principal                    Principal                  Principal
                    No. of      Balance of       No. of      Balance of       No. of    Balance of
                    Loans         Loans          Loans         Loans          Loans       Loans
                    -------  ----------------   -------   ----------------   -------  ----------------
First Lien
Non-Conforming,
Non-Subprime Loans  472,694  $141,120,796,584   553,262   $171,086,652,776   635,091  $218,067,611,101



Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.


         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

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         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Servicing Experience and Procedures of Wachovia Mortgage Corporation

         Upon boarding of Mortgage Loans, Wachovia reviews each mortgage loan package for completeness, images the related documents in electronic form and enters mortgage loan information in a software system designed specifically for use by the mortgage lending industry. This software system ensures uniformity of treatment and efficiency of recordkeeping with respect to routine loan servicing procedures, including but not limited to payment application and escrow administration. Wachovia establishes initial contact with each mortgagor with a welcome package communicating necessary information about the administration of such mortgagor's loan. Wachovia maintains this contact with the mortgagor through monthly statements and correspondence providing regulatory information. In connection with its servicing activities, which include collection of principal and interest payments, payment of taxes, insurance and other charges, maintenance of primary mortgage insurance and hazard insurance with qualified insurers, property inspections, loss mitigation, default administration, release and satisfaction of mortgages, preparation of annual statements and reports, Wachovia closely monitors its servicing policies and procedures to prevent defaults under applicable servicing agreements or OCC requirements.

         Wachovia maintains escrow accounts for the benefit of mortgagors to pay hazard insurance premiums and taxes. Wachovia provides mortgagors with an analysis of the escrow account activity at least once a year. Wachovia utilizes the services of a vendor to track and ensure that payments are remitted to insurance carriers and tax authorities in a timely manner to minimize costs. In the event the mortgagor does not maintain adequate insurance coverage, Wachovia obtains adequate coverage in accordance with the terms of the loan documents and the related servicing agreement unless otherwise governed by state law. Wachovia administers insurance proceeds with restricted escrow in which the proceeds are held in separate accounts for the benefit of the mortgagors during repair or reconstruction of the collateral until disbursed in accordance with investor guidelines and general industry practice. Upon payment in full of a loan obligation, Wachovia releases excess escrow funds to the related mortgagor within 30 days of receipt of final payment.

         In accordance with the applicable servicing agreement, Wachovia begins to work with mortgagors upon the first indication that they are experiencing difficulty meeting their monthly payment obligation. Wachovia contacts mortgagors by phone as an initial reminder of a missed payment and makes follow-up phone calls until payment is received or an alternative payment arrangement is reached.

         If a mortgage loan goes into bankruptcy, Wachovia monitors the bankruptcy case until it is closed or a lift of stay is granted. If appropriate and if any required consent is obtained, a vendor will proceed on Wachovia's behalf by referring the foreclosure action to a Wachovia-approved attorney licensed in the applicable jurisdiction. Wachovia monitors all referral files until the mortgage loan is reinstated or paid in full or foreclosure is completed.

         In accordance with investor and state law guidelines, as well as appropriate mortgage insurance guidelines, if applicable, Wachovia proceeds with foreclosure upon delinquency after all loss mitigation efforts have been exhausted. Upon completion of the foreclosure sale and the placement of the related property in REO status, Wachovia will assign the loan back to the institutional investor if so directed by the applicable guidelines. In accordance with private investor agreements, Wachovia works with sub-contractors to facilitate the sale and disposition of REO property. Additionally, Wachovia files claims under any related primary mortgage insurance policy, seeks deficiency judgments where permitted under law and extends recovery efforts on behalf of the investor.

         Vendors provide a variety of services to Wachovia, including the provision of software, call centers, loan status tracking required to obtain escrow information, and payment processing. Wachovia maintains a process of thorough review and due diligence for any vendor who performs mortgage loan administration activities. Each vendor must execute a services agreement with Wachovia and provide a relationship manager for direct contact with Wachovia in order for Wachovia to closely monitor such vendor's performance under such agreement. Wachovia maintains a fidelity errors and omissions policy for its loan servicing operations and requires that any vendor engaging in loan administration activities on behalf of Wachovia maintains equivalent coverage as required under the applicable servicing agreement.

         There have been no material changes in Wachovia's servicing policies and procedures in the past three years, other than changes mandated by federal or state laws, or investor guidelines.

Prior Securitizations

         During the three (3) years preceding the date of this prospectus supplement, none of the residential mortgage loan securitization portfolios serviced by Wachovia have experienced servicing events of default, termination triggers or early amortization events due to Wachovia's servicing activities. Wachovia has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or the application of a servicing performance test or trigger. During such time, Wachovia has neither failed to make any required advance with respect to any issuance of residential mortgage-backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

Servicing Experience and Procedures of Countrywide Home Loans Servicing LP

         The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                  Consolidated Mortgage Loan Production
                                        ----------------------------------------------------------------------------------
                                         Ten Months                        Years Ended                        Nine Months
                                           Ended                           December 31,                          Ended
                                        December 31,                                                         September 30,
                                            2001          2002         2003          2004          2005          2006
                                        ------------ ------------  ------------ -------------  -------------  ------------
                                                     (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans....................       504,975       999,448    1,517,743       846,395       809,630        559,501
  Volume of Loans....................   $    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $   109,872
     Percent of Total Dollar Volume..         61.7%         59.6%        54.2%         38.2%         34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans....................       137,593       277,626      554,571       509,711       826,178        479,627
  Volume of Loans....................   $    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   148,652
     Percent of Total Dollar Volume..         17.9%         24.5%        31.4%         38.7%         45.9%          44.5%
FHA/VA Loans
  Number of Loans....................       118,734       157,626      196,063       105,562        80,528         65,618
  Volume of Loans....................   $    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     9,436
     Percent of Total Dollar Volume..         11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans....................       164,503       316,049      453,817       587,046       683,887        519,895
  Volume of Loans....................   $     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    35,229
     Percent of Total Dollar Volume..          4.5%          4.6%         4.2%          8.5%          8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans....................        43,359        63,195      124,205       250,030       278,112        188,558
  Volume of Loans....................   $     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    30,545
     Percent of Total Dollar Volume..          4.5%          3.7%         4.6%         11.0%          9.1%           9.2%
Total Loans
  Number of Loans....................       969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,813,199
  Volume of Loans....................   $   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   333,734
  Average Loan Amount................   $   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1).......           63%           66%          72%           51%           53%            53%
  Adjustable-Rate Loans(1)...........           12%           14%          21%           52%           52%            48%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

              (a) collecting, aggregating and remitting mortgage loan payments;

              (b) accounting for principal and interest;

              (c) holding escrow (impound) funds for payment of taxes and insurance;

              (d) making inspections as required of the mortgaged properties;

              (e) preparation of tax-related information in connection with the mortgage loans;

              (f) supervision of delinquent mortgage loans;

              (g) loss mitigation efforts;

              (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

              (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                          THE SECURITIES ADMINISTRATOR

         The Securities Administrator is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as Securities Administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2006, Citibank's Agency and Trust group manages in excess of $3.6 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee and securities administrator services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2006, Citibank, N.A. acts as trustee, securities administrator and/or paying agent for approximately 300 various residential mortgage-backed transactions.

         As Securities Administrator, Citibank, N.A. will be responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation (based solely on the information provided to it by the transaction parties) of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K, in each case for execution by the Master Servicer, that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

         As Securities Administrator, Citibank, N.A. will act as paying agent and in such capacity will make distributions on the Certificates and prepare and provide monthly distribution statements to

Certificateholders with respect to such distributions. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. The Securities Administrator will also act as transfer agent and certificate registrar for the Certificates.
Certificates may be surrendered and a copy of the Pooling and Servicing Agreement may be inspected at the corporate trust office of the Securities Administrator located at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention Corporate Trust Services - HSI Asset Loan Obligation Trust 2006-2, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

         The Securities Administrator's duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See "Administration of the Trust" and "The Pooling and Servicing Agreement" in this prospectus supplement. The Securities Administrator will be entitled to retain as compensation any investment income and/or earnings on amounts on deposit in the Distribution Account pending distributions to Certificateholders on the related Distribution Date. See "Fees and Expenses of the Trust" in this prospectus supplement.

         If at any time CitiMortgage, as Master Servicer, resigns or is removed as Master Servicer pursuant to the Pooling and Servicing Agreement, then at such time Citibank, N.A. will be required to resign as Securities Administrator under the Pooling and Servicing Agreement.

                                  THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity, as of June 30, 2006, of over eleven million files.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

         Deutsche Bank National Trust Company ("Deutsche Bank") is the Trustee. Deutsche Bank is a national banking association. Deutsche Bank has previously been appointed to the role of trustee for numerous mortgaged-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates.

         The Trustee will perform certain functions on behalf of the Trust and for the benefit of the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                             MORTGAGE LOAN SERVICING

General

         The Servicers will have primary responsibility for servicing the Mortgage Loans as described under "Administration of the Trust--Servicing and Administration Responsibilities" above. In servicing the mortgage loans, each Servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans. The following is a general description of the servicing provisions of the Master Mortgage Loan Purchase and Servicing Agreements.

Servicing Compensation and Payment of Expenses

         As compensation for its activities as a Servicer under the applicable Master Mortgage Loan Purchase and Servicing Agreement, each Servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust." In addition, each Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items (however prepayment premiums may not be paid to or retained by the Servicer as additional servicing compensation). Each Servicer will also be entitled to withdraw from the related Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. In addition, each Servicer will be entitled to retain any net Prepayment Interest Excesses related to the Mortgage Loans serviced by it for any Distribution Date to the extent they are not required to offset Prepayment Interest Shortfalls resulting from principal prepayments that are received during the related prepayment period. See "--Prepayment Interest Shortfalls" below. Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable Master Mortgage Loan Purchase and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in such Master Mortgage Loan Purchase and Servicing Agreement.

P&I Advances

         Each Servicer is required to make P&I Advances on each related Servicer Remittance Date with respect to each Mortgage Loan it services, subject to its determination in its good faith business judgment that such advance would be recoverable. P&I Advances made by a Servicer are reimbursable to such Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the Certificates. Notwithstanding a Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such Servicer will be entitled to reimbursement for that advance from the Trust. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable) will advance its own funds to make P&I Advances if a Servicer fails to do so, subject to its own recoverability determination and as required under the Pooling and Servicing Agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

Servicing Advances

         Each Servicer is required to advance amounts with respect to the Mortgage Loans serviced by it, subject to its determination that such advance would be recoverable. Servicing advances are "out-of-pocket" costs and expenses relating to:

         o    the preservation, restoration and protection of the Mortgaged
              Property;

         o    enforcement or judicial proceedings, including foreclosures;

         o    the management and restoration of REO Property; and

         o certain other customary amounts described in the Master Mortgage Loan Purchase and Servicing Agreements.

         These servicing advances by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the advancing party subject to certain conditions and restrictions. In the event that, notwithstanding the good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable Servicer (or other advancing party) will be entitled to reimbursement for that advance from the Trust.

Recovery of Advances

         Each Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the applicable Master Mortgage Loan Purchase and Servicing Agreement, including from the collection of principal and interest on the Mortgage Loans that is not required to be remitted in the month of receipt on the related Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by such Servicer from the mortgagor or otherwise relating to the Mortgage Loan (excluding prepayment premiums). In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the related Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the related Collection Account.

         The Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which they determine would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of a Servicer (or the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer's certificate of such Servicer delivered to the Trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

         In the event of any voluntary principal prepayments on any Mortgage Loans in either loan group (excluding any payments made upon liquidation of any Mortgage Loan) during the applicable Prepayment Period, the amount of those shortfalls in interest collections resulting from those voluntary principal prepayments on the Mortgage Loans in either loan group ("Prepayment Interest Shortfalls") will first be netted against the amount of interest received on the Mortgage Loans in such loan group that prepay during the applicable Prepayment Period representing interest that accrued on those Mortgage Loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the applicable Servicer will be obligated to pay, by no later than the related Servicer Remittance Date preceding the applicable Distribution Date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the Servicing
Fee collected for that Distribution Date ("Compensating Interest"). The
Master Servicer shall not be required to make any Compensating Interest payments.

Collection and Other Servicing Procedures

         Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans it services and will, consistent with the provisions of the applicable Master Mortgage Loan Purchase and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the Mortgage Loans. Consistent with the above, a Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments, subject to the provisions of the applicable Master Mortgage Loan Purchase and Servicing Agreement.

         Each Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each Mortgage Loan serviced by it.

         If a Mortgaged Property has been or is about to be conveyed by the mortgagor, each Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless such Servicer's exercise of such "due-on-sale" clause acceleration rights is (i) prohibited by law or (ii) would impair or threaten recovery under any primary mortgage insurance policy related to such Mortgage Loan. If such Servicer is prohibited from exercising such "due-on-sale" acceleration rights for either of the foregoing reasons, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by a Servicer for entering into an assumption agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, the Mortgage Rate borne by the mortgage note relating to the Mortgage Loan may not be decreased. For a description of circumstances in which a Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

         Each Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee's clause generally in an amount equal to the least of (a) the outstanding principal balance of such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a co-insurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such Mortgaged Property. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with such Servicer's normal servicing procedures, will ultimately be deposited in the related Collection Account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

Realization Upon Defaulted Mortgage Loans

         Each Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of such Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general loan servicing activities and the applicable Master Mortgage Loan Purchase and Servicing Agreement; provided, that such Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless it believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such Servicer.

Removal and Resignation of a Servicer

         The Master Servicer (or if the Master Servicer and a Servicer are the same entity, the Trustee as successor master servicer) may, and at the direction of Certificateholders representing a majority of voting rights in the Certificates is required to, remove a Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a) through (h) below. Each of the following generally constitutes a "Servicer event of default" under each Master Mortgage Loan Purchase and Servicing
Agreement:

               (a) any failure by a Servicer to remit any payment required to be made by it under the terms of the applicable Master Mortgage Loan Purchase and Servicing Agreement, which continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

               (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in the applicable Master Mortgage Loan Purchase and Servicing Agreement, which continues unremedied for a period of 30 or 60 days, as applicable, after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

               (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

               (d) a Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of such Servicer's property; or

               (e) a Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (f) a Servicer shall cease to be an approved servicer by Fannie Mae or Freddie Mac; or

               (g) Any failure by a Servicer to duly perform, within the required time periods, its obligations to provide any reports on assessment and attestation of compliance with relevant servicing criteria, certain related officer's certifications and other notifications required by Regulation AB, as provided under the applicable Master Mortgage Loan Purchase and Servicing Agreement.

         Except to permit subservicers as provided under the applicable Master Mortgage Loan Purchase and Servicing Agreement to act as subservicers, a Servicer may not assign its obligations under the applicable Master Mortgage Loan Purchase and Servicing Agreement nor resign from the obligations and duties imposed on it by the related Master Mortgage Loan Purchase and Servicing Agreement except by mutual consent of such Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that such Servicer's duties under the applicable Master Mortgage Loan Purchase and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed such Servicer's responsibilities and obligations in accordance with the applicable Master Mortgage Loan Purchase and Servicing Agreement.

         Upon removal or resignation of a Servicer, in accordance with the Pooling and Master Mortgage Loan Purchase and Servicing Agreement, the Master Servicer (or, if the Master Servicer and a Servicer are the same entity, the Trustee as successor master servicer) will be the successor servicer after a transition period not to exceed 90 days, except that the Master Servicer (or the Trustee as successor master servicer or such other successor servicer, as applicable) will be obligated to immediately make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Master Servicer (or the Trustee as successor master servicer, as applicable) is unwilling or unable to act as successor servicer, or if the holders of Certificates entitled to at least a majority of the voting rights in the Certificates so request, the Master Servicer (or the Trustee as successor master servicer, as applicable) is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

         The Servicers and any successor servicers will at all times maintain a net worth of at least $25,000,000 (as determined in accordance with generally accepted accounting principles) and maintain its license to do business or service residential Mortgage Loans in any jurisdictions in which the Mortgaged Properties are located. Any successor servicer will also be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer.

         The Master Servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the related Collection Account) as the applicable Servicer or such greater compensation if consented to by the Rating Agencies rating the Certificates and Certificateholders representing a majority of voting rights in the Certificates.

Evidence as to Compliance

         Each Master Mortgage Loan Purchase and Servicing Agreement will provide that on or before March 15 of each year, in accordance with the applicable Master Mortgage Loan Purchase and Servicing Agreement, beginning in 2007, each Servicer will provide to the Depositor and the Securities Administrator, a report on an assessment of compliance with the AB Servicing Criteria. The Pooling and

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Servicing Agreement will provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, beginning in 2007, (1) the Master Servicer and the Custodian will each provide to the Depositor and the Securities Administrator, as applicable, a report on an assessment of compliance with the AB Servicing Criteria and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is responsible for any servicing function relating to the Mortgage Loans will also provide, by such date, to the Depositor and the Securities Administrator, as applicable, a report on an assessment of compliance with the AB Servicing Criteria.

         Each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the related assessment of compliance with the AB Servicing Criteria. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

         Each Master Mortgage Loan Purchase and Servicing Agreement will also provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, in accordance with the applicable Master Mortgage Loan Purchase and Servicing Agreement, beginning in 2007, each Servicer will provide to the Depositor and the Securities Administrator, a separate annual statement of compliance to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material respects its obligations under the applicable Master Mortgage Loan Purchase and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status thereof. The Pooling and Servicing Agreement will provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, beginning in 2007, the Master Servicer will provide to the Depositor and the Securities Administrator, an annual statement of compliance to the effect that, to the best knowledge of the signing officer, each such party has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status thereof.

                       THE POOLING AND SERVICING AGREEMENT

The Issuing Entity

         On the Closing Date, and until the termination of the Trust pursuant to the Pooling and Servicing Agreement, "HSI Asset Loan Obligation Trust 2006-2" (the "Issuing Entity") will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund created thereunder.

         The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

         The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Master Mortgage Loan Purchase and Servicing Agreements or Pooling and Servicing Agreement. See

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"The Trustee," "The Depositor," "The Securities Administrator," "The Master
Servicer," "The Servicers," and "The Custodian" in this prospectus supplement.

         The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the securities administrator on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under "--Amendment."

         If the assets of the Trust are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See "Risk Factors--The Credit Enhancement Features May Be Inadequate to Provide Protection for the Offered Certificates" in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or an Originator it is not anticipated that the Trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Termination; Optional Clean-up Call

          The Master Servicer, may or, upon the instruction of the Depositor, shall have the option to purchase the Mortgage Loans on any optional termination date, which is any Distribution Date following the month in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event that the Depositor wishes to instruct the Master Servicer to purchase the Mortgage Loans on any Optional Termination Date, the Depositor shall provide instructions to the Master Servicer to exercise such option, in which event the exercise by the Master Servicer of its option to purchase the Mortgage Loan shall be deemed to have been at the Depositor's instruction.

          Any such purchase of the Mortgage Loans would result in the payment on that Distribution Date of the final distribution on the Certificates and the termination of the Trust. The purchase price for the Mortgage Loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans related to any REO Property) plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate; (ii) the lesser of (x) the appraised value of any REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate,
(iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable), (iv) any unreimbursed indemnification payments payable under the Pooling and Servicing Agreement, and (v) any other amount due under the Pooling and Servicing Agreement. The purchase of the Mortgage Loans and REO Properties would result in the final distribution on the Offered Certificates on that Distribution Date.

         The Trust also is required to terminate upon notice to the Trustee of either the later of: (i) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or P&I Advances of same by a Servicer), or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate

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later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

         The Trustee may at any time resign and be discharged from the Trust by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in the notice. If no qualified successor trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling and Servicing Agreement and shall fail to resign after written request by the Depositor, then the Depositor or any Servicer may remove the Trustee and appoint a successor trustee. Holders of Certificates evidencing at least a majority of the voting rights may also, at any time, remove the Trustee and appoint a successor trustee.

Certain Matters Regarding the Depositor, the Securities Administrator and the Trustee

         The Pooling and Servicing Agreement provides that none of the Depositor, the Securities Administrator, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Securities Administrator or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor's, the Securities Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

         The Depositor, the Securities Administrator, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement or (ii) the performance of their respective duties pursuant to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of the Depositor's, the Securities Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

         None of the Depositor, the Securities Administrator or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Securities Administrator and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and
(ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders. In the event the Depositor, the Securities Administrator or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of

                                       S-106


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the Trust, and the Depositor, the Securities Administrator and
the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust assets.

Amendment

         The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement by written agreement, without notice to, or consent of, the holders of the Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision, to add to the duties of the parties to that agreement, to comply with any requirements in the Code or to conform the Pooling and Servicing Agreement to the prospectus and prospectus supplement provided to investors in connection with the offering of the Offered Certificates. The Pooling and Servicing Agreement may also be amended to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee and the Securities Administrator, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Certificates.

         The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement, with the consent of holders of Certificates evidencing percentage interests aggregating not less than 66(2)/3% of each class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above without the consent of the holders of Certificates of that class evidencing percentage interests aggregating not less than 66(2)/3% of that class, or (iii) reduce the percentage of the Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Certificates then outstanding.

The Yield Maintenance Agreement

         The holders of the Class I-A-3 Certificates may benefit from a series of interest rate cap payments from Bear Sterns Financial Products, Inc. pursuant to the yield maintenance agreement. The yield maintenance agreement is intended to partially mitigate on each Distribution Date from the Distribution Date in January 2007 up to and including the Distribution Date in August 2010 the interest rate risk that could result from the difference between (a) LIBOR (up to a maximum rate of 8.90% per annum) and (b) 5.40% per annum.

         On each Distribution Date from the Distribution Date in January 2007 through and including the Distribution Date in August 2010, the amount payable by the Yield Maintenance Agreement Provider under the yield maintenance agreement will equal the product of (a) an amount equal to the Yield Maintenance Agreement Notional Balance on that Distribution Date and (b) the excess of (i) the lesser of (x) LIBOR and (y) 8.90% per annum, over (ii) 5.40% per annum, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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         Pursuant to the Pooling and Servicing Agreement, the securities administrator will establish and maintain a yield maintenance reserve fund. The yield maintenance reserve fund will be in the name of the trustee for the benefit of the Class I-A-3 Certificates and HSBC Securities (USA) Inc. will be the beneficial owner. The yield maintenance reserve fund will not be part of any REMIC.

         On each Distribution Date, the securities administrator will deposit in the yield maintenance reserve fund any payments received under the yield maintenance agreement on that Distribution Date. On each Distribution Date, any amounts on deposit in the yield maintenance reserve fund will be distributed to the Class I-A-3 Certificates, in an amount up to the amount necessary to pay the Yield Supplement Amount for that Distribution Date. Any remaining amounts on any Distribution Date will remain on deposit in the yield maintenance reserve fund and will not be invested and will be available on any future Distribution Date to cover any shortfall between the Yield Supplement Amount and amounts paid under the yield maintenance agreement on that date. Any amounts remaining in the yield maintenance reserve fund on the Distribution Date immediately following the earlier of (i) the termination date of the yield maintenance agreement and
(ii) the date on which the Class Certificate Balance of the Class I-A-3 Certificates is reduced to zero, will be distributed to HSBC Securities (USA) Inc. and will not be available for payment to any holder of the Certificates.

         The significance percentage of the yield maintenance agreement is less than 10%.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

         The prepayment model used in this prospectus supplement, known as the "PPC Prepayment Assumption" or "PPC" represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. For the group I loans, a 100% Prepayment Assumption as used in this prospectus supplement is the "Group 1 Fixed Pricing Prepayment Speed," which assumes a CPR of 8% per annum of the then-outstanding principal balance of a hypothetical pool of fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 16% per annum (or 1.45454545455%) in each month thereafter until 24% CPR is reached in the twelfth month. For each month thereafter during the life of such group I loans, the Group I Fixed Pricing Prepayment Speed assumes a constant prepayment rate of 24% CPR per annum each month. For the group II loans, a 100% Prepayment Assumption as used in this prospectus supplement is the "Group 2 Fixed Pricing Prepayment Speed," which assumes a CPR of 10% per annum of the then-outstanding principal balance of a hypothetical pool of fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 14% per annum (or 1.27272727273%) in each month thereafter until 24% CPR is reached in the twelfth month. For each month thereafter during the life of such group II loans, the Group 2 Fixed Pricing Prepayment Speed assumes a constant prepayment rate of 24% CPR per annum each month.

         Since the tables set forth below were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans in the related loan group and the characteristics of the Mortgage Loans in such loan group assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in any loan group have characteristics which differ from those assumed

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in preparing the tables set forth below, the distributions of principal on the
Offered Certificates may be made earlier or later than as indicated in the tables.

         Unless otherwise specified, the information in the tables in this prospectus supplement relating to the Offered Certificates has been prepared on the basis of the actual characteristics and actual performance of the Mortgage Loans set forth on Annex A and the following additional assumptions which collectively are the structuring assumptions:

     o   the Closing Date for the Certificates occurs on December 28, 2006;

     o distributions on the Certificates are made on the 25th day of each month irrespective of whether such day is a business day, commencing in January 2007, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loan prepayment rates with respect to the mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

     o   prepayments include 30 days' interest on the related Mortgage Loan;

     o   the optional clean-up call is not exercised;

     o   One-Month LIBOR remains constant at 5.350%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the group I loans or group II loans are experienced;

     o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the calendar month in which the Closing Date occurs and are computed prior to giving effect to prepayments received on the last day of the calendar month in which the Closing Date occurs;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the Closing Date occurs;

     o the initial Class Certificate Balance of each class of Certificates is as set forth in the table on page vi of this prospectus supplement;

     o interest accrues on each class of Offered Certificates at the applicable Interest Rate set forth or described in this prospectus supplement;

     o the Servicing Fee Rate with respect to each Mortgage Loan will be 0.250% per annum, in the case of Wells Fargo Bank, N.A., HSBC Mortgage Corporation (USA), and Wachovia Mortgage Corporation, and 0.175% per annum in the case of Countrywide Home Loans, Inc.; and

     o   expenses for lender paid primary mortgage insurance are zero.

         While it is assumed that each of the Mortgage Loans in any loan group prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans in any loan group that will

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be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables in this prospectus supplement.

General

         Each Interest Accrual Period for those Offered Certificates entitled to interest payments (other than the Adjustable Rate Certificates) will be the calendar month preceding the applicable Distribution Date, assuming a 360-day year consisting of twelve 30-day months. The Interest Accrual Period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or in the case of the first Interest Accrual Period, from the Closing
Date) through the day before the applicable Distribution Date assuming a 360-day year consisting of twelve 30-day months.

Defaults

         The yield to maturity of the Offered Certificates, and particularly the offered Subordinate Certificates, will be sensitive to defaults on the Mortgage Loans in the related loan group. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for related Realized Losses in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans in any loan group.

Prepayment Considerations and Risks

         The yields to maturity on the Offered Certificates will be affected by the allocation of principal payments among the Offered Certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans in the related subgroup will be allocated among the related Senior Certificates, other than the related Class IO Certificates and the related Class PO Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the Mortgage Loans in any subgroup will be distributed to each class of Subordinate Certificates. In addition to the foregoing, if on any Distribution Date, the loss level established for the Class B-2 Certificates or the Class B-3 Certificates is exceeded and a class of Subordinate Certificates having a higher payment priority is then outstanding with a Class Certificate Balance greater than zero, the Class B-2 Certificates or the Class B-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that Distribution Date.

         Approximately 42.53%, 0.00%and 35.63% of the group I loans, group II loans and the Mortgage Loans in the aggregate, respectively, have an initial interest only period of varying lengths, in any case, not to exceed 15 years following origination. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest

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rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Mortgage Loans as a result of the mortgage loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage Loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these Mortgage Loans may be significantly different than Mortgage Loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their Mortgage Loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these Mortgage Loans.

         Senior Certificates. The Senior Certificates, other than the Class PO Certificates and Class IO Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans in the related subgroups early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans in the related subgroups both before and after the commencement of principal distributions on those classes.

         NAS Certificates. Investors in the NAS Certificates should be aware that, unless the related Credit Support Depletion date has occurred, the NAS Certificates are not expected to receive any distributions of principal prior to the Distribution Date occurring in January 2012, and thereafter until the Distribution Date in January 2016, the NAS Certificates will receive a disproportionately small portion of prepayments on the Mortgage Loans and portions of Mortgage Loans assigned to Subgroup I-1, unless the Class Certificate Balances of the Class I-A-2, Class I-A-3 and Class I-A-5 Certificates have been reduced to zero. Consequently, the weighted average life of the NAS Certificates will be longer than what otherwise be the case. The effect on the market value of the NAS Certificates for changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

         Certificates with Subordination Features: After the Class Certificate Balances of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the remaining class of Subordinate Certificates with a Class Certificate Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the Mortgage Loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Subordinate Certificates. See "Class B-2 and Class B-3 Certificate Yield Considerations" below. If the Class Certificate Balance of the Subordinate Certificates are reduced to zero, the yield to maturity of any Senior Support Certificates will be extremely sensitive to Realized Losses on the Mortgage Loans and portions of Mortgage Loans assigned to the related subgroup, and the timing thereof, because Realized Losses that would be allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates, as and to the extent described in this prospectus supplement. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Subordinate Certificates before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

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Realized Losses and Interest Shortfalls

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the Mortgage Loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the Mortgage Loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to the related Offered Certificates.

         After the Class Certificate Balances of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the remaining class of Subordinate Certificates then outstanding with a Class Certificate Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the Mortgage Loans and the timing of those Realized Losses because the entire amount of Realized Losses that are covered by subordination will be allocated to that class of Subordinate Certificates. See "--Class B-2 Certificate and Class B-3 Certificate Yield Considerations" below.

         As described under "Description of the Certificates--Allocation of Losses; Subordination" amounts otherwise distributable to holders of one or more classes of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates and holders of any Subordinate Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies. These delinquencies may affect the yields to investors on those classes of the Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Subordinate Certificates. Similarly, if the Class Certificate Balances of the Subordinate Certificates are reduced to zero, delinquencies on the Mortgage Loans in any loan group will affect the yield to investors on the related Senior Certificates. Furthermore, the Class PO Certificates will share in the principal portion of Realized Losses on the Mortgage Loans in the related subgroup only to the extent that they are incurred with respect to Discount Mortgage Loans in such subgroup and only to the extent of the related Discount Fraction of those Realized Losses. Consequently, after the Subordinate Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the related Senior Certificates, other than the related Class PO Certificates, may be affected to a greater extent by Realized Losses on Non-Discount Mortgage Loans in the related subgroup than Realized Losses on Discount Mortgage Loans in the related subgroup; provided, however, that such Realized Losses otherwise allocable to the Class I-A-1 and Class I-A-3 Certificates will be allocated to the Class I-A-6 Certificates in the amounts described in the first paragraph under "Description of the Certificates-Allocation of Losses; Subordination" above, until the Class Certificate Balance of the Class I-A-6 Certificates has been reduced to zero. In addition, a higher than expected rate of delinquencies or Realized Losses will also affect the rate of principal payments on one or more classes of the Subordinate Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Subordinate Certificates.

         The amount of interest otherwise payable to holders of the Offered Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the Servicers, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Subordinate Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the Servicers or Master Servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls.

Weighted Average Lives of the Offered Certificates

         The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the reduction, if any, of the Class Certificate Balance or Notional Amount of the Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance or Notional Amount of the Certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans in any loan group, see "--Prepayment Considerations and Risks" above.

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of Offered Certificates. See "Description of the Certificates--Distributions" in this prospectus supplement.

         For a discussion of the prepayment models used in this prospectus supplement for the group I loans and the group II loans, see "- Structuring Assumptions" above.

         The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

         The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Class I-IO and Class II-IO Certificates) that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions and the actual characteristics and actual performance of the Mortgage Loans set forth on Annex A attached to this prospectus supplement. It is not likely that (i) all of the related Mortgage Loans will have the characteristics assumed, (ii) all of the related Mortgage Loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the related Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the related Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the related Mortgage Loans are consistent with the remaining terms to maturity and Mortgage Rates of the related Mortgage Loans specified in the structuring assumptions.

                   Percentage of Initial Class Principal Amount of the Offered Certificates
                       Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

                                             Class I-PO                             Class I-A-1 and Class I-A-6
DISTRIBUTION DATE                        PREPAYMENT SCENARIO                            PREPAYMENT SCENARIO
                              -------------------------------------------    -------------------------------------------
                               0%       50%      100%      150%     200%       0%       50%     100%      150%     200%
                              -----    -----     -----     -----    -----    -----     -----    -----    -----     -----
Initial Percentage......       100      100       100       100      100      100       100      100      100       100
December 2007...........        99       88        77        66       55      100       100      100      100       100
December 2008...........        97       76        58        42       28      100       100      100      100       100
December 2009...........        96       66        43        26       15      100       100      100      100        56
December 2010...........        94       57        32        17        7      100       100      100       67        16
December 2011...........        93       50        24        10        4      100       100      100       33         0
December 2012...........        91       43        18         7        2       99        95       77       14         0
December 2013...........        89       37        13         4        1       98        89       55        5         0
December 2014...........        87       32        10         3        1       97        82       39        1         0
December 2015...........        85       27         7         2        0       95        73       29        0         0
December 2016...........        83       23         5         1        0       94        63       21        0         0
December 2017...........        81       20         4         1        0       91        54       16        0         0
December 2018...........        78       17         3         0        0       89        46       12        0         0
December 2019...........        75       14         2         0        0       86        39        9        0         0
December 2020...........        73       12         2         0        0       83        34        6        0         0
December 2021...........        70       10         1         0        0       80        28        5        0         0
December 2022...........        66        9         1         0        0       77        24        3        0         0
December 2023...........        63        7         1         0        0       73        20        2        0         0
December 2024...........        59        6         0         0        0       69        17        2        0         0
December 2025...........        56        5         0         0        0       65        14        1        0         0
December 2026...........        52        4         0         0        0       61        11        1        0         0
December 2027...........        47        3         0         0        0       56         9        1        0         0
December 2028...........        43        3         0         0        0       51         7        0        0         0
December 2029...........        38        2         0         0        0       46         6        0        0         0
December 2030...........        33        2         0         0        0       40         5        0        0         0
December 2031...........        28        1         0         0        0       34         3        0        0         0
December 2032...........        22        1         0         0        0       28         2        0        0         0
December 2033...........        16        1         0         0        0       21         2        0        0         0
December 2034...........        10        0         0         0        0       14         1        0        0         0
December 2035...........         3        0         0         0        0        6         0        0        0         0
December 2036...........         0        0         0         0        0        0         0        0        0         0
Weighted Average Life to
Maturity (years) (2)....     18.83     6.70      3.55      2.30     1.63    21.05     12.79     8.33     4.74      3.27

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

                   Percentage of Initial Class Principal Amount or Notional Amount of the Offered Certificates
                       Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

                                             Class I-A-2                            Class I-A-3 and Class I-A-4(3)
DISTRIBUTION DATE                        PREPAYMENT SCENARIO                             PREPAYMENT SCENARIO
                              -------------------------------------------    -------------------------------------------
                               0%       50%      100%      150%     200%       0%       50%     100%      150%     200%
                              -----    -----     -----     -----    -----    -----     -----    -----    -----     -----
Initial Percentage......       100       100      100       100       100      100       100      100       100      100
December 2007...........        98        82       82        82        82      100        90       63        37       10
December 2008...........        96        64       64        52        16      100        78       30         0        0
December 2009...........        94        46       46        10         0      100        70        9         0        0
December 2010...........        92        28       26         0         0      100        65        0         0        0
December 2011...........        90        10        4         0         0      100        63        0         0        0
December 2012...........        88         0        0         0         0      100        58        0         0        0
December 2013...........        86         0        0         0         0      100        46        0         0        0
December 2014...........        83         0        0         0         0       99        38        0         0        0
December 2015...........        81         0        0         0         0       99        31        0         0        0
December 2016...........        78         0        0         0         0       99        27        0         0        0
December 2017...........        74         0        0         0         0       99        23        0         0        0
December 2018...........        69         0        0         0         0       99        20        0         0        0
December 2019...........        64         0        0         0         0       99        17        0         0        0
December 2020...........        59         0        0         0         0       99        14        0         0        0
December 2021...........        53         0        0         0         0       99        12        0         0        0
December 2022...........        47         0        0         0         0       98        10        0         0        0
December 2023...........        40         0        0         0         0       98         8        0         0        0
December 2024...........        33         0        0         0         0       98         7        0         0        0
December 2025...........        26         0        0         0         0       98         6        0         0        0
December 2026...........        18         0        0         0         0       97         5        0         0        0
December 2027...........         9         0        0         0         0       97         4        0         0        0
December 2028...........         0         0        0         0         0       97         3        0         0        0
December 2029...........         0         0        0         0         0       87         2        0         0        0
December 2030...........         0         0        0         0         0       76         2        0         0        0
December 2031...........         0         0        0         0         0       65         1        0         0        0
December 2032...........         0         0        0         0         0       52         1        0         0        0
December 2033...........         0         0        0         0         0       39         0        0         0        0
December 2034...........         0         0        0         0         0       25         0        0         0        0
December 2035...........         0         0        0         0         0       10         0        0         0        0
December 2036...........         0         0        0         0         0        0         0        0         0        0
Weighted Average Life to
Maturity (years)(2).....     14.31     2.82      2.74      1.96     1.46     25.81     7.53      1.54     0.86      0.61

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance or Notional Amount by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
     (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance or Notional Amount described in clause (i).

(3) Interest Only Certificates that accrue interest on a Notional Amount. Percentages expressed as a percentage of the related initial Notional Amount.

                   Percentage of Initial Class Principal Amount or Notional Amount of the Offered Certificates
                         Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

                                             Class I-A-5                            Class I-A-7 and Class I-A-8(3)
DISTRIBUTION DATE                        PREPAYMENT SCENARIO                             PREPAYMENT SCENARIO
                              -------------------------------------------    -------------------------------------------
                               0%       50%      100%      150%     200%       0%       50%     100%      150%     200%
                              -----    -----     -----     -----    -----    -----     -----    -----    -----     -----
Initial Percentage......       100       100      100       100       100      100      100      100       100      100
December 2007...........       100       100      100       100       100       99       89       79        68       58
December 2008...........       100       100      100       100       100       99       77       58        41       27
December 2009...........       100       100      100       100         0       98       67       43        24       11
December 2010...........       100       100      100         0         0       97       58       31        14        3
December 2011...........       100       100      100         0         0       96       50       22         7        0
December 2012...........       100       100        0         0         0       95       43       16         3        0
December 2013...........       100       100        0         0         0       94       37       11         1        0
December 2014...........       100       100        0         0         0       93       32        8         0        0
December 2015...........       100       100        0         0         0       92       28        6         0        0
December 2016...........       100       100        0         0         0       91       24        4         0        0
December 2017...........       100       100        0         0         0       89       21        3         0        0
December 2018...........       100       100        0         0         0       86       18        2         0        0
December 2019...........       100       100        0         0         0       84       15        2         0        0
December 2020...........       100       100        0         0         0       81       13        1         0        0
December 2021...........       100       100        0         0         0       78       11        1         0        0
December 2022...........       100       100        0         0         0       75        9        1         0        0
December 2023...........       100       100        0         0         0       72        8        1         0        0
December 2024...........       100       100        0         0         0       68        6        0         0        0
December 2025...........       100       100        0         0         0       64        5        0         0        0
December 2026...........       100       100        0         0         0       60        4        0         0        0
December 2027...........       100       100        0         0         0       55        4        0         0        0
December 2028...........       100       100        0         0         0       51        3        0         0        0
December 2029...........       100       100        0         0         0       46        2        0         0        0
December 2030...........       100       100        0         0         0       40        2        0         0        0
December 2031...........       100       100        0         0         0       34        1        0         0        0
December 2032...........       100       100        0         0         0       28        1        0         0        0
December 2033...........       100       100        0         0         0       21        1        0         0        0
December 2034...........       100        86        0         0         0       14        0        0         0        0
December 2035...........       100        32        0         0         0        6        0        0         0        0
December 2036...........         0         0        0         0         0        0        0        0         0        0
Weighted Average Life to
Maturity (years)(2).....     29.86     28.71     5.33      3.33     2.41     20.60     6.81      3.41     2.10      1.51

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance or Notional Amount by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
     (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance or Notional Amount described in clause (i).

(3) Interest Only Certificates that accrues interest on a Notional Amount. Percentages expressed as a percentage of the related initial Notional Amount.

                   Percentage of Initial Class Principal Amount or Notional Amount of the Offered Certificates
                       Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

                                   Class I-A-9 and Class I-A-10(3)                   Class I-A-11 and Class I-A-12(3)
DISTRIBUTION DATE                        PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                             -------------------------------------------    ----------------------------------------------
                              0%       50%      100%      150%      200%      0%        50%      100%       150%     200%
                             -----    -----     -----     -----    -----    -----      -----     -----     -----     -----
Initial Percentage....        100      100       100       100       100        100      100       100       100       100
December 2007.........        100       90        80        70        59        100       90        80        70        60
December 2008.........         99       78        59        42        28         99       78        59        43        28
December 2009.........         99       68        43        25        12         99       68        44        25        12
December 2010.........         99       59        32        14         4         99       59        32        14         4
December 2011.........         98       51        23         7         0         98       51        23         7         0
December 2012.........         98       44        16         3         0         98       44        16         3         0
December 2013.........         97       38        12         1         0         97       38        12         1         0
December 2014.........         97       33         8         0         0         97       33         8         0         0
December 2015.........         96       29         6         0         0         96       29         6         0         0
December 2016.........         95       25         5         0         0         95       25         5         0         0
December 2017.........         93       22         3         0         0         93       22         3         0         0
December 2018.........         91       19         3         0         0         91       19         3         0         0
December 2019.........         88       16         2         0         0         89       16         2         0         0
December 2020.........         86       14         1         0         0         86       14         1         0         0
December 2021.........         83       12         1         0         0         83       12         1         0         0
December 2022.........         80       10         1         0         0         80       10         1         0         0
December 2023.........         76        8         1         0         0         77        8         1         0         0
December 2024.........         73        7         0         0         0         74        7         0         0         0
December 2025.........         69        6         0         0         0         70        6         0         0         0
December 2026.........         65        5         0         0         0         66        5         0         0         0
December 2027.........         60        4         0         0         0         61        4         0         0         0
December 2028.........         55        3         0         0         0         56        3         0         0         0
December 2029.........         50        2         0         0         0         51        3         0         0         0
December 2030.........         44        2         0         0         0         45        2         0         0         0
December 2031.........         38        1         0         0         0         39        2         0         0         0
December 2032.........         31        1         0         0         0         32        1         0         0         0
December 2033.........         24        1         0         0         0         25        1         0         0         0
December 2034.........         16        0         0         0         0         17        0         0         0         0
December 2035.........          7        0         0         0         0          8        0         0         0         0
December 2036.........          0        0         0         0         0          0        0         0         0         0
Weighted Average Life to
Maturity (years) (2)..      21.57     7.00      3.48      2.14      1.54      21.73     7.02      3.50      2.16      1.56

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance or Notional Amount by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
     (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance or Notional Amount described in clause (i).

(3) Interest Only Certificates that accrue interest on a Notional Amount. Percentages expressed as a percentage of the related initial Notional Amount.

                   Percentage of Initial Class Principal Amount of the Offered Certificates
               Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

                                              Class II-A-PO                                      Class II-A-1
DISTRIBUTION DATE                          PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                              --------------------------------------------      --------------------------------------------
                               0%       50%       100%      150%      200%        0%        50%      100%      150%     200%
                              -----    -----     -----     -----     -----      -----      -----     -----    -----    -----
Initial Percentage.......       100      100       100       100       100        100      100       100       100       100
December 2007............        95       85        75        65        55         96       85        75        64        54
December 2008............        91       71        54        40        27         91       71        53        37        24
December 2009............        86       59        39        24        13         86       59        37        21        10
December 2010............        80       49        28        14         6         81       48        25        11         3
December 2011............        75       40        20         9         3         76       39        17         5         0
December 2012............        69       32        14         5         2         70       31        11         2         0
December 2013............        62       26         9         3         1         64       25         7         1         0
December 2014............        55       20         6         2         0         57       19         5         0         0
December 2015............        48       16         4         1         0         50       15         3         0         0
December 2016............        41       12         3         1         0         42       11         2         0         0
December 2017............        33        8         2         0         0         34        8         1         0         0
December 2018............        25        5         1         0         0         26        5         1         0         0
December 2019............        16        3         0         0         0         17        3         0         0         0
December 2020............         7        1         0         0         0          7        1         0         0         0
December 2021............         0        0         0         0         0          0        0         0         0         0
December 2022............         0        0         0         0         0          0        0         0         0         0
December 2023............         0        0         0         0         0          0        0         0         0         0
December 2024............         0        0         0         0         0          0        0         0         0         0
December 2025............         0        0         0         0         0          0        0         0         0         0
December 2026............         0        0         0         0         0          0        0         0         0         0
December 2027............         0        0         0         0         0          0        0         0         0         0
December 2028............         0        0         0         0         0          0        0         0         0         0
December 2029............         0        0         0         0         0          0        0         0         0         0
December 2030............         0        0         0         0         0          0        0         0         0         0
December 2031............         0        0         0         0         0          0        0         0         0         0
December 2032............         0        0         0         0         0          0        0         0         0         0
December 2033............         0        0         0         0         0          0        0         0         0         0
December 2034............         0        0         0         0         0          0        0         0         0         0
December 2035............         0        0         0         0         0          0        0         0         0         0
December 2036............         0        0         0         0         0          0        0         0         0         0
Weighted Average Life to
Maturity (years) (2).....      8.35      4.81     3.08      2.14      1.58       8.50     4.72      2.90      1.92      1.40

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

                   Percentage of Initial Class Principal Amount of the Offered Certificates
                   Outstanding at the Following Percentages of PPC Prepayment Assumption(1)

DISTRIBUTION DATE                 Class B-1, Class B-2 and Class B-3(3)
                                           PREPAYMENT SCENARIO
                               --------------------------------------------
                                 0%      50%       100%      150%      200%
                               -----    -----     -----     -----     -----
Initial Percentage.......       100      100       100       100       100
December 2007............        99       99        99        99        99
December 2008............        98       98        98        98        98
December 2009............        96       96        96        96        96
December 2010............        95       95        95        95        95
December 2011............        93       93        93        93        78
December 2012............        91       88        84        80        40
December 2013............        90       82        74        66        20
December 2014............        88       74        62        49        10
December 2015............        86       66        48        32         5
December 2016............        83       56        36        20         3
December 2017............        80       48        26        12         1
December 2018............        77       40        19         8         1
December 2019............        73       34        14         5         0
December 2020............        69       28        10         3         0
December 2021............        66       23         7         2         0
December 2022............        63       20         5         1         0
December 2023............        60       17         4         1         0
December 2024............        57       14         3         0         0
December 2025............        54       12         2         0         0
December 2026............        51        9         1         0         0
December 2027............        47        8         1         0         0
December 2028............        43        6         1         0         0
December 2029............        38        5         0         0         0
December 2030............        34        4         0         0         0
December 2031............        29        3         0         0         0
December 2032............        24        2         0         0         0
December 2033............        18        1         0         0         0
December 2034............        12        1         0         0         0
December 2035............         5        0         0         0         0
December 2036............         0        0         0         0         0
Weighted Average Life to
Maturity (years) (2).....     18.72    11.73      9.30      8.11      6.01

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Percentages shown reflect the PPC as described under "--Structuring Assumptions" above for the portion of the Subordinate Certificates related to the group I loans and the group II loans.

Inverse Floater Certificate Yield Considerations

         The yields to investors on the Inverse Floater Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Inverse Floater Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         The yields to investors on the Inverse Floater Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related subgroup, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans in the related subgroup will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater Certificates to fully recover their initial investments.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Inverse Floater Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the Mortgage Loans in the related subgroup, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the related Inverse Floater Certificates are likely to differ from those shown in the following tables, even if all the Mortgage Loans in the related subgroup prepay at the constant percentages of the prepayment assumption and the level of LIBOR is as specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the Mortgage Loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans in the related subgroup and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the Mortgage in the related subgroup will prepay at a constant percentage of the prepayment assumption until maturity, that all of the Mortgage Loans in the related subgroup will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans in the related subgroup, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Inverse Floater Certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans in the related subgroup and the related Inverse Floater Certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o   accrued interest is added where it is applicable;

         o   no payments are made under the yield maintenance agreement; and

         o the initial pass-through rates on the Class I-A-4, Class I-A-8, Class I-A-10 and Class I-A-12 Certificates are as described on page vi of this prospectus supplement.

         There can be no assurance that the Mortgage Loans in the related subgroup will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Inverse Floater Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the tables or that the aggregate purchase price of the Inverse Floater Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Inverse Floater Certificate.


                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class I-A-4 Certificates to Prepayments and LIBOR
                 (Assumed Purchase Price Percentage of 1.62500%)

                                   Percentage of PPC for group I loans
                            ----------------------------------------------------
Level of LIBOR (%)            0%          50%      100%         150%      200%
--------------------------  -------    --------   -------     --------  --------
2.35......................  237.42%     218.66%   155.80%       75.97%     0.59%
3.35......................  148.33%     131.86%    73.07%      (1.98%)  (65.35%)
4.35......................   70.37%      56.63%   (4.60%)     (76.15%)         *
5.35......................  (1.68%)    (15.69%)         *            *         *
5.40 and above............        *           *         *            *         *

* These yields represent a loss of substantially all of the aggregate purchase price of the certificates.

                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class I-A-8 Certificates to Prepayments and LIBOR
                 (Assumed Purchase Price Percentage of 2.92969%)

                                   Percentage of PPC for group I loans
                            ----------------------------------------------------
Level of LIBOR (%)            0%          50%      100%         150%      200%
--------------------------  -------    --------   -------     --------  --------
2.35......................  180.75%     162.00%    141.86%    119.91%     95.46%
3.35......................  132.69%     115.42%     96.75%     76.14%     52.82%
4.35......................   88.13%      72.22%     54.83%     35.03%     12.09%
5.35......................   46.94%      32.30%     15.89%    (4.75%)   (28.82%)
6.63 and above............        *           *          *          *          *

* These yields represent a loss of substantially all of the aggregate purchase price of the certificates.

                 Sensitivity of Pre-Tax Yield to Maturity of the
               Class I-A-10 Certificates to Prepayments and LIBOR
                (Assumed Purchase Price Percentage of 3.58594%)

                                      Percentage of PPC for group I loans
                              --------------------------------------------------
Level of LIBOR (%)              0%         50%        100%      150%      200%
--------------------------    -------    -------    -------   -------   --------
2.35......................    166.72%    148.94%    129.86%   109.05%     85.90%
3.35......................    127.81%    111.11%     93.08%    73.18%     50.71%
4.35......................     91.25%     75.56%     58.44%    39.08%     16.78%
5.35......................     56.99%     42.23%     25.83%     6.07%   (17.01%)
7.20 and above............          *          *          *         *          *

* These yields represent a loss of substantially all of the aggregate purchase price of the certificates.


                 Sensitivity of Pre-Tax Yield to Maturity of the
               Class I-A-12 Certificates to Prepayments and LIBOR
                 (Assumed Purchase Price Percentage of 4.21094%)

                                       Percentage of PPC for group I loans
                              --------------------------------------------------
Level of LIBOR (%)              0%        50%       100%       150%       200%
--------------------------    -------   -------    ------    --------   --------
3.35......................    126.23%   109.77%    92.01%      72.43%     50.35%
4.35......................     94.90%    79.26%    62.23%      43.08%     21.11%
5.35......................     65.24%    50.37%    33.95%      14.63%    (7.86%)
6.35......................     37.17%    23.05%     7.09%    (14.06%)   (38.24%)
7.80 and above............          *         *         *           *          *

* These yields represent a loss of substantially all of the aggregate purchase price of the certificates.


         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Inverse Floater Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Inverse Floater Certificates, and thus do not reflect the return on any investment in the Inverse Floater Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Inverse Floater Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

         There can be no assurance that the Mortgage Loans in the related subgroup will prepay at any particular rate or that the yield on any class of Inverse Floater Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and Net Mortgage Rates of the related Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse

Floater Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Class PO Certificate and Class IO Certificate Yield Considerations

         Because the Class PO Certificates will be purchased at a discount, the pre-tax yield on the related Class PO Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of Mortgage Loans in the related loan group due to a breach of a representation and warranty with respect to the Discount Mortgage Loans in the related loan group, in the case of the related Class PO Certificates.

         The pre-tax yield to maturity on the Class IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Premium Mortgage Loans in the related loan group, which rate may fluctuate significantly over time. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments. Solely with respect to the Class IO Certificates, the yield to investors on the related Class IO Certificates will not be affected by prepayments on any Mortgage Loan that is a Premium Mortgage Loan.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class I-PO Certificates, Class II-PO Certificates, Class I-IO Certificates and Class II-IO Certificates to various constant rates of prepayment on the Mortgage Loans in the related loan group by projecting the monthly aggregate payments on the Class I-PO Certificates, Class II-PO Certificates, Class I-IO Certificates and Class II-IO Certificates, respectively, and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans in the related loan group, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans in the related loan group and of the related Class PO Certificates and related Class IO Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                   Pre-Tax Yield to Maturity of the Class I-PO
          Certificates at the Following Percentages of PPC for group I loans
                (Assumed Purchase Price Percentage of 71.90625%)

                            0%          50%        100%        150%        200%
                          ------      ------      ------      ------      ------
Yield..................    1.81%       5.72%      11.10%      17.38%      24.73%

                   Pre-Tax Yield to Maturity of the Class II-PO
          Certificates at the Following Percentages of PPC for group II loans
                (Assumed Purchase Price Percentage of 72.00000%)

                            0%          50%        100%        150%        200%
                          ------      ------      ------      ------      ------
Yield..................    4.16%       7.73%      12.56%      18.38%      25.16%

                   Pre-Tax Yield to Maturity of the Class I-IO
          Certificates at the Following Percentages of PPC for group I loans
                 (Assumed Purchase Price Percentage of 6.00000%)

                            0%          50%        100%        150%        200%
                          ------      ------      ------      ------      ------
Yield..................  113.75%      98.50%      82.30%      64.94%      46.13%

                   Pre-Tax Yield to Maturity of the Class II-IO
          Certificates at the Following Percentages of PPC for group II loans
                 (Assumed Purchase Price Percentage of 6.00000%)

                            0%          50%        100%        150%        200%
                          ------      ------      ------      ------      ------
Yield..................   96.86%      81.37%      64.85%      47.08%      27.69%

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-PO Certificates, Class II-PO Certificates, Class I-IO Certificates and Class II- IO Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class PO Certificates or Class IO Certificates, and thus do not reflect the return on any investment in the Class PO Certificates or Class IO Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class I-PO Certificates, Class II-PO Certificates, Class I-IO Certificates and Class II- IO Certificates, as applicable, are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the constant percentages of PPC indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans in any loan group will have a material adverse effect on the pre-tax yield to maturity of the related Class PO Certificates. The rate and timing of principal prepayments on the related Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the Mortgage Loans in the aggregate. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because Mortgage Loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the related Class IO Certificates in most cases have rights to relatively larger portions of interest payments on Premium Mortgage Loans with higher mortgage rates; thus, the yield on the related Class IO Certificates will be materially adversely affected to a greater extent than on the other Offered Certificates if the related Premium Mortgage Loans prepay faster than the related Mortgage Loans with lower mortgage rates.

         There can be no assurance that the Mortgage Loans in any loan group will prepay at any particular rate or that the pre-tax yields on the related Class PO Certificates and related Class IO Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the related Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PPC specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

Class B-2 and Class B-3 Certificate Yield Considerations

         If the aggregate Class Certificate Balance of the Class B-6, Class B-5 and Class B-4 Certificates is reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to Realized Losses on the Mortgage Loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class B-3 Certificates.

         The aggregate initial Class Certificate Balance of the Class B-6, Class B-5 and Class B-4 Certificates is equal to approximately 1.30% of the aggregate principal balance of the Mortgage Loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the Class Certificate Balances of the Class B-6, Class B-5, Class B-4 and the Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to Realized Losses on the Mortgage Loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class B-2 Certificates. The aggregate initial Class Certificate Balance of the Class B-3 Certificates and the Class B-6, Class B-5 and Class B-4 Certificates is equal to approximately 1.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, after deducting payments of principal due during the month of the cut-off date.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class B-2 Certificates and particularly in the Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of those investors to fully recover their investments.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date for each class of Group 1 Certificates is the Distribution Date occurring in December 2036 and the Final Scheduled Distribution Date for each class of Group 2 Certificates is the Distribution Date occurring in December 2021. The Final Scheduled Distribution

Dates for all such classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs in the related subgroup.

         Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates in any Certificate Group will depend on the rate of payment (including prepayments) of the Mortgage Loans in the related subgroup or groups, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans in the related subgroup or groups will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans in the related subgroup or groups.

                        FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, assuming compliance with all provisions of the pooling and servicing agreement and other governing documents, for federal income tax purposes, the portion of the trust consisting of the Mortgage Loans and certain other segregated assets, exclusive of the yield maintenance agreement and the yield maintenance reserve fund, will qualify as one or more REMICs under the Internal Revenue Code.

         In addition, in the opinion of Mayer, Brown, Rowe & Maw LLP, for federal income tax purposes:

    o the Class R Certificates will evidence ownership of the sole class of "residual interest" in each REMIC; and

    o each class of Senior Certificates, other than the Residual Certificates, and the Subordinate Certificates will represent ownership of "regular interests" in a REMIC and, in the case of the Class I-A-3 Certificates, an ownership interest in payments made, if any, under the yield maintenance agreement.

         See "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

         For federal income tax purposes, the Inverse Floater Certificates, the Class IO Certificates and the Class PO Certificates, will and each other class of offered certificates (other than the Class R Certificates) may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans in loan group I will prepay at a rate equal to the Group 1 Fixed Pricing Prepayment Speed and the Mortgage Loans in loan group II will prepay at a rate equal to the Group 2 Fixed Pricing Prepayment Speed. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

         The holders of offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

         Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization premium. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the accompanying prospectus.

Special Tax Considerations Applicable to the Class I-A-3 Certificates

         Each holder of a Class I-A-3 Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments made, if any, under the yield maintenance agreement and the yield maintenance reserve fund. Under the REMIC regulations, each holder of a Class I-A-3 Certificate must allocate its purchase price for its certificate between its undivided interest in the REMIC regular interest component and the undivided interest in the right to receive payments, if any, under the yield maintenance agreement and the yield maintenance reserve fund, in accordance with the relative fair market values of each property right. The master servicer also is required to account for the REMIC regular interest component and the right to receive payments under the yield maintenance agreement and the yield maintenance reserve fund as discrete property rights. The master servicer intends to treat any yield maintenance and yield maintenance reserve fund payments made to the holders of the Class I-A-3 Certificates as includible in income based on the tax regulations relating to notional principal contracts, and to assign value set forth in the Pooling and Servicing Agreement to the Class I-A-3 Certificates' right to receive such payments. The trust's allocation of such value to the yield maintenance payments right is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Holders of the Class I-A-3 Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

         Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class I-A-3 Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under the yield maintenance agreement is respected, ownership of the right to the payments under any of the yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the yield maintenance agreement under the notional principal contract regulations.

         In the event that the right to receive the payments under the yield maintenance agreement and the yield maintenance reserve fund is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class I-A-3 Certificate, the amount of the sale proceeds allocated to the selling certificateholder's right to receive payments under the yield maintenance agreement and the yield maintenance reserve fund would be considered a "termination payment" under the notional principal contract regulations allocable to the certificate. A holder of a Class I-A-3 Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement and the yield maintenance reserve fund equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive such payments.

         Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement and the yield maintenance reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

Status of Offered Certificates

         The regular interest component of the Class I-A-3 Certificates and the other offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(5)(B) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest attributable to the regular interest component of the Class I-A-3 Certificates and interest on the other offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, the REMIC regular interest component of the Class I-A-3 Certificates, and the other offered certificates will constitute "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the accompanying prospectus. In addition, because the Class I-A-3 Certificates represent two distinct property right interests - the regular interest component and the right to receive payments under the yield maintenance agreement - such certificate generally will not be a suitable investment for any REMIC.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                            ACCOUNTING CONSIDERATIONS

         Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

                              ERISA CONSIDERATIONS

         The U.S. Department of Labor has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the "Exemption" to certain underwriters. One such Exemption was granted on behalf of HSBC Securities (USA) Inc., Prohibited Transaction Exemption ("PTE") 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021
(1997), PTE 200-58, 65-Fed. Reg. 6765 (2000) and PTE 2002-41, 67 Fed. Reg.
54487 2002.

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations" in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Offered Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the HSBC exemption, as described under "ERISA Considerations" in the accompanying prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch at the time of purchase. The HSBC exemption contains a number of other conditions which must be met for the HSBC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the HSBC exemption should be satisfied with respect to the Offered Certificates so that the HSBC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the trust, provided that the general conditions of the HSBC exemption are satisfied.

         Each beneficial owner of the Offered Certificates of any Series or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either
(i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Offered Certificates in reliance on the HSBC exemption, and that it understands that there are certain conditions to the availability of the HSBC exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Offered Certificate or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the HSBC exemption (including the terms of the yield maintenance agreement) would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

         The sale of any of the Offered Certificates of any Series to an ERISA plan is in no respect a representation by the depositor or the underwriter of that Certificate that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                LEGAL INVESTMENT

         The Senior Certificates of each Certificate Group and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions of the underwriting agreement, dated December 27, 2006, among the Depositor, HSBC Bank and HSBC Securities
(USA) Inc., (the "Underwriter"), the Underwriter has agreed to purchase all of the Offered Certificates, and the Depositor has agreed to sell to the Underwriter all of the Offered Certificates.

         The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Offered Certificates purchased by the Underwriter may be deemed to be an underwriter, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Offered Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         The Depositor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $550,000.

         For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         HSBC Securities (USA), Inc. is an affiliate of the Depositor and the Sponsor.

                                  LEGAL MATTERS

         The validity of the Certificates and certain federal income tax matters will be passed upon for the Depositor by Mayer, Brown, Rowe & Maw LLP. Certain legal matters will be passed upon for the Underwriter by Mayer, Brown, Rowe & Maw LLP, New York, New York.

                                     RATINGS

         In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Moody's and S&P:

       Class              Moody's            S&P
      ---------           ---------       ---------
       I-A-1                Aaa              AAA
       I-A-2                Aaa              AAA
       I-A-3                Aaa              AAA
       I-A-4                Aaa              AAA
       I-A-5                Aaa              AAA
       I-A-6                Aaa              AAA
       I-A-7                Aaa              AAA
       I-A-8                Aaa              AAA
       I-A-9                Aaa              AAA
      I-A-10                Aaa              AAA
      I-A-11                Aaa              AAA
      I-A-12                Aaa              AAA
      II-A-1                Aaa              AAA
       I-PO                 Aaa              AAA
       I-IO                 Aaa              AAA
       II-PO                Aaa              AAA
       II-IO                Aaa              AAA
        B-1                 Aa3              AA-
        B-2                 A3                A-
        B-3                Baa2              BBB-

         A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans in any subgroup and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans in any subgroup, prepayment interest shortfalls or Relief Act shortfalls, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.


         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings of the Class I-A-3 Certificates do not address the likelihood that payments will be received from the yield maintenance agreement provider or amounts on deposit in the yield maintenance reserve fund. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

         The following terms have the meanings given below when used in this prospectus supplement.

         "AB Servicing Criteria" means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

         "Accrued Certificate Interest" means with respect to any Distribution Date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Class PO Certificates, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of the certificates of that class, immediately prior to that Distribution Date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that Distribution Date at the then-applicable pass-through rate on that class for that Distribution Date; in each case less interest shortfalls on the Mortgage Loans in any loan group, if any, allocated thereto for that Distribution Date to the extent not covered, with respect to the related Senior Certificates, by the subordination provided by the Subordinate Certificates and with respect to the Subordinate Certificates, to the extent not covered by the subordination provided by any class or classes of Subordinate Certificates having a lower payment priority, including in each case:

                  (i) any Prepayment Interest Shortfall on the Mortgage Loans included in the related loan group to the extent not covered by the Servicers as described in this prospectus supplement under "Mortgage Loan Servicing--Prepayment Interest Shortfalls";

                  (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the Mortgage Loans included in the related loan group not allocated through subordination;

                  (iii) the interest portion of any P&I Advances that were made with respect to delinquencies on the Mortgage Loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv) any other interest shortfalls in the related loan group not covered by the subordination provided by the Subordinate Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

         The related loan group Senior Percentage of these reductions will be allocated among the holders of the Certificates of the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest that would have been payable to those Certificates on that Distribution Date absent such reductions. The remainder of these reductions will be allocated among the holders of the Subordinate Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that Distribution Date absent these reductions. In the case of each class of Subordinate Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the Mortgage Loans in the related loan group, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates of any Certificate Group (other than the related Class PO Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "American Home" shall mean American Home Mortgage Corp.

         "Available Funds" means, with respect to any Distribution Date and any loan group, the sum of the following amounts, to the extent received by the Securities Administrator, with respect to the Mortgage Loans in such loan group, net of amounts payable or reimbursable to the Trustee, the Master Servicer, Securities Administrator and Servicers: (i) the aggregate amount of monthly payments on the Mortgage Loans in such loan group due on the related due date and received by the Servicers on or prior to the related Determination Date, after deduction of the applicable Servicing Fee in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the Mortgage Loans in such loan group received by the Servicers during the related prepayment period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, (but excluding prepayment premiums); (iii) related Compensating Interest payments from the Servicers to the Master Servicer in respect of prepayment interest shortfalls for that Distribution Date; (iv) the proceeds from repurchases of Mortgage Loans in the related loan group, and any related Substitution Adjustment Amounts received in connection with substitutions for such Mortgage Loans, with respect to that Distribution Date; and (v) the proceeds of any optional clean-up call. The holders of Class P Certificates will be entitled to prepayment premiums received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

         "Available Funds Cap" means, with respect to any Distribution Date on or before the Distribution Date in August 2010 and the Class I-A-3 Certificates, 6.00% per annum plus amounts, if any, paid pursuant to the yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the Yield Supplement Amount for that Distribution Date, expressed as a per annum rate. With respect to any distribution Dates after the Distribution Date in August 2010, 6.00% per annum.

         "Bankruptcy Losses" means any Realized Losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a Mortgage Loan or an extension of maturity.

         "Book-Entry Certificates" means the Certificates, other than the Definitive Certificates.

         "Certificateholder" means any person acquiring a beneficial ownership interest in any Certificate.

         "Certificate Group" has the meaning set forth in "The Mortgage Loan Pool" in this prospectus supplement.

         "Certificates" means collectively, the Senior Certificates and the Subordinate Certificates.

         "CitiMortgage" means CitiMortgage, Inc.

         "Class Certificate Balance" means with respect to any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial Class Certificate Balance of that certificate reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Class Certificate Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, the Class Certificate Balance of any certificate of the class of the related Subordinate Certificates outstanding with the highest payment priority to which the Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of the Realized Losses previously allocated to reduce the Class Certificate Balance of that certificate, and the Class Certificate Balance of the class of certificates with a Class Certificate Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Class Certificate Balance of all classes of certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the Mortgage Loans.

          "Class I-IO Notional Amount" on each Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in loan group I having Net Mortgage Rates greater than or equal to 8.00% per annum (the "Loan Group 1 Premium Loans") multiplied by the following fraction:

                    weighted average Net Mortgage Rate of all
                     Loan Group 1 Premium Loans minus 8.00%
                           -------------------------
                                     6.00%.

         "Class II-IO Notional Amount" on each Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in loan group II having Net Mortgage Rates greater than or equal to 5.50% per annum (the "Loan Group 2 Premium Loans") multiplied by the following fraction:

                    weighted average Net Mortgage Rate of all
                     Loan Group 2 Premium Loans minus 5.50%
                            -------------------------
                                     5.50%.

         "Class PO Collection Shortfall" means with respect to each loan group and each Final Disposition of a Discount Mortgage Loan in a related loan group in connection with each Distribution Date or any prior Distribution Date, the extent that (1) the amount included under clause (iii) of the definition of Class PO Principal Distribution Amount for that Distribution Date is less than
(2) the amount described in (a) under clause (iii) of the definition of Class PO Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class PO Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-6 Certificates, shall result in a reduction of the amount of principal distributions on that Distribution Date on (i) first, the Class B-5 Certificates and Class B-4 Certificates, in that order, and (ii) second, the remaining classes of Subordinate Certificates in each case in reverse order of their payment priority.

         "Class PO Principal Distribution Amount" means with respect to any Distribution Date and each loan group, a distribution allocable to principal made to holders of the related Class PO Certificates from the related Available Funds remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

               (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the related Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan in the related loan group described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

               (iii) in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that Distribution Date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

               (iv) any amounts allocable to principal for the related loan group for any previous Distribution Date calculated pursuant to clauses
         (i) through (iii) above that remain undistributed; and

               (v) an amount equal to the aggregate of the related Class PO Collection Shortfalls for all Distribution Dates on or prior to such Distribution Date, less any amounts paid under this clause on a prior Distribution Date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds for the related loan group on any Distribution Date.

         Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class PO Principal Distribution Amount with respect to any Distribution Date and loan group will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans in the related loan group.

         "Closing Date" means December 28, 2006.

         "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

         "Collection Account" means the account maintained by each Servicer on behalf of the Trust as described under "Administration of the Trust--Collection Account and Distribution Account".

         "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling" and "Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

         "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

         "Countrywide" shall mean Countrywide Home Loans, Inc.

         "Countrywide Servicing" shall mean Countrywide Home Loans Servicing LP.

         "CPR" has the meaning set forth in "Prepayment and Yield
Considerations--Structuring Assumptions" in this prospectus supplement.

         "Credit Support Depletion Date" means the first Distribution Date on which the aggregate Class Certificate Balance of the Subordinate Certificates has been reduced to zero.

         "Custodian" means as of the Closing Date, Wells Fargo Bank.

         "Cut-off Date" means December 1, 2006.

         "Debt Service Reduction" means modifications of the terms of a Mortgage Loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan, but not any permanent forgiveness of principal.

         "Defaulted Mortgage Losses" means a Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

         "Definitive Certificate" means a physical certificate representing any Certificate.

         "Depositor" means HSI Asset Securitization Corporation.

         "Determination Date" means, for each Servicer Remittance Date (i) with respect to Wells Fargo Bank, as Servicer, and Countrywide Servicing, the business day immediately preceding such Servicer Remittance Date, (ii) with respect to Wachovia, the 15th day of the calendar month in which such Servicer Remittance Date occurs, or if that day is not a business day, the immediately succeeding business day and (iii) with respect to HSBC Mortgage, the 16th day of the calendar month in which such Servicer Remittance Date occurs, or if that day is not a business day, the immediately succeeding business day.


         "Designated Rates" means, for subgroup I-1, 6.0%, for subgroup I-2, 7.0%, for subgroup I-3, 7.5%, for subgroup I-4, 8.0% and for subgroup II-1, 5.5%.

         "Discount Fraction" means with respect to each Discount Mortgage Loan in loan group I, a fraction, expressed as a percentage, the numerator of which is 6.00% minus the Net Mortgage Rate for such Discount Mortgage Loan in loan group I and the denominator of which is 6.00%. Means with respect to each Discount Mortgage Loan in loan group II, a fraction, expressed as a percentage, the numerator of which is 5.50% minus the Net Mortgage Rate for such Discount Mortgage Loan in loan group II and the denominator of which is 5.50%. The Class PO Certificates will be entitled to payments based on the related Discount Fraction of the related Discount Mortgage Loans.

         "Discount Mortgage Loan" means with respect to loan group I, any Mortgage Loan in loan group I with a Net Mortgage Rate less than 6.00% per annum, and with respect to loan group II, any Mortgage Loan in loan group II with a Net Mortgage Rate less than 5.50% per annum.

         "Distribution Account" means the account maintained by the Securities Administrator on behalf of the Trust as described under "Administration of the Trust--Trust Accounts."

         "Distribution Date" has the meaning set forth in "Description of the Certificates--Distributions" in this prospectus supplement.

         "Due Date" means for a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable

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interest only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

         "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

         "Eligible Funds" means with respect to any Distribution Date and each loan group, the portion, if any, of the Available Funds for such loan group remaining after reduction by the sum of the related Senior Principal Distribution Amounts (in each case determined without regard to clause (iv) of its definition), the Class PO Principal Distribution Amount, (determined without regard to clause (v) of its definition), the Senior Interest Distribution Amount, and the aggregate amount of Accrued Certificate Interest on the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

         "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

         "Euroclear Operator" has the meaning set forth in "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

         "Euroclear System" means Euroclear Bank S.A./NV as operator of the Euroclear System.

         "Excess Bankruptcy Losses" means Bankruptcy Losses on the Mortgage Loans in excess of the Bankruptcy Amount.

         "Excess Fraud Losses" means Fraud Losses on the Mortgage Loans in excess of the Fraud Loss Amount.

         "Excess Special Hazard Losses" means Special Hazard Losses on the Mortgage Loans in excess of the Special Hazard Amount.

         "Excess Subordinate Principal Amount" means with respect to any Distribution Date on which the Class Certificate Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses on the Mortgage Loans are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that Distribution Date is greater than (ii) the excess, if any, of the aggregate Class Certificate Balance of that class or those classes of certificates immediately prior to that Distribution Date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that Distribution Date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class PO Principal Distribution Amount." The Excess Subordinate Principal Amount will be allocated to the Subgroup I-1 Certificates, Subgroup I-2 Certificates, Subgroup I-3 Certificates, Subgroup I-4 Certificates and Subgroup II-1 Certificates, the Subordinate Certificates entitled to principal on a pro rata basis in accordance with the amount of Realized Losses to be allocated to Certificates on that Distribution Date.

         "Expense Fee Rate" means, with respect to any Mortgage Loan, a per annum rate equal to the applicable Servicing Fee Rate. See "The Pooling and Servicing Agreement-- Servicing Provisions of the Pooling and Servicing Agreement" in this prospectus supplement.

         "Extraordinary Loss" means a Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks .

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         "Final Disposition" means with respect to a defaulted Mortgage Loan, a
Final Disposition is deemed to have occurred upon a determination by the Master Servicer that it has received all insurance proceeds, liquidation proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         "First Lien Mortgage Loans" means Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

          "Fixed Rate Mortgage Loans" means a Mortgage Loan for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of these Mortgage Loans.

         "Fraud Losses" means a Realized Loss incurred on defaulted Mortgage Loans as to which there was a fraud in the origination of such Mortgage Loan.

         "Group Subordinate Amount" means with respect to each subgroup and any Distribution Date the excess of the sum of the Subgroup Fraction of the Stated Principal Balance for all Mortgage Loans included in such subgroup (other than the Discount Fraction of any Discount Mortgage Loan) immediately prior to such Distribution Date over the total Class Certificate Balance of the Senior Certificates (other than any Class PO Certificates) of the related Certificate Group immediately prior to that Distribution Date.

         "HSBC Bank" has the meaning set forth in "The Sponsor and Seller" in this prospectus supplement.

         "HSBC Mortgage" means HSBC Mortgage Corporation (USA).

         "Initial Sale Date" means the date on which the Sponsor purchased the Mortgage Loans from the Originators.

         "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies (including any primary mortgage insurance policy) insuring the Mortgage Loan or the related Mortgaged Property.

         "Interest Accrual Period" means, for the Offered Certificates (other than the Adjustable Rate Certificates) and any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs, assuming a 360-day year consisting of twelve 30-day months. The Interest Accrual Period for the Adjustable Rate Certificates will be the actual number of days elapsed during the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date assuming a 360-year consisting of twelve 30-day months.

         "Interest Transfer Amount" means with respect to any Undercollateralized Group and any Distribution Date, one month's interest on the applicable Principal Transfer Amount at the Designated Rate for the related subgroup, plus any shortfall of interest on the Senior Certificates of the applicable Undercollateralized Group from prior Distribution Dates.

         "IRS" means the Internal Revenue Service.

         "Issuing Entity" means the Trust.

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         "LIBOR" means for any Distribution Date and for any class of Adjustable
Rate Certificates for which it is the applicable index for any such class, the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement.

         "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

         "Master Mortgage Loan Purchase and Servicing Agreement" means (i) with respect to American Home Mortgage Corp., as originator, the Master Mortgage Loan Purchase and Servicing Agreement between American Home Mortgage Corp., American Home Mortgage Servicing, Inc. and HSBC Bank, relating to the sale by American Home Mortgage Corp. of the Mortgage Loans to HSBC Bank, (ii) with respect to Countrywide Home Loans, Inc., (a) as originator, the Master Mortgage Loan Purchase Agreement between Countrywide Home Loans, Inc. and HSBC Bank, relating to the sale by Countrywide Home Loans, In. of the Mortgage Loans to HSBC Bank, each master mortgage loan purchase and servicing agreement by and among the Sponsor and each respective Originator, (b) as servicer, the Servicing Agreement between Countrywide Home Loans, Inc. and HSBC Bank, (iii) with respect to HSBC Mortgage Corporation (USA), as originator and servicer, the Master Mortgage Loan Purchase and Servicing Agreement between HSBC Mortgage Corporation (USA) and HSBC Bank, relating to the sale by the Seller of the Mortgage Loans to HSBC Bank, (iv) with respect to Wachovia, as originator and servicer, the Seller's Purchase, Warranties and Servicing Agreement between Wachovia Mortgage Corporation and HSBC Bank, relating to the sale by Wachovia Mortgage Corporation of the Mortgage Loans to HSBC Bank, (v) with respect to Wells Fargo Bank, N.A., as servicer, the Reconstitution Agreement between Wells Fargo Bank, N.A. and HSBC Bank.

         "Master Servicer" means on the Closing Date, CitiMortgage.

         "Master Servicer Event of Default" has the meaning set forth in "The Master Servicer--Master Servicer Events of Default; Waiver; Termination" in this prospectus supplement.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool" in this prospectus supplement.

         "Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement, dated as of December 1, 2006, between the Sponsor and the Depositor.

         "Mortgage Rate" means with respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.

         "Mortgaged Property" means the related property securing the Mortgage Loan.

         "NAS Prepayment Percentage" means with respect to any Distribution Date occurring prior to the Distribution Date in January 2012, 0%. For any Distribution Date occurring after the first five years following the closing date, a percentage determined as follows:

         o for any Distribution Date during the sixth year after the closing date, 30%;
         o for any Distribution Date during the seventh year after the closing date, 40%;
         o for any Distribution Date during the eighth year after the closing date, 60%;
         o for any Distribution Date during the ninth year after the closing date, 80%; and
         o   for any Distribution Date thereafter, 100%.

         "Net Mortgage Rate" means as to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of the applicable Servicing Fee Rate and the rate at which any lender paid mortgage insurance is paid, if applicable.

         "Non-Discount Mortgage Loan" means the Mortgage Loans in each loan group other than the Discount Mortgage Loans included in that loan group.

         "Notional Amount" means as of any date of determination for the Class I-A-4 Certificates, the Notional Amount is equal to the Class Certificate Balance of the Class I-A-3 Certificates. For Class I-A-8 Certificates, the Notional Amount is equal to the Class Certificate Balance of the Class I-A-7 Certificates. For the Class I-A-10 Certificates, the Notional Amount is equal to the Class Certificate Balance of the Class I-A-9 Certificates. For the Class I-A-12 Certificates, the Notional Amount is equal to the Class Certificate Balance of the Class I-A-11 Certificates. The Notional Amount for the Class I-IO Certificates and Class II-IO Certificates will equal the Class I-IO Notional Amount and the Class II-IO Notional Amount, respectively.

         "Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

         "OID" has the meaning set forth in "Federal Income Tax
Consequences--Taxation of Regular Interests" in this prospectus supplement.

         "Overcollateralized Group" means when there is an Undercollateralized Group, any Certificate Group that is not itself an Undercollateralized Group.

         "P&I Advances" means advances made by the Servicers or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the servicing fee.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 1, 2006 by and among the Depositor, the Master Servicer, the Custodian, the Securities Administrator and the Trustee.

         "Premium Mortgage Loan" means a Loan Group 1 Premium Loan or a Loan Group 2 Premium Loan.

         "Prepayment Interest Excess" has the meaning set forth in "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

         "Prepayment Period" means, for any Distribution Date, with respect to Mortgage Loans serviced by Wells Fargo Bank and a prepayment in part, or Mortgage Loans serviced by Countrywide Servicing, Wachovia or HSBC Mortgage and prepayments in full or in part, the calendar month preceding the month in which the Distribution Date occurs. With respect to Mortgage Loans serviced by

Wells Fargo Bank and a prepayment in full, the period commencing on the 14th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 13th day of the month in which that Distribution Date occurs.

         "Prepayment Interest Shortfalls" has the meaning set forth in "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

         "Principal Transfer Amount" means with respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates (other than the Class PO Certificates) related to that subgroup over the Subgroup Fraction of the aggregate Stated Principal Balance of the Mortgage Loans related to that Undercollateralized Group (less the applicable Discount Fraction of any Discount Mortgage Loan in that subgroup).

         "Prospectus Directive" has the meaning set forth in the Notice "For European Investors Only."

         "Rating Agencies" means each of Moody's and S&P.

         "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related Distribution Date.

         "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time

         "REO Property" means all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan.

         "Relevant Implementation Date" has the meaning set forth in the Notice "For European Investors Only."

         "Relevant Member State" has the meaning set forth in the Notice "For European Investors Only."

         "REMIC regular interest component" has the meaning set forth in "Federal Income Tax Consequences - Taxation of the Offered Certificates" in this prospectus supplement.

         "S&P" means Standard & Poor's Ratings Services.

         "Securities Administrator" means Citibank, N.A., in its capacity as Securities Administrator.

         "Senior Accelerated Distribution Percentage" means for each subgroup and any Distribution Date occurring prior to the Distribution Date in January 2012, 100%. The related Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the closing date will be as follows:

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         o    for any Distribution Date during the sixth year after the closing date, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date during the seventh year after the closing date, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date during the eighth year after the closing date, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date during the ninth year after the closing date, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date; and

         o for any Distribution Date thereafter, the related Senior Percentage for that Distribution Date.

         If on any Distribution Date the Senior Percentages for any subgroup, exceeds the initial Senior Percentages for that subgroup, the Senior Accelerated Distribution Percentages for each subgroup for that Distribution Date will once again equal 100%.

         Any scheduled reduction to such Senior Accelerated Distribution Percentage shall not be made as of any Distribution Date unless:

                  (a) the Stated Principal Balance of the Mortgage Loans delinquent 60 days or more, including Mortgage Loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate Group Subordinate Amounts, is less than 50% and

                  (b) Realized Losses on the Mortgage Loans to date for that Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial aggregate Group Subordinate Amounts;

         Notwithstanding the foregoing, upon reduction of the Class Certificate Balances of the Senior Certificates related to a subgroup, other than the related Class PO Certificates, to zero, the Senior Accelerated Distribution Percentage, as the case may be, will equal 0%.

         "Senior Interest Distribution Amount" means with respect to any Distribution Date and each loan group, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for that Distribution Date.

         "Senior Percentage" means:

            o for each Distribution Date and each subgroup, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates of the related Certificate Group (other than Class PO Certificates) immediately prior to such Distribution Date, and the denominator of which is the Subgroup Fraction of the aggregate Stated Principal Balance of all Mortgage Loans in the related subgroup for such Distribution Date (less the applicable Discount Fraction of each Discount Mortgage Loan in such subgroup)

            o for each Distribution Date and each loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates related to such loan group (other than any Class PO Certificates) immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group (less the applicable Discount Fraction of each Discount Mortgage Loan in such loan group).

            o for each Distribution Date and all Mortgage Loans, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date, and the denominator of which is the aggregate State Principal Balance of all Mortgage Loans (less the applicable Discount Fraction of any Discount Mortgage Loan).

         "Senior Principal Distribution Amount" means with respect to each subgroup and any Distribution Date, the lesser of (a) the balance of the related Available Funds remaining after the related Senior Interest Distribution Amount and the related Class PO Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class PO Principal Distribution Amount") in each case, for the related subgroup, have been distributed and (b) the sum of:

         (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                (1) the Subgroup Fraction for that subgroup of the principal portion of all scheduled monthly payments on the Mortgage Loans in the related subgroup, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan in the related subgroup, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan in the related subgroup, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                (2) the Subgroup Fraction for that subgroup of the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related subgroup or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan in the related subgroup, as required by the pooling and servicing agreement during the preceding calendar month; and

                (3) the Subgroup Fraction for that subgroup of the principal portion of all other unscheduled collections, in respect of Mortgage Loans in the related subgroup, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections with respect to each Discount Mortgage Loan in the related subgroup;

         (ii) in connection with the Final Disposition of a mortgage loan in the related subgroup (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                (1) the then-applicable related Senior Percentage of the Subgroup Fraction of the Stated Principal Balance of that Mortgage Loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                (2) the then-applicable related Senior Accelerated Distribution Percentage of the Subgroup Fraction of related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related subgroup, included in clause (iii) of the related definition of Class PO Principal Distribution Amount;

         (iii) the then-applicable related Senior Accelerated Distribution Percentage of the Subgroup Fraction of all partial mortgagor prepayments on the Mortgage Loans in the related subgroup made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related subgroup;

         (iv) any related Excess Subordinate Principal Amount allocated to the related subgroup on that Distribution Date, as described in the definition of "Excess Subordinate Principal Amount" for that Distribution Date;

         (v) any additional amounts from the other subgroup to be included in the Senior Principal Distribution Amount with respect to such subgroup under "Principal Distributions on the Senior Certificates" -- Limited
Cross-Collateralization; and

         (vi) any amounts allocable to principal for any previous Distribution Date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates.

          "Servicer Remittance Date" with respect to each Servicer will be the 18th of each month or if that day is not a business day, the immediately succeeding business day.

         "Servicing Fee Rate" means with respect to each Mortgage Loan 0.250% per annum, in the case of Wells Fargo Bank, N.A., HSBC Mortgage Corporation
(USA), and Wachovia Mortgage Corporation, and 0.175% per annum in the case of Countrywide Home Loans, Inc.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Special Hazard Losses" means a Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgage property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in the hazard insurance policies. The amount of Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property. Special Hazard Losses do not included losses incurred by war, civil insurrection, certain governmental actions, terrorism, errors in design, faulty workmanship or materials, nuclear reaction, chemical contamination or waste by the mortgagor.

         "Sponsor" means HSBC Bank USA, National Association.

         "Stated Principal Balance" means, as to any Mortgage Loan and as of any date of determination, (a) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (b) the sum of (ii) all

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amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal and (iii) any Realized Loss allocated to certificateholders with respect to such Mortgage
Loan for any previous Distribution Date. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related prepayment period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

         "Subgroup" means any of subgroup I-1, subgroup I-2, subgroup I-3, subgroup I-4 or subgroup II-1.

         "Subgroup I-1 Priority Amount" means with respect to any Distribution Date, an amount equal to the sum of the following:

         (a) the product of (i) the Subgroup I-1 Priority Percentage for that Distribution Date, and (ii) the Subgroup I-1 Fraction of the aggregate scheduled principal collections for Subgroup I-1, plus

         (b) the product of (i) the Subgroup I-1Priority Percentage for that Distribution Date, (ii) the NAS Prepayment Percentage for that Distribution Date, and (iii) the Subgroup I-1 Fraction of the aggregate collections constituting mortgagor principal prepayments for Subgroup I-1.

         "Subgroup I-1 Priority Percentage" means with respect to any Distribution Date prior to the Distribution Date in January 2012, 0% and with respect to such Distribution Date and any Distribution Date thereafter, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate Class Certificate Balance of the Class I-A-1 and Class I-A-6 Certificates and
(ii) the denominator of which is the aggregate Subgroup I-1 Fraction of the Stated Principal Balance of the Mortgage Loan in Subgroup I-1 (other than the Discount Fraction of any Discount Mortgage Loans).

         "Subordinate Certificate Percentage" means with respect to any Class of Subordinate Certificates and any Distribution Date, a percentage equal to the aggregate Class Certificate Balance of such class of Subordinate Certificates immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan, immediately prior to that Distribution Date.
         "Subordinate Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

         "Subordinate Percentage" means:

                    o as of any date of determination and with respect to each subgroup, a percentage equal to 100% minus the related Senior Percentage as of that date for that subgroup

                    o as of any date of determination and with respect to each loan group, a percentage equal to 100% minus the related Senior Percentage as of that date for that loan group

                    o as of any date of determination and with respect to all Mortgage Loans, a percentage equal to 100% minus the related Senior Percentage as of that date for all Mortgage Loans.

         "Subsequent Recovery" means amounts that are subsequently received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of..

         "Substitute Mortgage Loan" means a Mortgage Loan substituted by the Originator or the Sponsor for a Mortgage Loan that is in breach of such Originator's or Sponsor's respective representations and warranties regarding the Mortgage Loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Mortgage Loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Mortgage Loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Mortgage Loan in breach; (iv) be of the same type as the Mortgage Loan in breach; and (v) comply with each representation and warranty made by the Originator.

         "Total Transfer Amount" means an amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.

         "Transfer Payments" collectively, the Interest Transfer Amount and Principal Transfer Amount.

         "Trust" means "HSI Asset Loan Obligation Trust 2006-2", the trust formed pursuant to the Pooling and Servicing Agreement.

         "Trust Accounts" means the Collection Account and the Distribution Account, as described under "Administration of the Trust--Trust Accounts."

         "Trustee" means Deutsche Bank National Trust Company.

         "Undercollateralized Group" means any Certificate Group in which the aggregate Class Certificate Balance of the related class or classes of Senior Certificates (other than any Class PO Certificates) is greater than the Subgroup Fraction of the aggregate Stated Principal Balance of the Mortgage Loans (less the applicable Discount Fraction of any Discount Mortgage Loan in such subgroup) of the related subgroup.

         "Underwriter" means each of HSBC Securities (USA) Inc.

         "Wachovia"  shall mean Wachovia Mortgage Corporation.

         "Wells Fargo Bank" means Wells Fargo Bank, N.A.

         "Yield Maintenance Agreement Notional Balance" means with respect to any Distribution Date and the Class I-A-3 Certificates, the amount of the "Notional Balance" specified in the table entitled "Yield Maintenance Agreement Notional Balance" for the related Distribution Date, which table set forth on Annex II to this prospectus supplement.

         "Yield Maintenance Agreement Provider" shall mean Bear Sterns Financial Products, Inc.

         "Yield Supplement Amount" means with respect to any Distribution Date and the Class I-A-3 Certificates, an amount equal to the product of (a) the Yield Maintenance Agreement Notional Balance, (b) the excess of (i) the lesser of (x) LIBOR and (y) 8.90% per annum, over (ii) 5.40% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a Custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

                 (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (ii) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                        (iii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                        (iv) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (v) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                  Regulations; or

                 (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                 stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed, certifying that the nonqualified intermediary is not acting for its own account,

                 certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

         5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         (iii)   can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                  YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE

          Distribution Date                Notional Balance($)
          -----------------                -------------------
             January 2007                    40,672,000.00
            February 2007                    40,019,118.99
              March 2007                     39,233,316.71
              April 2007                     38,317,744.45
               May 2007                      37,276,078.08
              June 2007                      36,112,508.78
              July 2007                      34,834,878.20
             August 2007                     33,471,878.89
            September 2007                   32,027,646.05
             October 2007                    30,510,504.47
            November 2007                    28,971,899.09
            December 2007                    27,482,935.48
             January 2008                    26,042,475.07
            February 2008                    24,649,405.36
              March 2008                     23,302,639.27
              April 2008                     22,001,114.60
               May 2008                      20,743,793.42
              June 2008                      19,529,661.55
              July 2008                      18,357,728.02
             August 2008                     17,227,024.52
            September 2008                   16,136,604.88
             October 2008                    15,085,544.59
            November 2008                    14,072,940.30
            December 2008                    13,097,909.32
             January 2009                    12,159,589.15
            February 2009                    11,257,137.05
              March 2009                     10,389,729.55
              April 2009                      9,556,562.03
               May 2009                       8,756,848.30
              June 2009                       7,989,820.17
              July 2009                       7,254,727.00
             August 2009                      6,550,835.39
            September 2009                    5,877,428.68
             October 2009                     5,233,806.66
            November 2009                     4,619,285.14
            December 2009                     4,033,195.60
             January 2010                     3,474,884.82
            February 2010                     2,943,714.57
              March 2010                      2,439,061.21
              April 2010                      1,960,315.42
               May 2010                       1,506,881.80
              June 2010                       1,078,178.63
              July 2010                         673,637.50
             August 2010                        292,703.03

                                     ANNEX A

                      MORTGAGE LOAN STATISTICAL INFORMATION

                       The Mortgage Loans (All Collateral)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
15 Year Fixed.......................     115      57,177,084      16.21      497,192      6.360    6.171     68.38    745      32.56
30 Year Fixed.......................     655     169,849,787      48.16      259,313      6.933    6.680     69.95    724      30.08
30 Year Fixed 10 Year Interest Only.     514     123,525,840      35.02      240,323      7.195    6.944     72.14    716      25.67
30 Year Fixed 15 Year Interest Only.       6       2,149,982       0.61      358,330      7.069    6.819     75.18    716      41.43
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:..............................   1,290     352,702,693     100.00      273,413      6.933    6.691     70.50    725      29.35
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

                       The Mortgage Loans (All Collateral)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
  5.000 -   5.499..................        1        329,813        0.09      329,813      5.125    4.875     84.58    808      18.54
  5.500 -   5.999..................        7      5,052,255        1.43      721,751      5.755    5.549     65.31    775      34.29
  6.000 -   6.499..................      141     60,935,541       17.28      432,167      6.272    6.056     67.48    739      32.67
  6.500 -   6.999..................      514    153,865,380       43.62      299,349      6.701    6.458     69.48    728      30.48
  7.000 -   7.499..................      265     65,820,851       18.66      248,381      7.150    6.900     72.18    714      28.42
  7.500 -   7.999..................      204     38,288,559       10.86      187,689      7.700    7.448     74.59    709      24.79
  8.000 -   8.499..................      108     22,040,486        6.25      204,079      8.181    7.931     72.99    712      21.92
  8.500 -   8.999..................       49      6,295,409        1.78      128,478      8.684    8.376     76.62    705      14.43
 Greater than or equal to 9.000....        1         74,400        0.02       74,400      9.500    9.250     80.00    667      14.15
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................    1,290    352,702,693      100.00      273,413      6.933    6.691     70.50    725      29.35
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

       Weighted Average Gross Mortgage Rate (%):                     6.933
       Minimum Gross Mortgage Rate (%):                              5.125
       Maximum Gross Mortgage Rate (%):                              9.500
       Standard Deviation (%):                                       0.643

                       The Mortgage Loans (All Collateral)

                 Distribution by Cut-off Date Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00.........        40     1,679,424        0.48       41,986      7.789    7.539    71.75     710      14.01
 50,000.01 -    100,000.00.........       221    16,339,420        4.63       73,934      7.404    7.147    71.78     717      19.33
100,000.01 -    150,000.00.........       237    29,622,812        8.40      124,991      7.260    7.000    71.45     725      22.55
150,000.01 -    200,000.00.........       174    30,604,155        8.68      175,886      7.068    6.815    71.64     719      24.64
200,000.01 -    250,000.00.........       125    28,001,172        7.94      224,009      7.043    6.793    71.24     720      25.78
250,000.01 -    300,000.00.........        87    23,842,977        6.76      274,057      6.917    6.668    70.49     714      26.28
300,000.01 -    350,000.00.........        60    19,605,873        5.56      326,765      6.952    6.702    72.31     714      29.63
350,000.01 -    400,000.00.........        52    19,750,807        5.60      379,823      6.922    6.671    72.74     714      29.86
400,000.01 -    450,000.00.........        44    18,620,904        5.28      423,202      6.956    6.711    70.68     712      29.26
450,000.01 -    500,000.00.........        61    29,266,549        8.30      479,779      6.676    6.440    71.15     729      33.23
500,000.01 -    550,000.00.........        34    17,947,042        5.09      527,854      6.744    6.516    70.32     744      32.14
550,000.01 -    600,000.00.........        35    20,183,750        5.72      576,679      6.790    6.570    71.78     728      33.28
600,000.01 -    650,000.00.........        44    27,916,923        7.92      634,476      6.670    6.435    68.52     731      32.28
650,000.01 -    700,000.00.........        15    10,220,360        2.90      681,357      6.725    6.500    74.52     745      35.78
700,000.01 -    750,000.00.........        12     8,684,636        2.46      723,720      6.603    6.366    70.00     746      30.11
750,000.01 -    800,000.00.........        11     8,619,601        2.44      783,600      6.558    6.329    65.12     745      33.21
800,000.01 -    850,000.00.........         9     7,424,723        2.11      824,969      6.862    6.629    67.16     746      31.98
850,000.01 -    900,000.00.........         4     3,531,273        1.00      882,818      7.192    6.942    72.81     729      25.01
900,000.01 -    950,000.00.........         5     4,629,032        1.31      925,806      6.845    6.625    74.40     740      29.79
950,000.01 -  1,000,000.00.........         7     6,949,799        1.97      992,828      6.626    6.419    56.59     735      30.36
Greater than or equal to 1,000,000.01      13    19,261,459        5.46    1,481,651      7.201    6.970    66.75     714      38.27
                                       ------   ------------   --------    ---------    -------   ------    ------   -----    ------
Total:.............................     1,290   352,702,693      100.00      273,413      6.933    6.691    70.50     725      29.35
                                       ======   ============   ========    =========    =======   ======    ======   =====    ======


         Average Cut-off Date Principal Balance ($):            273,412.94
         Minimum Cut-off Date Principal Balance ($):             23,354.76
         Maximum Cut-off Date Principal Balance ($):          2,495,576.45
         Standard Deviation ($):                                236,610.64


                       The Mortgage Loans (All Collateral)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00..........       35     1,430,110        0.41       40,860      7.826    7.576     72.02    708      14.16
 50,000.01 -    100,000.00..........      223    16,358,445        4.64       73,356      7.419    7.162     71.81    717      19.06
100,000.01 -    150,000.00..........      240    29,853,101        8.46      124,388      7.254    6.994     71.42    725      22.62
150,000.01 -    200,000.00..........      173    30,411,331        8.62      175,788      7.074    6.821     71.79    719      24.77
200,000.01 -    250,000.00..........      125    28,001,172        7.94      224,009      7.043    6.793     71.24    720      25.78
250,000.01 -    300,000.00..........       86    23,575,326        6.68      274,132      6.925    6.675     70.64    714      26.06
300,000.01 -    350,000.00..........       58    18,932,485        5.37      326,422      6.994    6.744     72.23    712      29.80
350,000.01 -    400,000.00..........       52    19,709,644        5.59      379,032      6.930    6.680     72.46    715      29.53
400,000.01 -    450,000.00..........       46    19,335,455        5.48      420,336      6.906    6.661     71.10    713      29.42
450,000.01 -    500,000.00..........       62    29,229,247        8.29      471,439      6.671    6.437     70.97    731      33.11
500,000.01 -    550,000.00..........       34    17,920,235        5.08      527,066      6.752    6.522     70.89    740      32.25
550,000.01 -    600,000.00..........       32    18,321,794        5.19      572,556      6.849    6.625     71.35    730      34.28
600,000.01 -    650,000.00..........       46    29,089,880        8.25      632,389      6.650    6.419     68.25    731      31.52
650,000.01 -    700,000.00..........       16    10,841,206        3.07      677,575      6.734    6.508     74.55    741      36.53
700,000.01 -    750,000.00..........       12     8,535,684        2.42      711,307      6.577    6.338     69.70    748      30.87
750,000.01 -    800,000.00..........       12     9,361,289        2.65      780,107      6.524    6.299     66.30    747      31.66
800,000.01 -    850,000.00..........        9     7,424,723        2.11      824,969      6.862    6.629     67.16    746      31.98
850,000.01 -    900,000.00..........        4     3,531,273        1.00      882,818      7.192    6.942     72.81    729      25.01
900,000.01 -    950,000.00..........        4     3,686,901        1.05      921,725      7.060    6.829     72.97    733      28.31
950,000.01 -  1,000,000.00..........        8     7,891,930        2.24      986,491      6.551    6.348     59.38    738      30.98
Greater than or equal to 1,000,000.01      13    19,261,459        5.46    1,481,651      7.201    6.970     66.75    714      38.27
                                       ------   ------------   --------    ---------    -------   ------    ------   -----    ------
Total:............................      1,290   352,702,693      100.00      273,413      6.933    6.691     70.50    725      29.35
                                       ======   ============   ========    =========    =======   ======    ======   =====    ======

         Average Original Principal Balance ($):                275,181.31
         Minimum Original Principal Balance ($):                 23,600.00
         Maximum Original Principal Balance ($):              2,500,000.00
         Standard Deviation ($):                                238,698.50


                       The Mortgage Loans (All Collateral)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
161 - 170..........................         4      2,190,851       0.62      547,713      5.989    5.739    59.76     748      42.75
171 - 180..........................       111     54,986,233      15.59      495,371      6.375    6.188    68.72     744      32.14
341 - 350..........................         7      1,686,981       0.48      240,997      6.359    6.109    61.12     746      33.95
Greater than or equal to 351.......     1,168    293,838,628      83.31      251,574      7.047    6.796    70.96     721      28.51
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290    352,702,693     100.00      273,413      6.933    6.691    70.50     725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======

           Weighted Average Remaining Term to Maturity (months):       327
           Minimum Remaining Term to Maturity (months):                167
           Maximum Remaining Term to Maturity (months):                359
           Standard Deviation (months):                                 52


                       The Mortgage Loans (All Collateral)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
180................................       115     57,177,084      16.21      497,192      6.360    6.171     68.38    745      32.56
360................................     1,175    295,525,609      83.79      251,511      7.043    6.792     70.91    721      28.55
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290    352,702,693     100.00      273,413      6.933    6.691     70.50    725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Term to Maturity (months):          331
         Minimum Original Term to Maturity (months):                   180
         Maximum Original Term to Maturity (months):                   360
         Standard Deviation (months):                                   51


                       The Mortgage Loans (All Collateral)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Less than or equal to 30.00........        11     2,492,450        0.71      226,586      6.436    6.230    24.13     729      29.69
30.01 -   35.00....................         8     2,676,321        0.76      334,540      6.796    6.546    32.08     749      33.65
35.01 -   40.00....................        10     3,877,197        1.10      387,720      6.876    6.626    38.34     712      21.83
40.01 -   45.00....................        16     4,434,880        1.26      277,180      6.656    6.425    42.62     739      19.41
45.01 -   50.00....................        32    11,921,051        3.38      372,533      6.619    6.394    48.16     752      32.76
50.01 -   55.00....................        37    11,859,631        3.36      320,531      6.506    6.273    53.03     729      30.65
55.01 -   60.00....................        49    19,381,795        5.50      395,547      6.627    6.384    57.80     717      33.57
60.01 -   65.00....................        63    20,388,216        5.78      323,622      6.775    6.532    63.55     743      26.34
65.01 -   70.00....................       404    93,130,332       26.40      230,521      7.093    6.849    69.33     717      27.16
70.01 -   75.00....................       186    49,231,519       13.96      264,686      7.130    6.887    74.07     721      26.55
75.01 -   80.00....................       444   127,354,189       36.11      286,834      6.888    6.650    79.56     726      31.66
80.01 -   85.00....................        11     1,682,211        0.48      152,928      6.995    6.559    84.05     730      28.39
85.01 -   90.00....................        14     3,227,834        0.92      230,560      7.316    7.015    88.59     740      25.67
Greater than or equal to 90.01.....         5     1,045,069        0.30      209,014      7.608    7.353    95.00     684      41.23
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290   352,702,693      100.00      273,413      6.933    6.691    70.50     725      29.35
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======

           Weighted Average Original Loan-to-Value Ratio (%):        70.50
           Minimum Original Loan-to-Value Ratio (%):                 10.00
           Maximum Original Loan-to-Value Ratio (%):                 95.00
           Standard Deviation (%):                                   10.81


                       The Mortgage Loans (All Collateral)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available......................       302    72,253,791       20.49      239,251      7.130    6.880     68.18    725     N/A
  0.01 - 30.00.....................       621   136,943,979       38.83      220,522      6.995    6.753     70.09    727      18.75
30.01 - 35.00......................       127    42,451,877       12.04      334,267      6.823    6.582     72.21    726      32.50
35.01 - 40.00......................        95    35,990,632       10.20      378,849      6.814    6.576     72.39    711      37.29
40.01 - 45.00......................        94    34,377,556        9.75      365,719      6.794    6.553     73.57    719      42.63
45.01 - 50.00......................        46    27,527,102        7.80      598,415      6.641    6.410     70.03    731      47.64
Greater than or equal to 50.01.....         5     3,157,755        0.90      631,551      6.574    6.381     67.38    766      51.86
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290   352,702,693      100.00      273,413      6.933    6.691     70.50    725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Debt Ratio (%):                   29.35
         Non-Zero Minimum Debt Ratio (%):                             0.02
         Maximum Debt Ratio (%):                                     52.85
         Standard Deviation (%):                                     15.10


                       The Mortgage Loans (All Collateral)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
New York...........................       130    52,197,353       14.80      401,518     6.733     6.487     67.81    724      34.61
Florida............................       170    50,947,186       14.44      299,689     7.075     6.831     70.79    722      29.21
California.........................       127    42,984,342       12.19      338,459     6.825     6.594     68.41    720      29.58
Virginia...........................        80    25,221,816        7.15      315,273     6.845     6.597     70.62    733      31.84
Maryland...........................        77    20,441,227        5.80      265,470     7.045     6.803     72.60    722      29.45
Texas..............................        80    13,701,271        3.88      171,266     6.939     6.708     74.44    725      22.54
North Carolina.....................        60    13,430,890        3.81      223,848     7.025     6.775     70.44    727      29.77
New Jersey.........................        35    12,737,010        3.61      363,915     6.923     6.673     73.04    717      32.94
South Carolina.....................        61    11,616,061        3.29      190,427     7.042     6.774     75.22    741      23.53
Georgia............................        37    10,509,618        2.98      284,044     6.725     6.489     73.33    721      31.10
Massachusetts......................        29     9,206,323        2.61      317,459     6.838     6.588     68.97    730      34.73
Nevada.............................        21     6,829,802        1.94      325,229     6.795     6.587     68.58    743      22.60
Illinois...........................        24     6,624,462        1.88      276,019     7.258     7.026     67.71    738      30.23
Oregon.............................        22     6,214,997        1.76      282,500     7.071     6.827     70.32    715      18.58
Arizona............................        23     5,433,190        1.54      236,226     6.803     6.553     70.73    711      23.89
Other..............................       314    64,607,144       18.32      205,755     7.040     6.802     71.18    726      26.10
                                       ------  ------------    --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290   352,702,693      100.00      273,413     6.933     6.691     70.50    725      29.35
                                       ======  ============    ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (All Collateral)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary............................       825    268,810,138      76.21      325,830      6.845    6.605     70.17    723      32.36
Investment.........................       357     48,692,138      13.81      136,393      7.386    7.127     70.99    724      18.18
Second Home........................       108     35,200,417       9.98      325,930      6.976    6.743     72.28    737      25.27
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290    352,702,693     100.00      273,413      6.933    6.691     70.50    725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (All Collateral)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................       793    210,922,627      59.80      265,981      6.908    6.667    69.87     723      30.16
Planned Unit Development...........       250     76,199,687      21.60      304,799      6.840    6.607    71.65     730      28.57
Condominium........................       147     40,721,866      11.55      277,019      7.044    6.800    71.88     725      28.27
Two-to-Four Family.................       100     24,858,513       7.05      248,585      7.240    6.973    70.01     721      26.79
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290    352,702,693     100.00      273,413      6.933    6.691    70.50     725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (All Collateral)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase...........................       703    186,370,815      52.84      265,108      6.988    6.748    73.06     733      29.36
Refinance - Cash-out...............       447    124,074,915      35.18      277,573      6.917    6.671    67.01     713      28.31
Refinance - Rate Term..............       140     42,256,963      11.98      301,835      6.734    6.498    69.40     723      32.17
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................     1,290    352,702,693     100.00      273,413      6.933    6.691    70.50     725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (All Collateral)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................      307     95,671,685      27.13      311,634     6.767     6.532    72.49     733      31.18
Alternative Documentation...........       19     11,505,558       3.26      605,556     6.596     6.365    70.91     740      40.44
Limited Documentation...............        5      2,638,481       0.75      527,696     6.741     6.491    72.32     749      43.01
Stated Documentation................      656    170,391,678      48.31      259,743     6.967     6.724    70.30     719      27.34
No Ratio Documentation..............      303     72,495,290      20.55      239,258     7.132     6.882    68.18     725      43.03
                                        -----   ------------   --------     --------    -------   ------    ------   -----    ------
Total:..............................    1,290    352,702,693     100.00      273,413     6.933     6.691    70.50     725      29.35
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (All Collateral)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
540 - 559..........................         1       231,933       0.07       231,933     6.875     6.625    80.00     555      35.03
560 - 579..........................         2       570,111       0.16       285,055     6.575     6.325    80.00     565      39.10
600 - 619..........................         7     1,706,963       0.48       243,852     6.968     6.718    77.27     608      35.84
620 - 639..........................        15     3,416,295       0.97       227,753     6.893     6.643    76.12     631      36.91
640 - 659..........................        32     9,978,335       2.83       311,823     7.233     6.983    74.15     651      36.21
660 - 679..........................       185    50,736,034      14.38       274,249     7.123     6.876    70.37     670      29.18
680 - 699..........................       214    47,725,059      13.53       223,014     7.104     6.849    71.42     690      26.86
700 - 719..........................       196    48,277,720      13.69       246,315     6.951     6.718    68.75     709      28.58
720 - 739..........................       186    55,414,282      15.71       297,926     6.960     6.716    70.88     729      28.86
740 - 759..........................       165    43,754,760      12.41       265,180     6.870     6.627    70.80     750      29.99
760 - 779..........................       138    41,261,487      11.70       298,996     6.765     6.531    70.79     770      28.89
780 - 799..........................       113    37,900,756      10.75       335,405     6.683     6.450    68.44     789      30.73
Greater than or equal to 800.......        36    11,728,958       3.33       325,804     6.605     6.377    70.84     807      27.69
                                       ------  ------------   --------      --------    -------   ------    ------   -----    ------
Total:.............................     1,290   352,702,693     100.00       273,413     6.933     6.691    70.50     725      29.35
                                       ======  ============   ========      ========    =======   ======    ======   =====    ======

           Non-Zero Weighted Average Credit Score:                     725
           Non-Zero Minimum Credit Score:                              555
           Maximum Credit Score:                                       818
           Standard Deviation:                                          44


                      MORTGAGE LOAN STATISTICAL INFORMATION

                        The Mortgage Loans (Subgroup I-1)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
30 Year Fixed.......................     415     70,395,041       65.29      169,627      6.584    6.334     68.07    729      31.93
30 Year Fixed 10 Year Interest Only.     283     36,619,152       33.96      129,396      6.620    6.367     70.47    726      26.27
30 Year Fixed 15 Year Interest Only.       5        801,793        0.74      160,359      6.525    6.275     74.21    775      42.85
                                      ------   ------------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     703    107,815,986      100.00      153,366      6.596    6.345     68.93    728      30.39
                                      ======   ============    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
  5.000 -   5.499..................        1        329,813        0.31      329,813     5.125     4.875    84.58     808      18.54
  5.500 -   5.999..................        1        644,216        0.60      644,216     5.500     5.250    78.69     783      31.19
  6.000 -   6.499..................       85     26,531,704       24.61      312,138     6.298     6.048    66.86     731      32.99
  6.500 -   6.999..................      472     72,375,767       67.13      153,338     6.673     6.422    69.18     728      29.64
  7.000 -   7.499..................      143      7,925,284        7.35       55,422     7.030     6.780    72.12     717      28.58
  Greater than or equal to 7.500...        1          9,202        0.01        9,202     7.875     6.875    90.00     726      38.06
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      703    107,815,986      100.00      153,366     6.596     6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Gross Mortgage Rate (%):                   6.596
         Minimum Gross Mortgage Rate (%):                            5.125
         Maximum Gross Mortgage Rate (%):                            7.875
         Standard Deviation (%):                                     0.259


                        The Mortgage Loans (Subgroup I-1)

                 Distribution by Cut-off Date Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00.........      150      4,449,487        4.13       29,663      6.925    6.674    70.66     723      21.13
 50,000.01 -    100,000.00.........      173     12,915,597       11.98       74,657      6.781    6.531    69.82     722      27.78
100,000.01 -    150,000.00.........      129     16,171,439       15.00      125,360      6.700    6.450    69.27     725      26.54
150,000.01 -    200,000.00.........       78     13,604,119       12.62      174,412      6.639    6.382    71.95     721      30.74
200,000.01 -    250,000.00.........       52     11,697,988       10.85      224,961      6.668    6.418    68.16     719      30.88
250,000.01 -    300,000.00.........       31      8,465,040        7.85      273,066      6.605    6.355    69.40     724      32.00
300,000.01 -    350,000.00.........       21      6,843,078        6.35      325,861      6.535    6.285    72.36     725      30.14
350,000.01 -    400,000.00.........       21      7,805,666        7.24      371,698      6.496    6.246    66.34     737      31.61
400,000.01 -    450,000.00.........       16      6,746,140        6.26      421,634      6.381    6.131    72.68     738      29.03
450,000.01 -    500,000.00.........       10      4,748,146        4.40      474,815      6.362    6.112    64.89     729      32.76
500,000.01 -    550,000.00.........        4      2,137,538        1.98      534,384      6.404    6.154    64.60     746      27.58
550,000.01 -    600,000.00.........        5      2,883,389        2.67      576,678      6.524    6.274    57.71     738      43.94
600,000.01 -    650,000.00.........       10      6,374,680        5.91      637,468      6.198    5.948    68.16     752      37.27
650,000.01 -    700,000.00.........        1        687,695        0.64      687,695      6.500    6.250    61.67     763       9.66
700,000.01 -    750,000.00.........        1        726,250        0.67      726,250      6.375    6.125    69.17     749      43.43
Greater than or equal to 1,000,000.01      1      1,559,735        1.45    1,559,735      6.625    6.375    56.82     738        N/A
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      703    107,815,986      100.00      153,366      6.596    6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Average Cut-off Date Principal Balance ($):             153,365.56
         Minimum Cut-off Date Principal Balance ($):                533.76
         Maximum Cut-off Date Principal Balance ($):             1,559,735.28
         Standard Deviation ($):                                 144,077.72


                        The Mortgage Loans (Subgroup I-1)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00..........       1         13,489        0.01       13,489      6.875    6.625    21.18     675      15.22
 50,000.01 -    100,000.00..........      83      2,678,674        2.48       32,273      6.721    6.469    66.44     718      21.28
100,000.01 -    150,000.00..........     122      7,830,302        7.26       64,183      6.637    6.387    68.99     731      24.16
150,000.01 -    200,000.00..........     104      9,634,653        8.94       92,641      6.612    6.353    69.24     733      25.26
200,000.01 -    250,000.00..........      78      9,184,304        8.52      117,747      6.631    6.381    68.91     721      26.40
250,000.01 -    300,000.00..........      66      9,413,265        8.73      142,625      6.631    6.381    69.01     712      25.93
300,000.01 -    350,000.00..........      40      6,747,663        6.26      168,692      6.638    6.388    68.93     711      31.56
350,000.01 -    400,000.00..........      39      7,830,847        7.26      200,791      6.608    6.358    72.15     718      31.74
400,000.01 -    450,000.00..........      30      7,305,879        6.78      243,529      6.452    6.202    70.86     719      30.79
450,000.01 -    500,000.00..........      40     10,904,758       10.11      272,619      6.573    6.323    70.84     732      32.06
500,000.01 -    550,000.00..........      21      6,078,358        5.64      289,446      6.559    6.309    72.92     734      33.85
550,000.01 -    600,000.00..........      15      4,378,271        4.06      291,885      6.646    6.396    73.36     727      33.84
600,000.01 -    650,000.00..........      27     10,569,072        9.80      391,447      6.438    6.188    64.72     737      34.14
650,000.01 -    700,000.00..........       7      2,276,370        2.11      325,196      6.736    6.486    74.78     761      38.22
700,000.01 -    750,000.00..........      10      4,149,603        3.85      414,960      6.581    6.331    69.56     741      31.63
750,000.01 -    800,000.00..........       6      2,475,845        2.30      412,641      6.664    6.414    57.10     748      39.35
800,000.01 -    850,000.00..........       4      1,960,132        1.82      490,033      6.559    6.309    67.96     768      34.40
850,000.01 -    900,000.00..........       3        655,938        0.61      218,646      6.959    6.709    76.59     760      23.49
900,000.01 -    950,000.00..........       1        687,695        0.64      687,695      6.500    6.250    61.67     763       9.66
950,000.01 -  1,000,000.00..........       3        748,105        0.69      249,368      6.958    6.708    45.68     711      29.03
Greater than or equal to 1,000,000.01      3      2,292,764        2.13      764,255      6.724    6.474    58.66     722      32.16
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:............................       703    107,815,986      100.00      153,366      6.596    6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Average Original Date Principal Balance ($):            291,729.10
         Minimum Original Date Principal Balance ($):            36,000.00
         Maximum Original Date Principal Balance ($):            2,500,000.00
         Standard Deviation ($):                                 217,349.79


                        The Mortgage Loans (Subgroup I-1)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
341 - 350..........................         7      1,471,385       1.36     210,198      6.291      6.041   60.24     744      33.75
Greater than or equal to 351.......       696    106,344,601      98.64     152,794      6.600      6.349   69.05     728      30.33
                                       ------   ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................       703    107,815,986     100.00     153,366      6.596      6.345   68.93     728      30.39
                                       ======   ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Remaining Term to Maturity (months):         356
         Minimum Remaining Term to Maturity (months):                  345
         Maximum Remaining Term to Maturity (months):                  359
         Standard Deviation (months):                                    2


                        The Mortgage Loans (Subgroup I-1)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
360................................      703     107,815,986     100.00      153,366      6.596    6.345     68.93    728      30.39
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................      703     107,815,986     100.00      153,366      6.596    6.345     68.93    728      30.39
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Term to Maturity (months):          360
         Minimum Original Term to Maturity (months):                   360
         Maximum Original Term to Maturity (months):                   360
         Standard Deviation (months):                                    0


                        The Mortgage Loans (Subgroup I-1)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Less than or equal to 30.00........        6        549,924        0.51       91,654      6.570    6.320    21.14     777      25.09
30.01 -   35.00....................        6      1,213,883        1.13      202,314      6.531    6.281    32.39     743      22.24
35.01 -   40.00....................        7      1,392,209        1.29      198,887      6.770    6.520    37.98     722      23.83
40.01 -   45.00....................       12      2,003,387        1.86      166,949      6.387    6.137    42.85     762      25.53
45.01 -   50.00....................       20      3,629,503        3.37      181,475      6.561    6.311    48.27     747      37.38
50.01 -   55.00....................       27      4,534,297        4.21      167,937      6.545    6.295    52.89     729      28.94
55.01 -   60.00....................       40      9,874,727        9.16      246,868      6.572    6.322    57.70     720      34.63
60.01 -   65.00....................       47      8,291,739        7.69      176,420      6.653    6.403    63.47     740      25.87
65.01 -   70.00....................      228     26,675,825       24.74      116,999      6.602    6.352    69.24     719      27.61
70.01 -   75.00....................       67     11,698,779       10.85      174,609      6.647    6.397    73.31     729      30.70
75.01 -   80.00....................      234     37,028,354       34.34      158,241      6.593    6.343    79.58     729      32.36
80.01 -   85.00....................        5        560,198        0.52      112,040      5.856    5.606    83.88     774      27.90
Greater than or equal to 85.01.....        4        363,161        0.34       90,790      6.844    6.323    88.78     748      30.49
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      703    107,815,986      100.00      153,366      6.596    6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Loan-to-Value Ratio (%):          68.93
         Minimum Original Loan-to-Value Ratio (%):                   12.50
         Maximum Original Loan-to-Value Ratio (%):                   90.00
         Standard Deviation (%):                                     11.33


                        The Mortgage Loans (Subgroup I-1)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available.......................     180     23,798,435       22.07     132,214       6.607    6.357     65.53    731
                                                                                                                              N/A
  0.01-30.00........................     292     37,816,068       35.07     129,507       6.604    6.354     68.07    730      19.57
30.01-35.00.........................      84     14,158,516       13.13     168,554       6.588    6.331     70.99    734      32.26
35.01-40.00.........................      61     11,239,801       10.42     184,259       6.623    6.372     72.47    711      36.87
40.01-45.00.........................      53     10,110,748        9.38     190,769       6.560    6.310     74.39    720      42.66
45.01-50.00.........................      32     10,321,054        9.57     322,533       6.548    6.298     68.09    736      47.71
50.01-55.00.........................       1        371,363        0.34     371,363       6.750    6.500     62.95    731      50.23
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     703    107,815,986      100.00     153,366       6.596    6.345     68.93    728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Debt Ratio (%):                   30.39
         Non-Zero Minimum Debt Ratio (%):                             1.34
         Maximum Debt Ratio (%):                                     50.23
         Standard Deviation (%):                                     15.65


                        The Mortgage Loans (Subgroup I-1)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
New York.............................     82     24,235,040       22.48      295,549     6.440     6.190     66.85    729      34.29
California...........................     80     13,211,409       12.25      165,143     6.619     6.369     68.97    710      28.31
Florida..............................     89     12,442,812       11.54      139,807     6.663     6.413     67.26    728      30.29
Virginia.............................     62     11,176,362       10.37      180,264     6.614     6.364     69.21    739      33.90
Maryland.............................     45      5,747,533        5.33      127,723     6.652     6.402     72.96    716      29.45
New Jersey...........................     23      4,585,985        4.25      199,391     6.616     6.366     72.41    721      33.04
North Carolina.......................     32      4,337,151        4.02      135,536     6.564     6.314     69.24    740      32.63
Massachusetts........................     22      4,023,553        3.73      182,889     6.676     6.426     67.97    738      35.21
South Carolina.......................     27      3,199,119        2.97      118,486     6.671     6.421     72.78    744      27.48
Georgia..............................     23      3,047,125        2.83      132,484     6.663     6.413     71.30    729      29.05
Arizona..............................     18      2,649,321        2.46      147,185     6.559     6.309     69.93    704      25.16
Texas................................     34      1,967,040        1.82       57,854     6.690     6.440     73.08    716      20.55
Pennsylvania.........................     13      1,485,866        1.38      114,297     6.700     6.445     75.91    769      31.15
Connecticut..........................      8      1,356,289        1.26      169,536     6.754     6.504     56.63    722      27.26
Hawaii...............................      5      1,299,491        1.21      259,898     6.637     6.387     77.19    750      20.82
Other................................    140     13,051,890       12.11       93,228     6.660     6.403     68.62    733      22.35
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:...............................    703    107,815,986      100.00      153,366     6.596     6.345     68.93    728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary.............................     527     89,917,685       83.40      170,622      6.582    6.331    69.00     726      32.10
Investment..........................     129     10,212,445        9.47       79,166      6.681    6.430    66.95     732      20.14
Second Home.........................      47      7,685,857        7.13      163,529      6.642    6.392    70.74     745      27.26
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     703    107,815,986      100.00      153,366      6.596    6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................      446     70,196,650       65.11      157,392      6.595    6.343     68.38    725      31.14
Planned Unit Development...........      135     20,947,877       19.43      155,169      6.621    6.371     71.00    732      28.95
Condominium........................       78     10,673,873        9.90      136,845      6.545    6.295     69.32    744      30.72
Two-to-Four Family.................       44      5,997,587        5.56      136,309      6.608    6.357     67.45    728      25.94
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      703    107,815,986      100.00      153,366      6.596    6.345     68.93    728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase............................     347     51,741,702       47.99      149,112      6.582    6.332     72.36    739      31.06
Refinance-Cash Out..................     280     43,799,844       40.62      156,428      6.622    6.370     65.36    718      29.25
Refinance- Rate Term................      76     12,274,441       11.38      161,506      6.559    6.309     67.19    718      31.51
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     703    107,815,986      100.00      153,366      6.596    6.345     68.93    728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................    175      31,966,427       29.65      182,665     6.513     6.260    71.62     743      32.00
Alternative Documentation...........     12       4,591,261        4.26      382,605     6.518     6.268    67.15     745      42.46
Limited Documentation...............      5       1,341,978        1.24      268,396     6.618     6.368    71.85     758      41.44
Stated Documentation................    331      46,117,885       42.77      139,329     6.654     6.404    68.90     714      27.76
No Ratio Documentation..............    180      23,798,435       22.07      132,214     6.607     6.357    65.53     731      N/A
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................    703     107,815,986      100.00      153,366     6.596     6.345    68.93     728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-1)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
540 - 559...........................       1         86,975        0.08       86,975     6.875     6.625     80.00    555      35.03
560 - 579...........................       2        384,642        0.36      192,321     6.542     6.292     80.00    563      38.74
600 - 619...........................       3        524,963        0.49      174,988     6.526     6.276     77.22    610      36.00
620 - 639...........................      10      1,473,612        1.37      147,361     6.612     6.362     76.14    630      38.61
640 - 659...........................      15      2,007,448        1.86      133,830     6.792     6.542     74.98    651      32.41
660 - 679...........................      91     13,980,789       12.97      153,635     6.614     6.364     68.08    671      30.33
680 - 699...........................     111     15,071,473       13.98      135,779     6.621     6.371     69.34    690      29.53
700 - 719...........................      94     12,515,063       11.61      133,139     6.613     6.363     67.78    709      30.71
720 - 739...........................     103     16,761,200       15.55      162,730     6.579     6.323     69.29    730      30.25
740 - 759...........................      95     13,812,970       12.81      145,400     6.633     6.383     69.55    750      29.99
760 - 779...........................      87     12,599,614       11.69      144,823     6.631     6.381     67.64    770      27.36
780 - 799...........................      69     14,358,600       13.32      208,096     6.535     6.285     67.56    789      32.14
Greater than or equal to 800........      22      4,238,637        3.93      192,665     6.343     6.093     71.05    809      30.59
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     703    107,815,986      100.00      153,366     6.596     6.345     68.93    728      30.39
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Credit Score:                       728
         Non-Zero Minimum Credit Score:                                555
         Maximum Credit Score:                                         816
         Standard Deviation:                                            45


                      MORTGAGE LOAN STATISTICAL INFORMATION

                        The Mortgage Loans (Subgroup I-2)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
30 Year Fixed ......................     501     76,324,020       60.80      152,343      6.941    6.688    70.34     722      30.62
30 Year Fixed 10 Year Interest Only.     368     48,688,839       38.79      132,307      7.008    6.758    72.01     718      27.06
30 Year Fixed 15 Year Interest Only.       5        521,689        0.42      104,338      6.827    6.577    76.94     738      36.05
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     874    125,534,547      100.00      143,632      6.966    6.715    71.01     721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
6.000 - 6.499.......................      55      2,201,976        1.75       40,036      6.375    6.125     66.74    731      31.89
6.500 - 6.999.......................     471     62,531,628       49.81      132,764      6.762    6.512     69.32    726      30.28
7.000 - 7.499.......................     256     53,846,801       42.89      210,339      7.153    6.903     72.64    715      28.85
7.500 - 7.999.......................      90      6,822,581        5.43       75,806      7.526    7.269     74.83    716      24.23
Greater than or equal to 8.000......       2        131,561        0.10       65,781      8.625    7.265     84.93    696      13.71
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Gross Mortgage Rate (%):                   6.966
         Minimum Gross Mortgage Rate (%):                            6.375
         Maximum Gross Mortgage Rate (%):                            8.625
         Standard Deviation (%):                                     0.350


                        The Mortgage Loans (Subgroup I-2)

                 Distribution by Cut-off Date Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00.........      174      5,590,504        4.45       32,129      6.803    6.552     68.62    728      22.83
 50,000.01 -    100,000.00.........      252     18,172,889       14.48       72,115      6.878    6.617     70.06    723      25.06
100,000.01 -    150,000.00.........      162     20,314,839       16.18      125,400      6.955    6.705     71.81    718      24.20
150,000.01 -    200,000.00.........       94     16,192,988       12.90      172,266      6.947    6.697     72.69    715      28.21
200,000.01 -    250,000.00.........       64     14,365,562       11.44      224,462      6.995    6.745     72.25    725      31.97
250,000.01 -    300,000.00.........       31      8,495,756        6.77      274,057      7.007    6.757     73.26    716      32.80
300,000.01 -    350,000.00.........       34     10,976,391        8.74      322,835      7.021    6.771     72.51    713      32.92
350,000.01 -    400,000.00.........       19      7,124,049        5.67      374,950      6.919    6.669     66.96    719      31.85
400,000.01 -    450,000.00.........       18      7,739,965        6.17      429,998      7.002    6.752     72.48    731      31.08
450,000.01 -    500,000.00.........        8      3,765,976        3.00      470,747      7.123    6.873     67.43    746      39.48
500,000.01 -    550,000.00.........        2      1,057,800        0.84      528,900      7.117    6.867     75.16    731      33.18
550,000.01 -    600,000.00.........        3      1,722,912        1.37      574,304      7.041    6.791     73.46    735      34.62
600,000.01 -    650,000.00.........        5      3,176,707        2.53      635,341      7.127    6.877     64.87    712      39.00
650,000.01 -    700,000.00.........        2      1,347,000        1.07      673,500      7.194    6.944     77.50    708      29.74
700,000.01 -    750,000.00.........        1        750,000        0.60      750,000      7.000    6.750     40.00    662       8.48
750,000.01 -    800,000.00.........        1        779,685        0.62      779,685      7.125    6.875     70.00    683      29.37
850,000.01 -    900,000.00.........        1        872,888        0.70      872,888      7.125    6.875     78.70    768      46.41
900,000.01 -    950,000.00.........        2      1,866,594        1.49      933,297      6.750    6.500     56.98    703      36.59
Greater than or equal to 1,000,000.01      1      1,222,044        0.97    1,222,044      7.125    6.875     80.00    759      18.00
                                      ------    -----------    --------    ---------    -------   ------    ------   -----    ------
Total:.............................      874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========    =========    =======   ======    ======   =====    ======

         Average Cut-off Date Principal Balance ($):             143,632.21
         Minimum Cut-off Date Principal Balance ($):              6,743.10
         Maximum Cut-off Date Principal Balance ($):             1,222,043.67
         Standard Deviation ($):                                 133,149.48


                        The Mortgage Loans (Subgroup I-2)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00..........       8        168,580        0.13       21,073      7.401    7.151     66.50    712      17.67
 50,000.01 -    100,000.00..........     126      5,755,776        4.59       45,681      7.082    6.823     70.51    721      19.88
100,000.01 -    150,000.00..........     163     11,698,003        9.32       71,767      7.028    6.765     70.78    727      23.05
150,000.01 -    200,000.00..........     133     13,044,778       10.39       98,081      7.018    6.768     72.28    714      24.84
200,000.01 -    250,000.00..........     104     12,904,250       10.28      124,079      7.008    6.758     71.55    719      26.73
250,000.01 -    300,000.00..........      75     10,461,034        8.33      139,480      6.927    6.677     70.85    714      27.69
300,000.01 -    350,000.00..........      49      8,659,780        6.90      176,730      6.973    6.723     72.72    714      30.53
350,000.01 -    400,000.00..........      39      8,181,932        6.52      209,793      6.911    6.661     71.63    715      27.33
400,000.01 -    450,000.00..........      29      6,633,155        5.28      228,729      6.950    6.700     73.44    712      30.95
450,000.01 -    500,000.00..........      44     10,392,535        8.28      236,194      6.936    6.686     73.44    715      37.17
500,000.01 -    550,000.00..........      20      4,997,618        3.98      249,881      6.874    6.624     70.68    730      33.54
550,000.01 -    600,000.00..........      16      4,688,060        3.73      293,004      6.892    6.642     71.38    728      34.01
600,000.01 -    650,000.00..........      28      9,895,406        7.88      353,407      7.007    6.757     70.89    727      32.80
650,000.01 -    700,000.00..........       9      3,126,570        2.49      347,397      6.937    6.687     75.17    740      36.23
700,000.01 -    750,000.00..........      10      3,068,697        2.44      306,870      6.802    6.552     69.82    737      31.65
750,000.01 -    800,000.00..........       6      2,274,539        1.81      379,090      6.799    6.549     57.87    740      34.20
800,000.01 -    850,000.00..........       4      1,348,122        1.07      337,031      6.801    6.551     61.11    748      34.55
850,000.01 -    900,000.00..........       3      1,976,609        1.57      658,870      7.015    6.765     74.35    737      24.59
900,000.01 -    950,000.00..........       2        925,232        0.74      462,616      7.158    6.908     75.46    681      32.39
950,000.01 - 1,000,000.00...........       3      2,245,233        1.79      748,411      7.014    6.764     54.62    720      31.13
Greater than or equal to 1,000,000.01      3      3,088,637        2.46    1,029,546     6.898    6.648     66.09    725      26.04
                                      ------    -----------    --------    ---------    -------   ------    ------   -----    ------
Total:............................       874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========    =========    =======   ======    ======   =====    ======

         Average Original Principal Balance ($):                 267,832.93
         Minimum Original Principal Balance ($):                 23,600.00
         Maximum Original Principal Balance ($):                 2,500,000.00
         Standard Deviation ($):                                 208,215.35


                        The Mortgage Loans (Subgroup I-2)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
341 - 350..........................        4         215,596       0.17       53,899      6.822    6.572    67.16     761      35.30
Greater than or equal to 351.......      870     125,318,951      99.83      144,045      6.967    6.715    71.02     721      29.40
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................      874     125,534,547     100.00      143,632      6.966    6.715    71.01     721      29.41
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Remaining Term to Maturity (months):         357
         Minimum Remaining Term to Maturity (months):                  347
         Maximum Remaining Term to Maturity (months):                  359
         Standard Deviation (months):                                    2


                        The Mortgage Loans (Subgroup I-2)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
360................................      874     125,534,547     100.00      143,632      6.966    6.715    71.01     721      29.41
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................      874     125,534,547     100.00      143,632      6.966    6.715    71.01     721      29.41
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Term to Maturity (months):          360
         Minimum Original Term to Maturity (months):                   360
         Maximum Original Term to Maturity (months):                   360
         Standard Deviation (months):                                    0


                        The Mortgage Loans (Subgroup I-2)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Less than or equal to 30.00........        7        360,451        0.29       51,493      6.762    6.512     20.42    753      23.43
30.01 -   35.00....................        6      1,263,055        1.01      210,509      6.980    6.730     32.06    770      46.38
35.01 -   40.00....................        8      2,370,806        1.89      296,351      6.945    6.695     38.50    707      20.14
40.01 -   45.00....................       13      1,149,920        0.92       88,455      6.966    6.716     42.53    747      18.19
45.01 -   50.00....................       21      3,089,126        2.46      147,101      6.884    6.634     48.77    733      42.70
50.01 -   55.00....................       28      3,028,762        2.41      108,170      6.811    6.561     53.09    720      24.71
55.01 -   60.00....................       40      7,049,465        5.62      176,237      6.787    6.537     57.82    710      31.52
60.01 -   65.00....................       51      8,575,826        6.83      168,153      6.874    6.624     63.72    740      26.92
65.01 -   70.00....................      285     32,891,277       26.20      115,408      6.988    6.738     69.71    715      26.47
70.01 -   75.00....................      104     15,591,351       12.42      149,917      6.995    6.745     74.18    723      26.08
75.01 -   80.00....................      297     48,396,537       38.55      162,951      6.992    6.742     79.67    720      32.14
80.01 -   85.00....................        8        819,256        0.65      102,407      7.307    6.876     83.84    707      32.33
85.01 -   90.00....................        4        482,675        0.38      120,669      7.127    6.776     88.63    747      28.17
Greater than or equal to 90.01.....        2        466,040        0.37      233,020      7.257    7.007     95.00    646      49.67
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Loan-to-Value Ratio (%):          71.01
         Minimum Original Loan-to-Value Ratio (%):                   12.50
         Maximum Original Loan-to-Value Ratio (%):                   95.00
         Standard Deviation (%):                                     10.92


                        The Mortgage Loans (Subgroup I-2)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available......................      235     26,757,743       21.32      113,863      6.966    6.716     67.57    730      N/A
 0.01 - 30.00......................      375     46,575,005       37.10      124,200      6.979    6.726     70.61    724      18.44
30.01 - 35.00......................       98     16,517,003       13.16      168,541      6.953    6.703     74.24    714      32.59
35.01 - 40.00......................       67     12,944,783       10.31      193,206      6.949    6.696     72.00    707      37.76
40.01 - 45.00......................       67     13,149,429       10.47      196,260      7.003    6.753     74.92    707      42.48
45.01 - 50.00......................       31      9,219,222        7.34      297,394      6.909    6.659     70.60    728      47.92
Greater than or equal to 50.01.....        1        371,363        0.30      371,363      6.750    6.500     62.95    731      50.23
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Debt Ratio (%):                   29.41
         Non-Zero Minimum Debt Ratio (%):                             1.34
         Maximum Debt Ratio (%):                                     50.23
         Standard Deviation (%):                                     15.47


                        The Mortgage Loans (Subgroup I-2)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Florida.............................     120     21,135,847       16.84      176,132      7.030    6.780     70.62    723      29.25
New York............................      83     15,659,992       12.47      188,675      6.917    6.667     68.23    719      35.06
California..........................      88     13,483,757       10.74      153,225      6.902    6.652     71.31    707      29.49
Virginia............................      70     11,684,566        9.31      166,922      6.914    6.664     71.08    728      32.60
Maryland............................      58      7,951,692        6.33      137,098      6.990    6.740     74.06    717      29.25
North Carolina......................      40      6,131,027        4.88      153,276      6.983    6.733     70.47    723      34.08
New Jersey..........................      29      5,469,967        4.36      188,620      6.975    6.725     72.11    714      33.60
South Carolina......................      43      4,538,333        3.62      105,543      7.039    6.757     75.73    737      24.59
Massachusetts.......................      26      4,285,781        3.41      164,838      6.866    6.616     69.88    730      34.85
Georgia.............................      28      4,096,405        3.26      146,300      6.948    6.698     75.44    706      30.78
Texas...............................      51      3,678,404        2.93       72,126      7.059    6.809     72.11    716      17.15
Oregon..............................      13      2,560,549        2.04      196,965      7.023    6.773     69.66    708      13.74
Arizona.............................      19      2,208,105        1.76      116,216      6.856    6.606     70.51    725      23.47
Pennsylvania........................      15      2,051,371        1.63      136,758      6.954    6.680     75.46    757      30.15
Connecticut.........................       9      1,943,233        1.55      215,915      6.898    6.648     61.18    732      28.05
Other...............................     182     18,655,519       14.86      102,503      7.002    6.752     70.80    722      23.82
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary............................      617     95,281,658       75.90      154,427      6.944    6.694     71.23    719      32.39
Investment.........................      190     18,178,450       14.48       95,676      7.054    6.793     69.41    728      18.79
Second Home........................       67     12,074,440        9.62      180,216      7.013    6.763     71.71    725      25.75
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................       549    76,041,017       60.57      138,508      6.940    6.690    70.15     719      29.67
Planned Unit Development...........       172    26,507,908       21.12      154,116      6.968    6.718    73.35     725      29.81
Condominium........................        96    13,680,783       10.90      142,508      7.034    6.784    72.58     717      29.03
Two-to-Four Family.................        57     9,304,839        7.41      163,243      7.077    6.806    69.10     733      27.10
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      874   125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase...........................       458    64,034,745       51.01      139,814      6.991    6.740     73.49    729      30.16
Refinance - Cash-out...............       326    49,220,617       39.21      150,983      6.939    6.689     68.13    711      28.07
Refinance - Rate Term..............        90    12,279,186        9.78      136,435      6.948    6.686     69.68    717      30.92
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      874   125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................      196    32,315,622       25.74      164,876      6.968    6.717     74.98    726      32.21
Alternative Documentation...........       13     3,256,940        2.59      250,534      6.898    6.648     73.20    703      41.34
Limited Documentation...............        5     1,296,503        1.03      259,301      6.869    6.619     72.81    740      44.65
Stated Documentation................      424    61,786,989       49.22      145,724      6.970    6.718     70.28    715      26.97
No Ratio Documentation..............      236    26,878,492       21.41      113,892      6.968    6.718     67.58    730      43.03
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      874   125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-2)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
540 - 559..........................        1        144,958        0.12      144,958      6.875    6.625     80.00    555      35.03
560 - 579..........................        2        185,469        0.15       92,735      6.645    6.395     80.00    568      39.85
600 - 619..........................        4      1,112,293        0.89      278,073      7.120    6.870     77.75    607      36.85
620 - 639..........................       11      1,564,311        1.25      142,210      6.892    6.642     76.61    631      40.37
640 - 659..........................       22      4,761,046        3.79      216,411      7.056    6.806     77.45    652      37.37
660 - 679..........................      122     19,363,148       15.42      158,714      7.010    6.760     69.70    670      29.53
680 - 699..........................      150     19,565,186       15.59      130,435      6.988    6.731     71.61    689      27.07
700 - 719..........................      121     15,175,525       12.09      125,418      6.973    6.723     70.15    710      29.48
720 - 739..........................      127     17,441,455       13.89      137,334      6.978    6.725     69.71    730      27.22
740 - 759..........................      116     17,489,130       13.93      150,768      6.964    6.714     72.95    750      29.65
760 - 779..........................      100     14,679,224       11.69      146,792      6.925    6.675     70.61    770      31.44
780 - 799..........................       75     11,159,474        8.89      148,793      6.848    6.598     68.75    789      26.73
Greater than or equal to 800.......       23      2,893,328        2.30      125,797      6.957    6.707     69.95    807      26.04
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     874    125,534,547      100.00      143,632      6.966    6.715     71.01    721      29.41
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Credit Score:                       721
         Non-Zero Minimum Credit Score:                                555
         Maximum Credit Score:                                         818
         Standard Deviation:                                            44


                      MORTGAGE LOAN STATISTICAL INFORMATION

                        The Mortgage Loans (Subgroup I-3)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
30 Year Fixed.......................      159    12,983,462       36.11       81,657      7.744    7.481     74.70    720      22.25
30 Year Fixed 10 Year Interest Only.      155    22,143,274       61.59      142,860      7.744    7.493     74.31    705      25.94
30 Year Fixed 15 Year Interest Only.        1       826,500        2.30      826,500      7.750    7.500     75.00    644      43.46
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      315    35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
7.000 - 7.499......................        39     2,624,199        7.30       67,287      7.375    7.125     72.88    705      26.90
7.500 - 7.999......................       201    28,371,443       78.91      141,151      7.723    7.473     74.51    709      25.01
8.000 - 8.499......................        72     4,783,614       13.31       66,439      8.036    7.786     74.69    712      25.19
Greater than or equal to 8.500.....         3       173,979        0.48       57,993      8.662    7.345     85.67    701      14.66
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      315    35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======

           Weighted Average Gross Mortgage Rate (%):                 7.744
           Minimum Gross Mortgage Rate (%):                          7.375
           Maximum Gross Mortgage Rate (%):                          8.875
           Standard Deviation (%):                                   0.261


                        The Mortgage Loans (Subgroup I-3)

                 Distribution by Cut-off Date Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00.........       111    3,281,576         9.13       29,564      7.751    7.494     74.69    714      18.97
 50,000.01 -    100,000.00.........        81    6,060,679        16.86       74,823      7.724    7.447     74.56    716      21.80
100,000.01 -    150,000.00.........        55    6,720,318        18.69      122,188      7.719    7.469     74.54    718      23.36
150,000.01 -    200,000.00.........        24    4,221,096        11.74      175,879      7.709    7.459     74.14    710      23.96
200,000.01 -    250,000.00.........        17    3,851,440        10.71      226,555      7.736    7.486     75.35    717      29.00
250,000.01 -    300,000.00.........         9    2,510,203         6.98      278,911      7.878    7.628     75.97    701      27.69
300,000.01 -    350,000.00.........         5    1,614,286         4.49      322,857      7.651    7.401     74.87    694      23.99
350,000.01 -    400,000.00.........         4    1,472,212         4.09      368,053      7.720    7.468     81.19    698      32.32
400,000.01 -    450,000.00.........         2      825,000         2.29      412,500      7.875    7.625     74.33    685      22.37
500,000.01 -    550,000.00.........         2    1,017,450         2.83      508,725      7.750    7.500     77.50    696      32.22
600,000.01 -    650,000.00.........         1      625,000         1.74      625,000      8.000    7.750     65.79    653      36.78
800,000.01 -    850,000.00.........         1      826,500         2.30      826,500      7.750    7.500     75.00    644      43.46
850,000.01 -    900,000.00.........         1      898,725         2.50      898,725      7.750    7.500     66.67    689      27.03
900,000.01 -    950,000.00.........         1      910,000         2.53      910,000      7.750    7.500     70.00    733      10.47
Greater than or equal to 1,000,000.01       1    1,118,750         3.11     1,118,750     7.750    7.500     70.00    727      N/A
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======

         Average Cut-off Date Principal Balance ($):             114,137.26
         Minimum Cut-off Date Principal Balance ($):              1,131.48
         Maximum Cut-off Date Principal Balance ($):             1,118,749.61
         Standard Deviation ($):                                 132,574.96


                        The Mortgage Loans (Subgroup I-3)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00..........      25       502,531         1.40       20,101      7.816    7.566     73.90    706      14.66
 50,000.01 -    100,000.00..........      88     3,620,944        10.07       41,147      7.778    7.522     74.91    718      18.73
100,000.01 -    150,000.00..........      58     4,679,001        13.01       80,672      7.791    7.506     73.75    717      24.10
150,000.01 -    200,000.00..........      46     5,051,300        14.05      109,811      7.727    7.477     75.38    710      22.71
200,000.01 -    250,000.00..........      29     3,722,713        10.35      128,369      7.713    7.463     74.87    725      23.41
250,000.01 -    300,000.00..........      16     2,857,131         7.95      178,571      7.722    7.472     74.77    714      23.94
300,000.01 -    350,000.00..........      10     1,515,856         4.22      151,586      7.664    7.414     78.13    702      28.11
350,000.01 -    400,000.00..........      10     2,268,503         6.31      226,850      7.759    7.507     78.32    698      32.01
400,000.01 -    450,000.00..........       6     1,187,532         3.30      197,922      7.762    7.512     76.32    710      22.41
450,000.01 -    500,000.00..........       5     1,182,853         3.29      236,571      7.525    7.275     71.95    733      19.57
500,000.01 -    550,000.00..........       2       665,000         1.85      332,500      7.924    7.674     76.95    692      22.37
550,000.01 -    600,000.00..........       6     1,572,321         4.37      262,054      7.918    7.668     72.87    689      31.84
600,000.01 -    650,000.00..........       4     1,122,249         3.12      280,562      7.482    7.232     74.28    693      30.10
650,000.01 -    700,000.00..........       3     1,188,075         3.30      396,025      7.696    7.446     76.42    694      33.68
800,000.01 -    850,000.00..........       2     1,032,750         2.87      516,375      7.825    7.575     75.00    668      38.35
850,000.01 -    900,000.00..........       1       898,725         2.50      898,725      7.750    7.500     66.67    689      27.03
900,000.01 -    950,000.00..........       2     1,142,000         3.18      571,000      7.674    7.424     72.03    717      16.44
Greater than or equal to 1,000,000.01      2     1,743,750         4.85      871,875      7.840    7.590     68.49    700      36.78
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======

           Average Original Principal Balance ($):               194,536.64
           Minimum Original Principal Balance ($):               23,600.00
           Maximum Original Principal Balance ($):               1,250,000.00
           Standard Deviation ($):                               182,928.33


                        The Mortgage Loans (Subgroup I-3)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Greater than or equal to 351.......      315     35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................      315     35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Remaining Term to Maturity (months):         358
         Minimum Remaining Term to Maturity (months):                  352
         Maximum Remaining Term to Maturity (months):                  359
         Standard Deviation (months):                                    2


                        The Mortgage Loans (Subgroup I-3)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
360................................      315     35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                      ------    ------------   --------     --------    -------   ------    ------   -----    ------
Total:.............................      315     35,953,236      100.00      114,137      7.744    7.489     74.47    709      25.12
                                      ======    ============   ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Term to Maturity (months):          360
         Minimum Original Term to Maturity (months):                   360
         Maximum Original Term to Maturity (months):                   360
         Standard Deviation (months):                                    0


                        The Mortgage Loans (Subgroup I-3)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
40.01 - 45.00.......................       1       149,655         0.42      149,655      7.375    7.125     42.47    743      13.19
50.01 - 55.00.......................       3       141,050         0.39       47,017      7.893    7.643     54.34    728       2.07
60.01 - 65.00.......................      10       897,156         2.50       89,716      7.672    7.422     63.81    754      20.72
65.01 - 70.00.......................     108    13,521,780        37.61      125,202      7.740    7.490     69.57    707      23.44
70.01 - 75.00.......................      73     8,460,944        23.53      115,903      7.747    7.497     74.76    707      23.67
75.01 - 80.00.......................     108    11,801,513        32.82      109,273      7.740    7.490     79.96    707      28.05
80.01 - 85.00.......................       6       227,957         0.63       37,993      8.291    7.316     84.94    720      13.74
85.01 - 90.00.......................       3       313,129         0.87      104,376      7.844    7.527     90.00    757      21.43
Greater than or equal to 90.01......       3       440,052         1.22      146,684      7.797    7.538     95.00    708      34.03
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======

           Weighted Average Original Loan-to-Value Ratio (%):        74.47
           Minimum Original Loan-to-Value Ratio (%):                 42.47
           Maximum Original Loan-to-Value Ratio (%):                 95.00
           Standard Deviation (%):                                    6.08


                        The Mortgage Loans (Subgroup I-3)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available.......................      90     10,772,090       29.96      119,690      7.713    7.463     73.61    717
                                                                                                                              N/A
 0.01-30.00.........................     178     16,676,260       46.38       93,687      7.763    7.502     73.77    713      18.73
30.01-35.00.........................      21     2,843,665         7.91      135,413      7.744    7.493     80.04    699      33.18
35.01-40.00.........................      14     2,807,425         7.81      200,530      7.734    7.484     74.52    693      37.00
40.01-45.00.........................      11     2,776,911         7.72      252,446      7.766    7.516     76.36    682      42.63
Greater than or equal to 45.01......       1        76,885         0.21       76,885      7.500    7.250     70.00    666      45.14
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======

           Non-Zero Weighted Average Debt Ratio (%):                 25.12
           Non-Zero Minimum Debt Ratio (%):                           2.07
           Maximum Debt Ratio (%):                                   45.14
           Standard Deviation (%):                                   12.97


                        The Mortgage Loans (Subgroup I-3)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Florida.............................       45    6,164,793        17.15      136,995      7.751    7.501     74.48    710      26.25
New York............................       27    4,122,960        11.47      152,702      7.772    7.522     74.97    697      30.87
California..........................       10    3,227,864         8.98      322,786      7.710    7.460     74.35    695      23.96
Texas...............................       33    2,582,074         7.18       78,245      7.749    7.499     72.27    705      23.16
Maryland............................       15    2,410,717         6.71      160,714      7.649    7.399     73.70    729      26.09
Illinois............................        9    1,471,476         4.09      163,497      7.880    7.630     74.43    713      24.62
New Jersey..........................        9    1,430,753         3.98      158,973      7.642    7.390     79.79    713      31.64
South Carolina......................       19    1,385,752         3.85       72,934      7.743    7.374     76.03    730      14.07
North Carolina......................       18    1,173,072         3.26       65,171      7.698    7.448     74.75    717      18.04
Virginia............................        8    1,038,820         2.89      129,853      7.584    7.334     70.12    723      18.20
Oregon..............................        5      973,302         2.71      194,660      7.707    7.457     74.08    705      22.04
District of Columbia................        2      835,000         2.32      417,500      7.906    7.656     66.85    658      36.78
Ohio................................       14      796,313         2.21       56,879      7.702    7.452     74.53    683      18.40
Arkansas............................        5      709,770         1.97      141,954      7.818    7.568     72.48    726      20.88
Massachusetts.......................        5      592,904         1.65      118,581      7.682    7.432     77.37    701      28.96
Other...............................       91    7,037,666        19.57       77,337      7.781    7.528     75.42    715      24.37
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary............................       152    23,706,068       65.94      155,961      7.737    7.487     74.89    704      30.60
Investment.........................       129    8,847,270        24.61       68,583      7.781    7.510     73.62    720      17.31
Second Home........................        34    3,399,898         9.46       99,997      7.699    7.449     73.75    716      17.87
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................       196    19,842,996       55.19      101,240      7.743    7.493     75.01    710      26.23
Planned Unit Development...........        41    4,827,619        13.43      117,747      7.706    7.456     75.93    705      24.09
Condominium........................        38    5,017,620        13.96      132,043      7.709    7.459     71.66    710      22.41
Two-to-Four Family.................        40    6,265,000        17.43      156,625      7.804    7.525     73.89    708      24.89
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase...........................       203   22,492,970        62.56      110,803      7.747    7.495     74.73    717      24.39
Refinance - Cash-out...............        86   11,319,807        31.48      131,626      7.718    7.468     73.46    693      26.40
Refinance - Rate Term..............        26    2,140,459         5.95       82,325      7.857    7.530     77.10    711      23.77
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................       59    5,038,412        14.01       85,397      7.736    7.482     75.92    703      25.85
Alternative Documentation...........        1      232,000         0.65      232,000      7.375    7.125     80.00    654      39.87
Stated Documentation................      164   19,789,984        55.04      120,671      7.769    7.510     74.53    707      24.65
No Ratio Documentation..............       91   10,892,839        30.30      119,702      7.711    7.461     73.57    717      43.03
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-3)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
600 - 619..........................        2        52,280         0.15       26,140      7.875    7.625     70.00    619      18.59
620 - 639..........................        3       204,873         0.57       68,291      7.837    7.587     71.23    635      18.23
640 - 659..........................       10     2,134,435         5.94      213,443      7.754    7.504     73.04    649      38.34
660 - 679..........................       49     6,669,788        18.55      136,118      7.760    7.510     75.78    670      28.24
680 - 699..........................       69     8,558,977        23.81      124,043      7.775    7.506     73.65    691      23.07
700 - 719..........................       44     3,500,987         9.74       79,568      7.712    7.461     76.61    708      22.72
720 - 739..........................       49     7,461,299        20.75      152,271      7.685    7.432     74.29    729      22.36
740 - 759..........................       42     3,407,340         9.48       81,127      7.763    7.513     72.68    747      24.15
760 - 779..........................       24     1,890,035         5.26       78,751      7.785    7.535     75.03    770      20.99
780 - 799..........................       18     1,638,870         4.56       91,048      7.764    7.514     76.31    788      25.19
Greater than or equal to 800.......        5       434,352         1.21       86,870      7.656    7.406     70.04    809      24.89
                                       ------   ----------     --------     --------    -------   ------    ------   -----    ------
Total:..............................      315   35,953,236       100.00      114,137      7.744    7.489     74.47    709      25.12
                                       ======   ==========     ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Credit Score:                       709
         Non-Zero Minimum Credit Score:                                619
         Maximum Credit Score:                                         814
         Standard Deviation:                                            40


                      MORTGAGE LOAN STATISTICAL INFORMATION

                        The Mortgage Loans (Subgroup I-4)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
30 Year Fixed.......................      109    10,147,264       38.70       93,094      8.253    8.003     74.04    715      19.39
30 Year Fixed 10 Year Interest Only.      112    16,074,576       61.30      143,523      8.317    8.065     73.37    706      18.96
                                       ------   -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................      221    26,221,839      100.00      118,651      8.293    8.041     73.63    709      19.13
                                       ======   ===========    ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
  7.500 -   7.999..................       65     2,900,700        11.06       44,626      7.875    7.625    74.79     698      24.28
  8.000 -   8.499..................      108    17,256,871        65.81      159,786      8.221    7.971    72.52     712      20.64
  8.500 -   8.999..................       47     5,989,868        22.84      127,444      8.686    8.430    76.18     705      14.44
Greater than or equal to 9.000.....        1        74,400         0.28       74,400      9.500    9.250    80.00     667      14.15
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041    73.63     709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

         Weighted Average Gross Mortgage Rate (%):                   8.293
         Minimum Gross Mortgage Rate (%):                            7.875
         Maximum Gross Mortgage Rate (%):                            9.500
         Standard Deviation (%):                                     0.309


                        The Mortgage Loans (Subgroup I-4)

                 Distribution by Cut-off Date Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00.........       84     2,625,280        10.01       31,253      8.014    7.751     75.46    714      16.91
 50,000.01 -    100,000.00.........       57     4,045,740        15.43       70,978      8.237    7.987     78.07    707      19.03
100,000.01 -    150,000.00.........       46     5,264,832        20.08      114,453      8.369    8.119     73.53    718      18.44
150,000.01 -    200,000.00.........        6     1,027,352         3.92      171,225      8.316    8.066     75.90    695      19.14
200,000.01 -    250,000.00.........        7     1,569,242         5.98      224,177      8.239    7.989     76.39    721      17.39
250,000.01 -    300,000.00.........        6     1,662,550         6.34      277,092      8.041    7.791     74.98    702      32.54
300,000.01 -    350,000.00.........        3       942,012         3.59      314,004      8.498    8.248     78.22    694      15.18
400,000.01 -    450,000.00.........        5     2,107,165         8.04      421,433      8.602    8.352     70.59    690      20.50
500,000.01 -    550,000.00.........        1       509,437         1.94      509,437      8.375    8.125     75.00    804       1.90
600,000.01 -    650,000.00.........        2     1,243,750         4.74      621,875      8.062    7.812     70.37    708      27.37
Greater than or equal to 1,000,000.01      4     5,224,479        19.92     1,306,120     8.375    8.125     68.69    703      N/A
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

         Average Cut-off Date Principal Balance ($):             118,650.86
         Minimum Cut-off Date Principal Balance ($):              8,551.61
         Maximum Cut-off Date Principal Balance ($):             1,470,000.00
         Standard Deviation ($):                                 190,828.56


                        The Mortgage Loans (Subgroup I-4)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
      0.01 -     50,000.00..........      22       598,732         2.28       27,215      8.203    7.952     76.63    710      11.64
 50,000.01 -    100,000.00..........      70     3,434,733        13.10       49,068      8.311    8.051     77.82    710      15.59
100,000.01 -    150,000.00..........      57     4,806,288        18.33       84,321      8.398    8.148     74.03    718      18.72
150,000.01 -    200,000.00..........      20     1,937,061         7.39       96,853      8.183    7.933     76.08    707      19.59
200,000.01 -    250,000.00..........      14     1,729,711         6.60      123,551      8.168    7.918     75.90    715      19.79
250,000.01 -    300,000.00..........       6       558,361         2.13       93,060      7.972    7.722     73.24    734      27.66
300,000.01 -    350,000.00..........       6     1,338,987         5.11      223,165      8.358    8.108     76.95    703      14.79
350,000.01 -    400,000.00..........       4       733,950         2.80      183,488      8.059    7.809     70.00    719      27.79
400,000.01 -    450,000.00..........       7     2,119,064         8.08      302,723      8.561    8.311     70.13    697      11.93
500,000.01 -    550,000.00..........       3       904,437         3.45      301,479      8.193    7.943     76.44    754       6.19
550,000.01 -    600,000.00..........       5     1,422,298         5.42      284,460      8.025    7.775     77.31    684      38.36
650,000.01 -    700,000.00..........       1       169,988         0.65      169,988      7.875    7.625     80.00    668      41.79
800,000.01 -    850,000.00..........       1       618,750         2.36      618,750      8.125    7.875     75.00    763      17.87
Greater than or equal to 1,000,000.01      5     5,849,479        22.31     1,169,896     8.335    8.085     68.38    697      36.78
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

         Average Original Principal Balance ($):                 179,891.65
         Minimum Original Principal Balance ($):                 31,200.00
         Maximum Original Principal Balance ($):                 1,470,000.00
         Standard Deviation ($):                                 216,757.28


                        The Mortgage Loans (Subgroup I-4)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Greater than or equal to 351.......      221     26,221,839      100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      221     26,221,839      100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Remaining Term to Maturity (months):         358
         Minimum Remaining Term to Maturity (months):                  352
         Maximum Remaining Term to Maturity (months):                  359
         Standard Deviation (months):                                    1


                        The Mortgage Loans (Subgroup I-4)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
360................................      221     26,221,839      100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:.............................      221     26,221,839      100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Term to Maturity (months):          360
         Minimum Original Term to Maturity (months):                   360
         Maximum Original Term to Maturity (months):                   360
         Standard Deviation (months):                                    0


                        The Mortgage Loans (Subgroup I-4)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
45.01 -   50.00....................        1       416,466         1.59      416,466      8.250    8.000     47.66    730      N/A
50.01 -   55.00....................        2       134,723         0.51       67,361      8.028    7.778     54.29    718       2.07
60.01 -   65.00....................        5       286,322         1.09       57,264      8.136    7.886     64.38    755       8.81
65.01 -   70.00....................       73     11,190,918       42.68      153,300      8.326    8.076     69.14    708      19.50
70.01 -   75.00....................       51     6,642,472        25.33      130,245      8.314    8.064     74.89    709      14.81
75.01 -   80.00....................       77     6,534,106        24.92       84,859      8.194    7.944     79.92    707      23.66
80.01 -   85.00....................        2        74,800         0.29       37,400      8.167    7.909     84.97    672      17.58
85.01 -   90.00....................        7       803,055         3.06      114,722      8.607    8.313     89.74    708      17.48
Greater than or equal to 90.01.....        3       138,977         0.53       46,326      8.187    7.930     95.00    736      10.37
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

         Weighted Average Original Loan-to-Value Ratio (%):          73.63
         Minimum Original Loan-to-Value Ratio (%):                   47.66
         Maximum Original Loan-to-Value Ratio (%):                   95.00
         Standard Deviation (%):                                      6.38


                        The Mortgage Loans (Subgroup I-4)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available......................        44    9,809,379        37.41      222,940      8.293    8.043     70.17    708
                                                                                                                              N/A
  0.01 - 30.00.....................       154    12,941,081       49.35       84,033      8.346    8.094     75.77    714      14.33
30.01 - 35.00......................        10    1,360,809         5.19      136,081      8.098    7.848     76.41    692      32.75
35.01 - 40.00......................         6    1,219,782         4.65      203,297      8.086    7.836     72.41    688      37.01
Greater than or equal to 40.01.....         7      890,789         3.40      127,256      8.084    7.834     77.88    705      43.55
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

         Non-Zero Weighted Average Debt Ratio (%):                   19.13
         Non-Zero Minimum Debt Ratio (%):                             0.02
         Maximum Debt Ratio (%):                                     44.85
         Standard Deviation (%):                                     11.74


                        The Mortgage Loans (Subgroup I-4)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Florida.............................      25     5,346,100        20.39      213,844      8.233    7.983     72.34    702      22.52
Maryland............................      12     2,077,113         7.92      173,093      8.339    8.089     68.84    715      15.41
New York............................      17     2,027,844         7.73      119,285      8.083    7.833     77.33    700      30.40
California..........................      18     1,907,875         7.28      105,993      8.662    8.412     70.44    717      13.66
Illinois............................       9     1,499,084         5.72      166,565      8.142    7.892     67.28    715      16.99
Delaware............................       6     1,490,451         5.68      248,408      8.299    8.049     72.13    732      26.48
Arkansas............................       4     1,157,600         4.41      289,400      8.636    8.386     73.55    703      10.60
North Carolina......................      11     1,147,174         4.37      104,289      8.604    8.354     79.90    683      12.24
South Carolina......................      14     1,025,424         3.91       73,245      8.390    8.140     78.83    723      15.64
Nevada..............................       4       829,577         3.16      207,394      8.365    8.115     74.22    777       2.31
Virginia............................       7       795,467         3.03      113,638      8.501    8.251     78.18    731      18.75
Texas...............................      15       690,109         2.63       46,007      8.017    7.767     75.23    714      16.03
Ohio................................       7       639,921         2.44       91,417      8.359    8.107     78.13    702      20.27
District of Columbia................       1       625,000         2.38      625,000      8.000    7.750     65.79    653      36.78
Oregon..............................       4       552,784         2.11      138,196      8.153    7.903     76.94    692      12.54
Other...............................      67     4,410,317        16.82       65,826      8.175    7.917     75.83    705      21.45
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary............................       70    12,827,345        48.92      183,248      8.183    7.933     72.37    704      29.03
Investment.........................      134    10,197,739        38.89       76,103      8.386    8.133     75.33    712      15.33
Second Home........................       17     3,196,755        12.19      188,044      8.432    8.182     73.25    722       8.46
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................      133    14,501,871        55.30      109,037      8.247    7.997     73.59    713      19.48
Planned Unit Development...........       34     4,747,621        18.11      139,636      8.439    8.189     73.22    709      15.87
Condominium........................       23     4,384,052        16.72      190,611      8.391    8.141     73.19    703      13.48
Two-to-Four Family.................       31     2,588,296         9.87       83,493      8.112    7.849     75.33    701      27.27
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase...........................      147    17,636,802        67.26      119,978      8.305    8.053     74.06    713      18.91
Refinance - Cash-out...............       59     7,312,926        27.89      123,948      8.280    8.030     71.37    698      19.68
Refinance - Rate Term..............       15     1,272,111         4.85       84,807      8.192    7.940     80.59    718      18.45
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................      45     3,013,601        11.49       66,969      8.334    8.073     77.93    696      20.60
Stated Documentation................     132    13,398,859        51.10      101,507      8.283    8.033     75.19    713      18.80
No Ratio Documentation..............      44     9,809,379        37.41      222,940      8.293    8.043     70.17    708      N/A
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======


                        The Mortgage Loans (Subgroup I-4)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
600 - 619...........................       2        17,427         0.07        8,713      7.875    7.625     70.00    619      18.59
620 - 639...........................       3       173,499         0.66       57,833      8.170    7.920     77.28    626      13.30
640 - 659...........................       5       817,669         3.12      163,534      8.050    7.800     68.97    652      33.64
660 - 679...........................      44     6,624,260        25.26      150,551      8.315    8.065     75.14    670      19.45
680 - 699...........................      42     3,715,055        14.17       88,454      8.270    8.019     77.25    690      20.09
700 - 719...........................      41     4,614,369        17.60      112,546      8.386    8.136     72.12    708      20.62
720 - 739...........................      25     4,663,009        17.78      186,520      8.350    8.093     68.70    724      15.38
740 - 759...........................      28     2,087,607         7.96       74,557      8.157    7.907     76.30    745      17.37
760 - 779...........................      14     1,630,964         6.22      116,497      8.123    7.873     75.65    767      17.69
780 - 799...........................      13     1,176,137         4.49       90,472      8.314    8.064     73.21    788      19.77
Greater than or equal to 800........       4       701,843         2.68      175,461      8.290    8.040     75.50    804       5.51
                                      ------    ----------     --------     --------    -------   ------    ------   -----    ------
Total:.............................      221    26,221,839       100.00      118,651      8.293    8.041     73.63    709      19.13
                                      ======    ==========     ========     ========    =======   ======    ======   =====    ======

       Non-Zero Weighted Average Credit Score:                         709
       Non-Zero Minimum Credit Score:                                  619
       Maximum Credit Score:                                           806
       Standard Deviation:                                              41


                      MORTGAGE LOAN STATISTICAL INFORMATION

                       The Mortgage Loans (Subgroup II-1)

                          Distribution by Product Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Product Type               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
15 Year Fixed.......................     115     57,177,084      100.00      497,192      6.36     6.171     68.38    745      32.56
                                      ------    -----------    --------     --------    -------   ------    ------   -----    ------
Total:..............................     115     57,177,084      100.00      497,192      6.36     6.171     68.38    745      32.56
                                      ======    ===========    ========     ========    =======   ======    ======   =====    ======


                       The Mortgage Loans (Subgroup II-1)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
  Range of Gross Mortgage Rates (%)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
  5.500 -   5.999..................        6     4,408,038         7.71      734,673      5.793    5.593    63.35     774      34.74
  6.000 -   6.499..................       56    32,201,861        56.32      575,033      6.244    6.058    68.04     746      32.49
  6.500 -   6.999..................       42    18,957,985        33.16      451,381      6.610    6.420    71.17     739      33.51
  7.000 -   7.499..................        9     1,424,567         2.49      158,285      7.262    7.040    53.78     695      15.71
  Greater than or equal to 7.500...        2       184,632         0.32       92,316      7.683    7.433    74.38     751      17.92
                                      ------    ----------     --------     --------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========     ========    =======   ======    =====    =====    ======

       Weighted Average Current Gross Mortgage Rate (%):             6.360
       Minimum Current Gross Mortgage Rate (%):                      5.500
       Maximum Current Gross Mortgage Rate (%):                      7.750
       Standard Deviation Current Gross Mortgage Rate (%):           0.380


                       The Mortgage Loans (Subgroup II-1)

                 Distribution by Cut-off Date Principal Balances
                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
        Range of Cut-off Date         Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
       Principal Balances ($)          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
           0.01 -      50,000.00...        7       296,197         0.52       42,314      7.076    6.826    62.62     704      17.78
  50,000.01 -    100,000.00........       11       816,830         1.43       74,257      6.650    6.400    60.57     705      26.43
100,000.01 -    150,000.00.........        6       741,577         1.30      123,596      6.656    6.406    75.33     730      19.59
150,000.01 -    200,000.00.........        5       936,363         1.64      187,273      6.584    6.350    57.94     741      32.23
200,000.01 -    250,000.00.........        2       460,194         0.80      230,097      6.625    6.375    62.15     690      31.76
250,000.01 -    300,000.00.........        2       553,185         0.97      276,593      6.379    6.165    63.94     720      19.95
300,000.01 -    350,000.00.........        3     1,013,773         1.77      337,924      6.534    6.284    72.54     739      38.65
350,000.01 -    400,000.00.........        2       735,576         1.29      367,788      6.656    6.406    76.92     709      30.07
400,000.01 -    450,000.00.........        4     1,705,086         2.98      426,272      6.230    6.036    58.61     718      35.46
450,000.01 -    500,000.00.........       13     6,288,627        11.00      483,741      6.276    6.095    68.23     753      30.15
500,000.01 -    550,000.00.........       11     5,799,406        10.14      527,219      6.444    6.262    65.12     763      33.12
550,000.01 -    600,000.00.........       14     8,122,799        14.21      580,200      6.374    6.199    69.97     743      32.09
600,000.01 -    650,000.00.........        9     5,709,349         9.99      634,372      6.334    6.159    69.59     741      26.49
650,000.01 -    700,000.00.........        6     4,080,203         7.14      680,034      6.250    6.062    73.17     748      36.43
700,000.01 -    750,000.00.........        2     1,466,336         2.56      733,168      6.249    6.074    71.65     779      22.61
750,000.01 -    800,000.00.........        5     3,869,218         6.77      773,844      6.349    6.144    74.51     747      29.31
800,000.01 -    850,000.00.........        3     2,464,970         4.31      821,657      6.417    6.217    64.58     756      29.52
900,000.01 -    950,000.00.........        2     1,874,104         3.28      937,052      6.311    6.136    80.00     775      44.02
950,000.01 - 1,000,000.00..........        4     3,956,462         6.92      989,115      6.343    6.168    59.77     747      30.18
Greater than or equal to 1,000,000.01      4     6,286,829        11.00    1,571,707     6.293    6.100    68.03     726      43.46
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======

       Average Cut-off Date Principal Balance ($):               497,192.04
       Minimum Cut-off Date Principal Balance ($):               27,092.99
       Maximum Cut-off Date Principal Balance ($):               1,792,557.88
       Standard Deviation ($):                                   330,563.61


                       The Mortgage Loans (Subgroup II-1)

                   Distribution by Original Principal Balances

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Range of Original Principal      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Balances ($)               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
           0.01 -      50,000.00....       4       146,778         0.26       36,695     6.899     6.649    57.74     704      21.93
  50,000.01 -    100,000.00.........      13       868,318         1.52       66,794     6.784     6.534    60.32     709      23.75
100,000.01 -    150,000.00..........       7       839,508         1.47      119,930     6.624     6.374    75.08     722      20.98
150,000.01 -    200,000.00..........       4       743,539         1.30      185,885     6.703     6.453    60.67     726      39.82
200,000.01 -    250,000.00..........       2       460,194         0.80      230,097     6.625     6.375    62.15     690      31.76
250,000.01 -    300,000.00..........       1       285,534         0.50      285,534     6.500     6.250    70.00     722       2.08
300,000.01 -    350,000.00..........       2       670,198         1.17      335,099     6.616     6.366    76.51     725      41.46
350,000.01 -    400,000.00..........       2       694,412         1.21      347,206     6.880     6.630    69.22     735      23.57
400,000.01 -    450,000.00..........       5     2,089,825         3.66      417,965     6.187     5.983    62.55     717      37.14
450,000.01 -    500,000.00..........      15     6,749,102        11.80      449,940     6.271     6.090    67.21     753      29.93
500,000.01 -    550,000.00..........      10     5,274,823         9.23      527,482     6.463     6.281    67.04     761      33.40
550,000.01 -    600,000.00..........      11     6,260,843        10.95      569,168     6.423     6.248    68.19     753      34.49
600,000.01 -    650,000.00..........      12     7,503,152        13.12      625,263     6.354     6.179    68.84     732      26.46
650,000.01 -    700,000.00..........       6     4,080,203         7.14      680,034     6.250     6.062    73.17     748      36.43
700,000.01 -    750,000.00..........       2     1,317,385         2.30      658,692     6.038     5.863    69.87     799      26.70
750,000.01 -    800,000.00..........       6     4,610,905         8.06      768,484     6.313     6.113    75.40     749      27.04
800,000.01 -    850,000.00..........       3     2,464,970         4.31      821,657     6.417     6.217    64.58     756      29.52
900,000.01 -    950,000.00..........       1       931,974         1.63      931,974     6.625     6.450    80.00     783      52.57
950,000.01 - 1,000,000.00...........       5     4,898,592         8.57      979,718     6.277     6.102    63.66     751      31.21
Greater than or equal to 1,000,000.01      4     6,286,829        11.00    1,571,707     6.293     6.100    68.03     726      43.46
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======

         Average Original Principal Balance ($):                 509,767.57
         Minimum Original Principal Balance ($):                 28,000.00
         Maximum Original Principal Balance ($):                 1,830,000.00
         Standard Deviation ($):                                 334,683.24


                       The Mortgage Loans (Subgroup II-1)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
      Range of Remaining Term to      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
          Maturity (months)            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
161 - 170..........................        4     2,190,851         3.83      547,713      5.989    5.739    59.76     748      42.75
Greater than or equal to 171.......      111    54,986,233        96.17      495,371      6.375    6.188    68.72     744      32.14
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======

         Weighted Average Remaining Term to Maturity (months):         176
         Minimum Remaining Term to Maturity (months):                  167
         Maximum Remaining Term to Maturity (months):                  179
         Standard Deviation (months):                                    2


                       The Mortgage Loans (Subgroup II-1)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
 Original Term to Maturity (months)    Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
180................................     115      57,177,084      100.00     497,192       6.36     6.171    68.38     745      32.56
                                      ------    -----------    --------     -------    -------    ------    -----    -----    ------
Total:.............................     115      57,177,084      100.00     497,192       6.36     6.171    68.38     745      32.56
                                      ======    ===========    ========     =======    =======    ======    =====    =====    ======

         Weighted Average Original Term to Maturity (months):          180
         Minimum Original Term to Maturity (months):                   180
         Maximum Original Term to Maturity (months):                   180
         Standard Deviation (months):                                    0


                       The Mortgage Loans (Subgroup II-1)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
    Range of Original Loan-to-Value   Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Ratios (%)                 Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Less than or equal to 30.00........        4     1,582,074         2.77      395,519      6.316    6.135     26.01    706      31.53
30.01 -   35.00....................        1       199,383         0.35      199,383      7.250    7.000     30.42    655      32.90
35.01 -   40.00....................        2       114,182         0.20       57,091      6.739    6.489     39.52    691      32.79
40.01 -   45.00....................        2     1,131,918         1.98      565,959      6.722    6.547     42.33    689      13.30
45.01 -   50.00....................        9     4,785,956         8.37      531,773      6.350    6.163     47.72    771      26.53
50.01 -   55.00....................        6     4,020,799         7.03      670,133      6.133    5.931     53.06    735      35.40
55.01 -   60.00....................        7     2,457,603         4.30      351,086      6.387    6.192     58.10    725      34.71
60.01 -   65.00....................        5     2,337,173         4.09      467,435      6.337    6.149     62.98    763      27.46
65.01 -   70.00....................       19     8,850,532        15.48      465,817      6.416    6.227     68.02    746      36.06
70.01 -   75.00....................       18     6,837,972        11.96      379,887      6.349    6.153     73.49    729      34.29
75.01 -   80.00....................       40    23,593,679        41.26      589,842      6.348    6.163     78.97    751      33.05
Greater than or equal to 85.01.....        2     1,265,814         2.21      632,907      6.575    6.355     87.44    750      28.76
                                      ------    ----------     --------    ---------    -------   ------     -----   -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171     68.38    745      32.56
                                      ======    ==========     ========    =========    =======   ======     =====   =====    ======

         Weighted Average Original Loan-to-Value Ratio (%):          68.38
         Minimum Original Loan-to-Value Ratio (%):                   10.00
         Maximum Original Loan-to-Value Ratio (%):                   87.54
         Standard Deviation (%):                                     14.91


                       The Mortgage Loans (Subgroup II-1)

                           Distribution by Debt Ratio

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
      Range of Debt Ratios (%)         Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Not Available......................        7     1,116,145         1.95      159,449      6.399    6.149    68.92     726      N/A
 0.01 - 30.00......................       51    22,935,565        40.11      449,717      6.353    6.166    66.45     746      20.55
30.01 - 35.00......................       13     7,571,884        13.24      582,453      6.402    6.220    66.33     754      32.42
35.01 - 40.00......................       15     7,778,841        13.60      518,589      6.331    6.145    72.16     727      37.25
40.01 - 45.00......................       14     7,449,679        13.03      532,120      6.226    6.018    68.50     755      42.72
45.01 - 50.00......................       11     7,909,941        13.83      719,086      6.441    6.257    71.91     730      47.25
Greater than or equal to 50.01.....        4     2,415,029         4.22      603,757      6.520    6.345    68.74     777      52.37
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======

       Non-Zero Weighted Average Debt Ratio (%):                     32.56
       Non-Zero Minimum Debt Ratio (%):                               2.08
       Maximum Debt Ratio (%):                                       52.85
       Standard Deviation (%):                                       14.25


                       The Mortgage Loans (Subgroup II-1)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
     Geographic Distribution of       Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Mortgaged Properties           Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
California.........................       15    11,153,437        19.51     743,562       6.406    6.231     62.16    755      34.72
New York...........................       13     6,151,517        10.76     473,194       6.275    6.061     62.62    744      38.29
Florida............................       15     5,857,635        10.24     390,509       6.343    6.144     73.59    734      31.13
Texas..............................       11     4,783,644         8.37     434,877       6.357    6.160     77.86    748      26.67
Nevada.............................        6     3,793,873         6.64     632,312       6.315    6.140     64.18    746      27.13
Alabama............................        5     2,749,038         4.81     549,808       6.300    6.122     73.84    740      32.62
Georgia............................        3     2,650,242         4.64     883,414       6.142    5.948     71.16    739      35.14
Washington.........................        4     2,410,921         4.22     602,730       6.763    6.581     70.71    710      38.91
Maryland...........................        5     2,254,172         3.94     450,834       6.405    6.223     68.79    752      35.42
Illinois...........................        3     1,592,826         2.79     530,942       6.455    6.280     67.47    774      41.29
Connecticut........................        3     1,468,553         2.57     489,518       6.291    6.116     57.75    738      29.70
South Carolina.....................        3     1,467,433         2.57     489,144       6.256    6.077     75.66    768      27.55
Arkansas...........................        2     1,227,157         2.15     613,578       6.067    5.892     75.34    770      26.28
Wisconsin..........................        2     1,043,643         1.83     521,821       6.557    6.382     79.94    757      15.83
Kentucky...........................        2     1,042,991         1.82     521,495       6.383    6.208     59.85    694      33.05
Other..............................       23     7,530,003        13.17     327,391       6.388    6.181     69.80    738      31.13
                                      ------    ----------     --------    --------     -------   ------     -----   -----    ------
Total:.............................      115    57,177,084       100.00     497,192       6.360    6.171     68.38    745      32.56
                                      ======    ==========     ========    ========     =======   ======     =====   =====    ======


                       The Mortgage Loans (Subgroup II-1)

                         Distribution by Occupancy Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
           Occupancy Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Primary............................       88    47,077,382        82.34      534,970      6.334    6.144    67.30     742      33.64
Investment.........................       12     1,256,235         2.20      104,686      7.008    6.758    72.93     724      23.23
Second Home........................       15     8,843,467        15.47      589,564      6.410    6.228    73.49     761      28.15
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======


                       The Mortgage Loans (Subgroup II-1)

                          Distribution by Property Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Property Type              Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Single Family......................       61     30,340,094       53.06      497,379      6.368    6.183    67.45     745      34.37
Planned Unit Development...........       33     19,168,661       33.53      580,869      6.290    6.104    68.57     749      29.43
Condominium........................       18     6,965,539        12.18      386,974      6.503    6.288    73.77     737      32.43
Two-to-Four Family.................        3       702,791         1.23      234,264      6.555    6.305    49.89     677      43.34
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======


                       The Mortgage Loans (Subgroup II-1)

                          Distribution by Loan Purpose

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
            Loan Purpose               Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Purchase...........................       52     30,464,596       53.28     585,858       6.350    6.164    71.56     755      31.74
Refinance - Cash-out...............       37     12,421,722       21.73     335,722       6.335    6.135    59.96     729      31.56
Refinance - Rate Term..............       26     14,290,767       24.99     549,645       6.404    6.216    68.92     736      35.23
                                      ------    -----------    --------     -------     -------   ------    -----    -----    ------
Total:.............................      115     57,177,084      100.00     497,192       6.360    6.171    68.38     745      32.56
                                      ======    ===========    ========     =======     =======   ======    =====    =====    ======


                       The Mortgage Loans (Subgroup II-1)

                       Distribution by Documentation Type

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
         Documentation Type            Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
Full Documentation..................      37    23,337,622        40.82      630,747      6.426    6.243    68.80     740      31.13
Alternative Documentation...........       6     3,425,357         5.99      570,893      6.360    6.173    73.15     774      36.93
Stated Documentation................      65    29,297,961        51.24      450,738      6.307    6.114    67.47     745      33.18
No Ratio Documentation..............       7     1,116,145         1.95      159,449      6.399    6.149    68.92     726      N/A
                                      ------    ----------     --------    ---------    -------   ------    -----    -----    ------
Total:.............................      115    57,177,084       100.00      497,192      6.360    6.171    68.38     745      32.56
                                      ======    ==========     ========    =========    =======   ======    =====    =====    ======


                       The Mortgage Loans (Subgroup II-1)

                          Distribution by Credit Score

                                                                 % of
                                                 Aggregate      Mortgage     Average             Weighted  Weighted
                                                  Cut-off       Pool by      Cut-off   Weighted   Average   Average         Weighted
                                       Number      Date        Aggregate      Date      Average     Net    Original Weighted Average
                                         of      Principal   Cut-off Date   Principal    Gross   Interest    Loan-  Average   Debt
                                      Mortgage    Balance      Principal     Balance   Interest    Rate    to-Value  Credit   Ratio
        Range of Credit Score          Loans        ($)         Balance        ($)      Rate (%)    (%)       (%)    Score     (%)
------------------------------------  -------   ------------   --------     --------    -------   ------    ------   -----    ------
640 - 659..........................        2       257,737        0.45       128,869      7.024    6.774     32.59    654      35.34
660 - 679..........................       13     4,098,049        7.17       315,235      6.427    6.212     64.79    672      36.54
680 - 699..........................        5       814,368        1.42       162,874      6.466    6.267     54.82    685      37.69
700 - 719..........................       25    12,471,776       21.81       498,871      6.520    6.335     64.55    709      28.63
720 - 739..........................       15     9,087,319       15.89       605,821      6.319    6.132     74.36    729      34.94
740 - 759..........................       14     6,957,713       12.17       496,980      6.281    6.078     65.28    752      36.39
760 - 779..........................       18    10,461,650       18.30       581,203      6.306    6.120     73.30    770      30.27
780 - 799..........................       16     9,567,675       16.73       597,980      6.326    6.143     67.45    789      33.63
Greater than or equal to 800.......        7     3,460,798        6.05       494,400      6.158    5.983     70.49    804      29.92
                                      ------    ----------     -------     ---------    -------   ------     -----   -----    ------
Total:.............................      115    57,177,084      100.00       497,192      6.360    6.171     68.38    745      32.56
                                      ======    ==========     =======     =========    =======   ======     =====   =====    ======

         Non-Zero Weighted Average Credit Score:                       745
         Non-Zero Minimum Credit Score:                                651
         Maximum Credit Score:                                         806
         Standard Deviation:                                            42

PROSPECTUS
December 27, 2006

                      HSI Asset Securitization Corporation
                                    Depositor

                             Asset-Backed Securities
                              (Issuable in Series)

     HSI Asset Securitization Corporation from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     The certificates of a series will evidence beneficial ownership interests in the trust. The notes of a series will evidence indebtedness of the trust. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
     You should consider carefully the risk factors beginning on page 1 of this prospectus and under "Risk Factors" in the related prospectus supplement.

     The securities will represent obligations of the issuing entity only and will not represents interests in or obligations of the sponsor, the depositor or any other entity. Neither the depositor nor any of the depositor's affiliates, including HSBC Holdings plc, HSBC Bank USA, National Association, and HSBC Securities (USA) Inc., will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                      HSBC

                The date of this prospectus is December 27, 2006

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                          ---------------------------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page

RISK FACTORS...................................................................1
     Mortgage Loans Underwritten as Non-Conforming Credits May Experience
       Relatively Higher Losses................................................1
     Aspects of the Mortgage Loan Origination Process May Result in Higher
       Expected Delinquencies..................................................1
     Assets of the Trust May Include Delinquent and Sub-Performing Residential
       Loans...................................................................3
     Changes in U.S. Economic Conditions May Adversely Affect the Performance
       of the Mortgage Loans, Particularly Adjustable Payment Loans of
       Various Types...........................................................3
     Risks Associated with Mortgage Loans Providing for Interest-Only
       Payments................................................................6
     Risks Related to Mortgage Loans that Provide for Negative Amortization....6
     Mortgage Loans with High Original Loan-to-Value Ratios May Present a
       Greater Risk of Loss....................................................7
     Liquidation Proceeds May Be Less than Mortgage Values; Delay In Receipt of Liquidation Proceeds.................................................7
     Unsecured Home Improvement Contracts May Experience Relatively
       Higher Losses...........................................................9
     Special Default Risk of Junior Lien Mortgage Loans.......................10
     Risks Related to Simultaneous Second Liens and Other Borrower Debt.......10
     Default Risk on High-Balance Mortgage Loans..............................10
     Risks Relating to Geographic Concentration of Mortgage Loans.............10
     Borrower May Be Unable to Make Balloon Payment...........................11
     Environmental Risks......................................................12
     Mortgage Loan Interest Rates May Limit Interest Rates on the Variable
       Rate Securities........................................................12
     Credit Enhancement Is Limited in Amount and Coverage.....................13
     Effect of Creditworthiness of Primary Mortgage Insurers on Ratings
       of Securities..........................................................13
     Risks Related to any Interest Rate Swap Agreement........................13
     Effect of Creditworthiness of Swap Counterparty on Ratings of
       Securities.............................................................13
     Special Risks for Certain Classes of Securities..........................14
     Military Action and Terrorist Attacks....................................14
     Yield Is Sensitive to Rate of Principal Prepayment.......................15
     Originators and Servicers May Be Subject to Litigation of
       Governmental Proceedings...............................................15
     The Servicers' Collection Procedures May Affect the Timing of
       Collections on the Mortgage Loans......................................16
     Risks Relating to Defaults or Resignation of the Master Servicer or
       a Servicer.............................................................16
     Delinquencies Due to Servicing Transfers.................................16
     Violations of Federal Laws May Adversely Affect Ability to Collect
       on Mortgage Loans......................................................17
     Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments
       on the Securities......................................................18
     Limited Liquidity of Securities May Adversely Affect the Market Value
       of Your Securities.....................................................18
     Book-Entry System for Certain Classes May Decrease Liquidity and
       Delay Payment..........................................................18
     Assets of Trust Are Limited..............................................19

     Rating of the Securities Are Limited and May be Withdrawn or Lowered.....19
     The Securities May Not Be Suitable Investments...........................21
DEFINED TERMS.................................................................21
THE TRUSTS....................................................................21
     Residential Loans........................................................21
     Agency Securities........................................................28
     Stripped Agency Securities...............................................32
     Additional Information Concerning the Trusts.............................33
USE OF PROCEEDS...............................................................36
YIELD CONSIDERATIONS..........................................................36
MATURITY AND PREPAYMENT CONSIDERATIONS........................................38
HSBC BANK USA - THE SPONSOR...................................................40
     General..................................................................40
     Securitization Program...................................................41
THE DEPOSITOR.................................................................42
THE ISSUING ENTITY............................................................43
AFFILIATIONS..................................................................43
RESIDENTIAL LOANS.............................................................43
     Underwriting Standards...................................................43
     Representations by Unaffiliated Sellers; Repurchases.....................43
     Sub-Servicing............................................................45
DESCRIPTION OF THE SECURITIES.................................................45
     General..................................................................45
     Assignment of Assets of the Trust........................................47
     Deposits to the Trust Account............................................50
     Pre-Funding Account......................................................51
     Payments on Residential Loans............................................51
     Payments on Agency Securities............................................52
     Distributions............................................................52
     Principal and Interest on the Securities.................................54
     Available Distribution Amount............................................55
     Subordination............................................................56
     Advances.................................................................58
     Statements to Holders of Securities......................................58
     Book-Entry Registration of Securities....................................61
     Collection and Other Servicing Procedures................................65
     Realization on Defaulted Residential Loans...............................66
     Retained Interest, Administration Compensation and Payment of Expenses...67
     Evidence as to Compliance................................................68
     Certain Matters Regarding the Master Servicer, the Depositor and
       the Trustee............................................................69
     Deficiency Events........................................................72
     Events of Default........................................................73
     Amendment................................................................77
     Termination..............................................................77
     Voting Rights............................................................78
DESCRIPTION OF PRIMARY INSURANCE COVERAGE.....................................78
     Primary Credit Insurance Policies........................................78
     FHA Insurance and VA Guarantees..........................................79
     Primary Hazard Insurance Policies........................................80
DESCRIPTION OF CREDIT SUPPORT.................................................82
     Pool Insurance Policies..................................................83
     Special Hazard Insurance Policies........................................85
     Bankruptcy Bonds.........................................................88
     Reserve Funds............................................................88
     Cross-Support Provisions.................................................88
     Letter of Credit.........................................................88
     Insurance Policies and Surety Bonds......................................89
     Excess Spread............................................................89
     Overcollateralization....................................................89
DERIVATIVES...................................................................89
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS....................................91
     General..................................................................91
     Mortgage Loans...........................................................92
     Cooperative Loans........................................................92
     Tax Aspects of Cooperative Ownership.....................................93
     Manufactured Housing Contracts Other Than Land Contracts.................94
     Foreclosure on Mortgages.................................................96
     Foreclosure on Cooperative Shares........................................99
     Repossession with respect to Manufactured Housing Contracts that are not Land Contracts....................................................100
     Rights of Redemption with respect to Residential Properties.............101
     Notice of Sale; Redemption Rights with respect to Manufactured Homes....101
     Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations
       on Lenders............................................................101
     Junior Mortgages........................................................104
     Consumer Protection Laws................................................104

     "High Cost" Loans and Predatory Lending Laws............................106
     Enforceability of Certain Provisions....................................106
     Prepayment Charges and Prepayments......................................107
     Subordinate Financing...................................................108
     Applicability of Usury Laws.............................................108
     Alternative Mortgage Instruments........................................109
     Environmental Legislation...............................................109
     Servicemembers Civil Relief Act and the California Military and
       Veterans Code.........................................................111
     Forfeiture for Drug, RICO and Money Laundering Violations...............111
FEDERAL INCOME TAX CONSEQUENCES..............................................112
     General.................................................................112
     REMICs..................................................................112
         General.............................................................112
         Taxation of Owners of Regular Securities............................116
         Taxation of Owners of Residual Securities...........................124
         Taxes That May Be Imposed on the REMIC Pool.........................133
         Liquidation of the REMIC Pool.......................................134
         Administrative Matters..............................................134
         Limitations on Deduction of Certain Expenses........................135
         Taxation of Certain Foreign Investors...............................136
         Backup Withholding..................................................137
         Reporting Requirements..............................................137
     Grantor Trusts..........................................................138
         Classification of Grantor Trusts....................................138
         Standard Securities.................................................138
         Stripped Securities.................................................141
         Reporting Requirements and Backup Withholding.......................145
     Partnership Trusts......................................................146
         Classification of Partnership Trusts................................146
         Characterization of Investments in Partnership Securities and
           Debt Securities...................................................146
         Taxation of Holder of Debt Securities...............................146
         Taxation of Owners of Partnership Securities........................147
     Reportable Transactions.................................................152
STATE AND OTHER TAX CONSEQUENCES.............................................152
ERISA CONSIDERATIONS.........................................................152
LEGAL INVESTMENT.............................................................156
PLAN OF DISTRIBUTION.........................................................158
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................159
LEGAL MATTERS................................................................160
FINANCIAL INFORMATION........................................................160
STATIC POOL INFORMATION......................................................161
ADDITIONAL INFORMATION.......................................................161
REPORTS TO SECURITYHOLDERS AND TO THE SEC....................................161
RATING.......................................................................161
GLOSSARY OF TERMS............................................................A-1
ANNEX I......................................................................I-1

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                      --------------------------------

     If you require additional information, the mailing address of our principal executive offices is HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the telephone number is (212) 525-4010.

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under "Risk Factors" in the prospectus supplement.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

     The single family mortgage loans assigned and transferred to a trust may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

     Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

     Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

     Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

     Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

     Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

     Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

     Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

     Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

     First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

     Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

     See "Residential Loans--Underwriting Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Assets of the Trust May Include Delinquent and Sub-Performing Residential Loans

     The assets of the trust may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans could increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     See "The Trusts -- Residential Loans" in this prospectus.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types


     Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:
     o mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

     o "hybrid" mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

     o "interest-only" mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate;

     o "negative amortization" mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

     o "option ARMs," which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

     If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

     The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

     In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

     Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

     When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the "cut-off date," and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

     In recent years, mortgage rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

     In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

     Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

     Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

     Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

     It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

     Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

     These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

     See "--Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime" or "non-conforming" or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

     Several types of adjustable payment mortgage loans discussed above, in particular "option ARMs" and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

     See "--Risks Associated with Mortgage Loans Providing for Interest-Only Payments" and "--Risks Related to Mortgage Loans that Provide for Negative Amortization" for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Risks Associated with Mortgage Loans Providing for Interest-Only Payments


     If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate.

     If applicable, the presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

     After a borrower's monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

     See also "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization


     If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called "negative amortization." Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

     At the end of this initial period, and periodically thereafter, the borrower's minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

     During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

     In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

     Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

     In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

     See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" above.

     In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss


     As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Liquidation Proceeds May Be Less than Mortgage Values; Delay In Receipt of Liquidation Proceeds


     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o    incur losses if any deficiency judgment obtained is not realized on.

     In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o    regulate interest rates and other charges;

     o    require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Special Default Risk of Junior Lien Mortgage Loans


     If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by junior liens on the related mortgaged properties, these junior lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt


     At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

     In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Default Risk on High-Balance Mortgage Loans


     If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Risks Relating to Geographic Concentration of Mortgage Loans


     The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

     o Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

     o Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

     o Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

     o Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower's refinancing options and increase the chances of default and foreclosure.

     Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

     For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Borrower May Be Unable to Make Balloon Payment


     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o    timely refinance the loan; or

     o    timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related residential property;

     o    the financial condition of the borrower; and

     o    the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities


     The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

     Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

     A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

     o The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

     o The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

     o To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

       See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus and "Prepayment and Yield Considerations" in the prospectus supplement.

Credit Enhancement Is Limited in Amount and Coverage


     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities


     If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

     Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities. See "Description of Primary Insurance Coverage -- Primary Credit Insurance Policies" in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement


     If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

     If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

     If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected. See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities


     The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)--the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

     If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

     o in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

     o in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

     Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

     Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks


     The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Yield Is Sensitive to Rate of Principal Prepayment


     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o    the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust. These repurchases may lead to prepayments of principal. Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur. The rate of prepayment of the residential loans comprising or underlying the assets of the trust may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o    prevailing mortgage market interest rates;

     o    local and national interest rates;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

Originators and Servicers May Be Subject to Litigation of Governmental
Proceedings


     The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers' Collection Procedures May Affect the Timing of Collections on the Mortgage Loans


     In order to reduce borrower defaults, the master servicer or the servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust's receipt of interest or principal payments. See "Description of the Securities -- Collection and Other Servicing Procedures" in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or a Servicer


     If the master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

     If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers


     Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

     All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities. See "Description of the Securities -- Collection and Other Servicing Procedures" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Mortgage Loans


     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o    affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities


     Each transfer of a mortgage loan to the seller, from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities


     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment


     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

     See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Assets of Trust Are Limited

     The trust for your series constitutes the sole source of payment for your securities. The trust will consist of, among other things:

     o    payments with respect to the assets of the trust; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o    all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o    any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

     Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur.

     We cannot assure you that the market value of the assets of the trust or any other assets of a trust will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Rating of the Securities Are Limited and May be Withdrawn or Lowered


     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o    the adequacy of the value of the assets of the trust;

     o    any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

The Securities May Not Be Suitable Investments

     The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, hybrid loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.


                                 DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page A-1.


                                   THE TRUSTS

     Generally, unless otherwise specified in the related prospectus supplement, the depositor will select each asset of the trust from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, based on certain factors, which may include from time to time:

     o    the related loan-to-value ratio;

     o the related property's geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the depositor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

     o    the related borrower's credit score;

     o    the related borrower's debt-to-income ratio;

     o whether it is discovered that there are any material documentation defects related to the mortgage loan; or

Residential Loans

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one -to four-family residential properties;

     o    Multifamily Loans;

     o    Home Improvement Contracts;

     o    Home Equity Loans;

     o    Cooperative Loans; or

     o    Manufactured Housing Contracts

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan; or

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity.

     The index (the "Index") applicable to any adjustable rate loan will be the six-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

     The related prospectus supplement may specify that the trust underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o    have been issued previously by:

          o    the depositor or an affiliate of the depositor;

          o    a financial institution; or

          o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

     If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

          (1) offered and distributed to the public pursuant to an effective registration statement, or

          (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust that includes mortgage securities, the related prospectus supplement will include a description of:

     o    the mortgage securities;

     o    any related credit enhancement;

     o    the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. A trust will not contain any non-performing residential loans as of the related Cut-Off Date.

     Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o    detached and attached dwellings;

     o    townhouses;

     o    rowhouses;

     o    individual condominium units;

     o    individual units in planned-unit developments; and

     o    individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trusts -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes; and

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust as holder of the junior lien receives any payments in respect of the mortgage loan.

     If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

     o In order for the debt related to the mortgage loan included in the trust to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

     o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

          o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

          o    the risk of loss if the deficiency judgment is not realized on;
               and

          o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trusts -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

     o    contain a Lockout Period;

     o    prohibit prepayments entirely; or

     o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trusts -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trusts -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

     FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under
          Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

          (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

          (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities


     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust including GNMA Certificates will set forth additional information regarding:

     o    the GNMA guaranty program;

     o    the characteristics of the pool underlying the GNMA Certificates;

     o    the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o    maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o    must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o    is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust including Fannie Mae Certificates will set forth additional information regarding:

     o    the Fannie Mae program;

     o    the characteristics of the pool underlying the Fannie Mae
          Certificates;

     o    the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust including Freddie Mac Certificates will set forth additional information regarding:

     o    the Freddie Mac guaranty program;

     o    the characteristics of the pool underlying the Freddie Mac
          Certificate;

     o    the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

          o    foreclosure sale;

          o    payment of the claim by any mortgage insurer; and

          o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o    other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trusts

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust, including, but not limited to:

     o    the original principal balance of the assets of the trust;

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust as of the applicable Cut-Off Date;

     o    the types and percentages of related residential properties--e.g.,

          o    one- to four-family dwellings,

          o    multifamily residential properties,

          o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

          o    condominiums and planned-unit development units,

          o    vacation and second homes, and

          o    new or used manufactured homes;

     o    the range of original terms to maturity;

     o    the range of outstanding principal balances;

     o    the earliest origination date and latest maturity date;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans;

     o    the delinquency status as of the Cut-Off Date;

     o with respect to adjustable rate loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

     o whether the loan provides for an interest only period and whether the principal balance of that Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan.

     o if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the loans;

     o the range of ages or seasoning of the loans, including the weighted average thereof;

     o the weighted average term-to-stated maturity of the loans and the range of remaining terms-to-stated maturity;

     o the servicer distribution, if different servicers are servicing the loans;

     o    the amortization period;

     o    the purpose of the loans (e.g. whether a purchase or refinance);

     o the range of loan-to-value ratios for the loans and if applicable, combined loan-to-value ratios;

     o    the intended use of the loan;

     o the percentage of loans (by outstanding principal balance as of the Cut-Off Date) that are not covered by primary mortgage insurance policies;

     o any pool insurance policy, special hazard insurance policy or bankruptcy bond relating to the loans;

     o the number and range of any prepayment premiums or any other similar fees;

     o the originator distribution, if more than one originator originated the loans in the trust;

     o the level and type of origination documentation provided for the loans.

     o the range of credit scores applicable to the borrowers of the related loans; and

     o information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

     The depositor will cause the residential loans comprising each trust, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for:

     o    any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee and

     o    as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related assets of the trust;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust;

     o to establish any Reserve Funds or other funds described in this prospectus and specified in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust for a series may be effected by an exchange of securities with the seller of the assets of the trust.


                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o    in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o    payments to senior lienholders,

     o    legal fees and costs of legal action,

     o    real estate taxes, and

     o    maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o    entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                       MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets in a given trust may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o    homeowner mobility;

     o    economic conditions;

     o    enforceability of due-on-sale clauses;

     o    market interest rates and the availability of funds;

     o    the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust;

     o    the relative tax benefits associated with the ownership of property;
          and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust, the assets of the trust are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o    the amounts of the underlying senior mortgage loans;

     o    the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

          o    home improvement;

          o    education expenses; and

          o    purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

     With respect to a series of securities evidencing interests in a trust including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.


                           HSBC BANK USA - THE SPONSOR

     HSBC Bank USA, National Association is a national banking association and, unless otherwise indicated in the related prospectus supplement, will act as sponsor.

General

     HSBC Bank USA, National Association is a member of the HSBC Group, one of the world's largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with offices in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

     The sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of Currency. The sponsor's deposits are insured by the FDIC up to applicable limits. The sponsor's domestic operations are primarily in New York State. The sponsor also has banking branch offices in Pennsylvania, Florida, Oregon, Washington, California and Washington D.C. In addition to its domestic offices, the sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

     The sponsor is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nations ten largest bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. The prospectus supplement for each series will set forth certain financial data with respect to the sponsor.

     The sponsor has four lines of business:

     o The Personal Financial Services segment provides a broad range of financial products and services including installment and revolving term loans, deposits, branch services, mutual funds, investments and insurance. Residential mortgage lending provides loan financing through direct retail and wholesale origination channels.

     o Private Banking offers a full range of services for high-net worth individuals and families including deposits, tailored credit and banking, investment management, trust and estate administration, custody and retirement services. In addition, Private Bank professionals are able to leverage the sponsor's global capabilities, resources and expertise on behalf of clients - capabilities ranging from wealth and tax advisory, philanthropy, and family office advisory, to structured products, real estate and middle market lending.

     o Commercial Banking provides loan and deposit products to small and middle-market corporations including specialized products such as real estate financing. Various credit and trade related products are also offered including standby facilities, performance guarantees and acceptance.

     o Corporate, Investment Banking and Markets provide tailored financial products and services to major government, corporate and institutional clients. It includes four main business lines: corporate and institutional banking, investment banking, markets and transaction banking. HSBC Securities (USA) Inc., a subsidiary of HSBC Markets
          (USA) Inc., serves as a primary dealer in U.S. government and federal agency securities.

Securitization Program

     The sponsor has not generally been directly engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

     Pursuant to a service level agreement between the sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the "Service Provider"), the sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the "Primary Assets") through wholesale and retail channels. Such mortgage loans are originated pursuant to such third party originator's independent underwriting criteria. Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Primary Assets are sold by the sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Primary Assets or secured by the Primary Assets. The sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, the sponsor may have an obligation to repurchase such Primary Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Primary Assets. To mitigate these risks, however, the sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

     The prospectus supplement for each series will set forth certain information regarding residential mortgage securitizations in which the sponsor has participated as sponsor prior to the offering of the related series.

     The sponsor has in the past and may in the future provide warehouse financing to a third party originator of Primary Assets, which Primary Assets may eventually be included in one or more of the sponsor's securitized pools.

     The sponsor does not rely on the securitization program as a material source of funds.

                                THE DEPOSITOR

     HSI Asset Securitization Corporation, the depositor, is an indirect wholly-owned subsidiary of HSBC Holdings plc. HSBC Holdings plc is one of the largest banking and financial services organizations in the world with total assets of $1,277 billion at December 31, 2004. Headquartered in London, HSBC Holdings plc's international network comprises over 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. Through an international network linked by advanced technology, including a rapidly growing e-commerce capability, HSBC Holdings plc provides a comprehensive range of financial services: personal finance services; commercial banking; corporate, investment banking and markets; private banking; and other activities.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Neither the depositor nor any of the depositor's affiliates, including HSBC Holdings plc, will insure or guarantee distributions on the securities of any series.

     The principal executive offices of the depositor are located at HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the depositor's telephone number is (212) 525-4010.


     After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

     o upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller's representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases";

     o to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee's security interest in or lien on the Loans and any such related assets;

     o if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

     o to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

     o to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

     o to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

     o to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the agreements.


                               THE ISSUING ENTITY

     As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the pooling and servicing agreement and formed under the laws of the State of New York or as a statutory trust created under a trust agreement and formed under the laws of the State of Delaware (in each case, the "Issuing Entity"). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and if described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.


                                   AFFILIATIONS

     The depositor is a wholly owned indirect subsidiary of HSBC Bank USA, National Association which, unless otherwise specified in the related prospectus supplement, will act as sponsor. If so provided in the related prospectus supplement, an affiliate of the sponsor may also act as servicer or subservicer and may be one of the originators. Any such affiliations, and any affiliations with a trustee, a significant obligor, an enhancement or support provider or any other material parties, if any, will be described, to the extent applicable, in the related prospectus supplement.


                                 RESIDENTIAL LOANS

Underwriting Standards

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the trust includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o    that each residential loan was current as to all required payments;
          and

     o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o    the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the sponsor, the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.


                          DESCRIPTION OF THE SECURITIES


General

     The certificates of each series evidencing interests in a trust will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuing entity will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuing entity is an owner trust, the ownership of the trust will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust will consist of:

     o residential loans, including any mortgage securities, or agency securities, exclusive of

          o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

          o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o    with respect to trusts that include residential loans:

          o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

          o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

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          o    any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

          o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

     o    if specified in the related prospectus supplement, the reserve fund;
          and

     o any other assets described in this prospectus and specified in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

     o one or more classes of securities (or components thereof) which will be entitled to:

          o principal distributions, with disproportionate, nominal or no interest distributions; or

          o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities (or components thereof) that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities;

     o one or more classes of securities consisting of "components." The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating rate, accrual, accretion directed, interest-only, principal-only or planned amortization payment characteristics. The component securities may be subordinate or senior securities; or

     o other types of classes of securities (or components thereof), as described in this prospectus and specified in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

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Assignment of Assets of the Trust

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust or mortgage securities included in the related trust to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust. Each asset of the trust will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust including agency securities;

     o    the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

          o    information respecting its interest rate;

          o    its current scheduled payment of principal and interest;

          o    its Loan-to-Value Ratio; and

          o    certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

     o    an assignment in recordable form of the mortgage to the trustee.

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The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o    the related cooperative note;

     o    the original security agreement;

     o    the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

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     o    a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust.

     Agency Securities. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust is entitled will be made directly to the trustee.

     Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

     Conveyance of Subsequent Loans. With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

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     o    each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related agreement;

     o the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

     o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

     o the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

     The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

     Assignment of Depositor's Rights with Respect to Representations and Warranties. At the time of issuance of the securities of a series, the depositor will assign to the trustee all the depositor's right, title and interest with respect to the representations and warranties made by each Unaffiliated Seller in respect of the loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases."

Deposits to the Trust Account

     The master servicer or the trustee shall, as to each trust, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

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Pre-Funding Account

     The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the funding period. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. In addition, no more than 50% of the proceeds of the offering of a particular series of securities may be used to fund the pre-funding account.

     Prior to the application of amounts on deposit in a pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See "Description of the Securities -- Deposits to the Trust Account" for a description of the types of eligible investments that may be permitted under the applicable agreements. Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the loans included in the related trust as of the closing date, subject to the exceptions stated in the related prospectus supplement.

     Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3)  all proceeds of

          o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

          o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net

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proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

     (5)  any advances made as described under "--Advances" in this prospectus;

     (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

     (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust.

Payments on Agency Securities

     The agency securities included in a trust will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

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     o    by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

     o    substantial payments of principal on the assets of the trust,

     o low rates then available for reinvestment of payments on assets of the trust,

     o    substantial Realized Losses or

     o    some combination of the foregoing, and

     o    based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

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     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust and other assets included in the related trust. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust that includes residential loans, by the amount of any Realized Losses allocated to the securities.

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     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust included in the trust for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust corresponding to the Realized Loss.

     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

  As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

  On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

     (1) any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

     (2) the amount of cashflows received and the sources thereof for distributions, fees and expenses;

     (3) the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

     (4) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

     (5)  the amount of the distribution, if any, allocable to interest;

     (6) the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

     (7) the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

     (8) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (9) if applicable, the aggregate amount, terms and general purpose of any advances included in this distribution, including the general use of funds advanced and the general source of funds for reimbursements, and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

     (10) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

     (11) the number and aggregate principal balance of any residential loans in the related trust (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

     (12) with respect to any Subsequent Loans, if applicable, the number and aggregate scheduled principal balance of any such loans included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account;

     (13) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

     (14) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (15) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

     (16) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

     (17) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

     (18) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (19) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

     (20) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

     (21) the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

     (22) any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

     (23) delinquency and loss information for the distribution period with respect to the assets in the trust;

     (24) the beginning and ending balances of the trust account, reserve fund or other transaction account and any material account activity during the related period;

     (25) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

     (26) information with respect to material breaches of pool asset representations or warranties or transaction covenants;

     (27) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

     (28) information regarding any changes to the trust assets, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

     (29) the amounts on deposit in any Pre-Funding Account;

     (30) information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional trust assets acquired during a pre-funding or revolving period or in connection with a substitution; and

     (31) with respect to any series of securities as to which the trust includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

     Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking Luxembourg or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuing entity or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuing entity or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Federal Income Tax Consequences" in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no

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obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

     Residential Loans. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and

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


Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuing entity or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuing entity or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

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


     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement

     o    the trust will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust asset.

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


     With respect to a series of securities as to which the trust includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust asset, these amounts will decrease as the assets of the trust amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the

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


master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

     The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

     o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

     o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o    against any specific liability imposed on the master servicer; or

     o    by the terms of the servicing agreement; or

     o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

     o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o    entitled to indemnification by the trust and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

          o any loss, liability, or expense related to any specific residential loan or residential loans,

          o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

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


          o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o    the agreement or the securities;

     o    any Pool Insurance Policy;

     o    any special hazard insurance policy and the Bankruptcy Bond; or

     o    any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

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     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

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


     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses of the trust, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust. Any direction to sell the trust will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust. In the absence of this direction, the trustee may not sell all or any portion of the trust.

Events of Default

     Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

     o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o    any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuing entity or the trustee or trust, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuing entity or the trust in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuing entity or the trust in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the trust; and

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

     o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

          o have made written request to the trustee to institute the proceeding in its own name as trustee; and

          o    have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o    exercise any of the trusts or powers vested in it by the indenture or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

  With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1)  to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust which are required to be distributed on any security without the consent of the holder of the security; or

          (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust asset remaining in the related trust or,

     o the purchase of all of the assets of the trust by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.


                  DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o    advance or discharge

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

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


     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin, rodents, insects or domestic animals,

     o    theft, and,

     o    in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1)  the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

         The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                         DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of

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


which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o    a Pool Insurance Policy;

     o    a special hazard insurance policy;

     o    a Bankruptcy Bond; or

     o    a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

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     o    if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool

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Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure
on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust; or

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     (3)  the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

     o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o    normal wear and tear,

     o    war,

     o    civil insurrection,

     o    certain governmental actions,

     o    errors in design,

     o    faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o    certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1)  the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

          (a) accrued interest at the interest rate to the date of claim settlement and

          (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

          (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

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


          (b)  any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o    Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o    real estate property taxes, if applicable,

     o    property protection and preservation expenses and

     o    foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool

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Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trusts.

Letter of Credit

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

     The related prospectus supplement may specify that the subordination provisions of a trust may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.


                                  DERIVATIVES

     If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

     An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

     A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

     If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

     Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

     If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

     Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

     There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

     If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                 CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trusts--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust also contains:

     (3) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (4) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (5)  Manufactured Housing Contracts evidencing both

          o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

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


          o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o    the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions

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and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In

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order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in

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bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of

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


its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must

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provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale.

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Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;
     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;
     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may

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become liable for the costs of cleaning up a contaminated
site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust.

Foreclosure on Cooperative Shares

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

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     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following

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repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

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


     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from

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


bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

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


Junior Mortgages

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

     Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

     o    the federal Truth-in-Lending Act and Regulation Z,

     o    Real Estate Settlement Procedures Act and Regulation X,

     o    Equal Credit Opportunity Act and Regulation B,

     o    Fair Credit Billing Act,

     o    Fair Credit Reporting Act,

     o    Fair Housing Act, Housing and Community Development Act,

     o    Home Mortgage Disclosure Act,

     o    Federal Trade Commission Act,

     o    Fair Debt Collection Practices Act,

     o    Uniform Consumer Credit Code,

     o    Consumer Credit Protection Act,

     o    Riegle Act,

     o    Depository Institutions Deregulation and Monetary Control Act,

     o    Gramm-Leach-Bliley Act, and o related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o    the disclosures required to be made to borrowers,

     o    licensing of originators of residential loans,

     o    debt collection practices,

     o    origination practices, and

     o    servicing practices.

     These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o    subject the trust to an administrative enforcement action,

     o    provide the borrower with the right to rescind the loan, and

     o    provide the borrower with set-off rights against the trust.

     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

     Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

     o    prohibiting prepayment for a specified period after origination,

     o    prohibiting partial prepayments entirely or

     o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

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


     o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision , referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

     (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other non-federally chartered housing creditors, including without limitation

          o    state-chartered savings and loan associations,

          o    savings banks and mutual savings banks and

          o    mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

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


Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

        (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust to take these actions with respect to the affected residential property; and

        (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES


General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1)    REMIC Securities,

     (2)    Grantor Trust Securities,

     (3)    Partnership Securities, and

     (4)    Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

     General

     Classification of REMICs. When each series of REMIC Securities is issued, McKee Nelson LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust, or each applicable portion of the related trust, will qualify as a REMIC, and

     (2) the REMIC securities offered with respect to the related trust will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

     (i) in exchange for any qualified mortgage within a three-month period after that date; or

     (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

     (i) a mortgage in default or as to which default is reasonably foreseeable;

     (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (iii)  a mortgage that was fraudulently procured by the borrower; and

     (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1) one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

     o    issued on the Startup Day with fixed terms,

     o    designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

     o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

Taxation of Owners of Regular Securities

     General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

     Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1)    the sum of:

            (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

            (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3) the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata

Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount, and

     (2) the interest compounds or is payable at least annually at current values of:

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c) a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

     (1)  within the control of the issuing entity or a related party, or

     (2)  unique to the circumstances of the issuing entity or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1)    a fixed rate, or

     (2)    a variable rate that is:

            (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

            (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

            (c) the weighted average of rates on some or all of the qualified mortgages,

            (d)   the product:

                  i. of a rate in (a) through (c) above and a fixed multiplier, or

                  ii. plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

            (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

            (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

            (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

            (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

     Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1)  on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

     Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

     (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

     Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

     (1)  the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3)  to the extent that the gain does not exceed the excess, if any, of:

          (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

          (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Taxation of Owners of Residual Securities

     Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of

Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2)    all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2)    reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4)    plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

     The REMIC Pool's deductions include:

     (1)  interest and original issue discount expense on the Regular
Securities,

     (2)  servicing fees on the mortgage loans,

     (3)  other administrative expenses of the REMIC Pool, and

     (4)  realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

     Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

     (1)    first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

     A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans.
The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

     (1)  could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Securities.
Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

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     (1)  the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2)  the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1)  "Disqualified Organization" means:

          (a)  the United States,

          (b) any state or political subdivision of the United States or any state,

          (c)  any foreign government,

          (d)  any international organization,

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


          (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

          (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

          (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

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


     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1)  the transferor

          (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

          (b) found that the transferee historically paid its debts as they came due, and

          (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

     (4)  one of the following two tests is satisfied: either

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

          (b)  (i)    the transferee must be a domestic "C" corporation (other
                      than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income:

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

     Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1)  the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

          (b) foreclosure, default, or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3)  the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

     (1)  a default or reasonably foreseeable default,

     (2)  an assumption of the mortgage loan,

     (3)  the waiver of a due-on-sale or due-on-encumbrance clause, or

     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified Reserve Fund by a Residual Securityholder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

     We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

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


     Taxation of Certain Foreign Investors

     Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

     (1)  the certification described above be
provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

     Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1)  the mortgage loans were issued after July 18, 1984, and

     (2) the trust or segregated pool of assets in that trust, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

     o    corporations,

     o    non-calendar year taxpayers,

     o    securities or commodities dealers,

     o    real estate investment trusts,

     o    investment companies,

     o    common trusts,

     o    thrift institutions and

     o    charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

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


The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

Grantor Trusts

     Classification of Grantor Trusts

     With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust.

     Standard Securities

     General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

     (1)  interest at the coupon rate on the mortgage loans,

     (2)  original issue discount, if any,

     (3)  prepayment fees,

     (4)  assumption fees, and

     (5)  late payment charges received by the servicer.

     A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust. However, investors

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who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     Tax Status.  Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

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     Premium. The treatment of premium incurred at the time of the purchase of a
Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

     Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

     Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal

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payments on the obligation would result in treatment of
those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Stripped Securities

     General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1)  the Grantor Trust will be treated as a grantor trust under subpart E,
Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuing entity to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

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


     (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1)  "real estate assets" within the meaning of Code Section 856(c)(5)(B),

     (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

     (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

     Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped

Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     Reporting Requirements and Backup Withholding

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to

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


the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trusts

     Classification of Partnership Trusts

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization of Investments in Partnership Securities and Debt
     Securities

     For federal income tax purposes:

     (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

     Taxation of Holder of Debt Securities

     Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

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     (2)  the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

     (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

     Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

     (2) if a single beneficial owner owns all of the Partnership Securities in a trust, the trust will be ignored for federal income tax purposes and the assets and Debt Securities of the trust will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. We anticipate that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trusts--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust for each Due Period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

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


     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trusts--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trusts--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

     Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trusts--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a

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


portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

     Section 708 Termination. Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust --the "old partnership"-- to a new Partnership Trust --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

     Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     Allocations Between Transferors and Transferees. In general, the Partnership Trust's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust might be reallocated among the holders of Partnership

Securities. The depositor will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust and will report each holder's allocable share of items of Partnership Trust income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2)  as to each beneficial owner:

          (x) the name, address and identification number of the beneficial owner,

          (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

     Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

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


Reportable Transactions

     Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                    STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                    ERISA CONSIDERATIONS

     Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit

Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" under section 3(42) of ERISA include any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of investment by any of the foregoing in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

     In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the issuing entity, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

     Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain statutory and administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and
(b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

     (1)  the underwriter to whom the Exemption was issued,

     (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

     (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

     (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

     (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust in the related trust as of the date of initial issuance of the certificates;

     (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

          (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust to the related trust must represent not more than the fair market value of those obligations; and

          (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

     (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust meet the following requirements:

     (1) the trust must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

     (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

     A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

     (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

          (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust or

          (b)  an affiliate of that person,

     (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

     (3)  the holding of certificates by an ERISA Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

     (1) that the certificates constitute "certificates" for purposes of the Exemption and

     (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

     In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

     Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.


                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to

Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                               PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by HSBC Securities (USA) Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by HSBC Securities (USA) Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If HSBC Securities (USA) Inc. acts as agent in the sale of securities, HSBC Securities (USA) Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that HSBC Securities (USA) Inc. elects to purchase securities as principal, HSBC Securities (USA) Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify HSBC Securities (USA) Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments HSBC Securities (USA) Inc. and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, HSBC Securities (USA) Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, the SEC allows the depositor to "incorporate by reference" all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. These documents include, but are not limited to, the following:

     o    current reports on Form 8-K;

     o    periodic distribution reports on Form 10-D;

     o annual reports on Form 10-K (including reports on assessment of compliance, attestation reports and statements of compliance as described under "The Securities -- Evidence as to Compliance"); and

     o    amendments to any of the reports listed above.


     The submission of the documents and reports identified above will be accomplished by the party specified in the applicable agreement and will be described in the related prospectus supplement.

     We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018, Attention: Norman Chaleff, or by telephone at (212) 525-4010.

     We filed a registration statement (Registration No. 333-[ ]) relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.


                                 LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, Washington, D.C.


                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.


     Static pool information with respect to the sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to a trust will include information, to the extent material, relating to:

     o    payment delinquencies of the mortgage loans;

     o    cumulative losses with respect to the mortgage loans; and

     o    prepayments of the mortgage loans;

in each case presented in periodic increments.

                           STATIC POOL INFORMATION


     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

     Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

     Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.


                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.


                     REPORTS TO SECURITYHOLDERS AND TO THE SEC

     Periodic and annual reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading "Additional Information." For a description of these reports, see "Description of the Securities -- Statements to Holders of Securities."

     Additionally, periodic and annual reports will be filed with the SEC as described above under "Incorporation of Certain Information by Reference." Each trust will be assigned a separate file number by the SEC, which will be provided in the related prospectus supplement. Reports filed with the SEC with respect to a trust will be available under the trust's SEC file number and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC's website, in each case as described above under "Additional Information." In addition, these reports will be available on the website of the party identified in the related prospectus


                                    RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated or

     (3) the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

     The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                             GLOSSARY OF TERMS

     "1986 Act" is the Tax Reform Act of 1986.

     "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

         "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "Available Subordination Amount" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "Bankruptcy Bond" is a bond insuring residential loans which covers

     (1)  certain losses resulting from

          (a)  an extension of the maturity of a residential loan, or

          (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

     (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments

                                       -A-1-
on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "California Military Code" is the California Military and Veterans Code, as amended.

     "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust, can be supported by either:

     (1) the future scheduled payments on the assets of the trust, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust, together with reinvestment earnings on the assets of the trust, if any, at the applicable assumed reinvestment rate; or

     (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Clearstream" is Clearstream Banking Luxembourg.

     "Code" is the Internal Revenue Code of 1986, as amended.

     "Collateral Value" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

          (b)  the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

     "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "Debt Securities" are securities which represent indebtedness of a Partnership Trust for federal income tax purposes.

     "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

                                       -A-2-

     "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "DTC" is The Depository Trust Company.

     "Due Period" is the period of time specified in the related prospectus supplement.

     "Equity Certificates" are certificates, with respect to a series of notes where the issuing entity is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     "Exchange Act" is the Securities Exchange Act of 1934, as amended.

     "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

     "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

      "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

     "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

     "Grantor Trust" is the applicable portion of the related trust which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

     "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

                                       -A-3-

     "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "IRS" is the federal Internal Revenue Service.

     "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1)  new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

     "OTS" means the federal Office of Thrift Supervision.

     "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

                                       -A-4-

     "Partnership Securities" are securities which represent interests in a Partnership Trust.

     "Partnership Trust" is a trust which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

     "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

     "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

                                       -A-5-

     "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" is the Servicemembers Civil Relief Act.

     "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

     "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC Securities" are securities which represent interests in a trust, or a portion of a trust, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

     "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "Residual Securityholder" is a holder of a Residual Security.

     "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the certificates.

     "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

     "SEC" is the U.S. Securities and Exchange Commission.

     "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "Security Owner" is a person who has beneficial ownership interests in a security.

     "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

                                       -A-6-

     "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

     "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

     "Startup Day" is the date the REMIC securities are issued.

     "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "Subsequent Loan" is a loan acquired with funds deposited in a Pre-Funding Account to be established with the trustee, from time to time during the time period specified in the related prospectus supplement.

     "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     "Trust Accounts" are one or more accounts included in each trust established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

     "UCC" is the Uniform Commercial Code in effect in the relevant jurisdiction.

     "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. Person" is

     (1)  A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial

                                       -A-7-
decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

                                       -A-8-

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuing entity of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               o stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               o certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               o certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               o providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

                                       -I-1-

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               o stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               o certifying that the nonqualified intermediary is not acting for its own account,

               o certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               o providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       -I-2-


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